                           Registration No. 333-59399
   >

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                          Pre-Effective Amendment No. 1
                                       to
                                    FORM S-4

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                            LIBERTY BANCSHARES, INC.
  (Exact name of the registrant as specified in its articles of incorporation)


        Missouri                                       6022                                      43-1716068
(State or other jurisdiction of            (Primary Standard Industrial                      (IRS Employer
incorporation or organization)              Classification Code Number)                      Identification Number)


                               1414 East Primrose
                           Springfield, Missouri 65804
                                 (417) 888-3000

      (Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

                                 Gary E. Metzger
                            Liberty Bancshares, Inc.
                               1414 East Primrose
                           Springfield, Missouri 65804
                                 (417) 888-3000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:

 Gary A. Powell                                   James V. Stepleton
 Husch & Eppenberger, LLC                         Husch & Eppenberger, LLC
 750 North Jefferson                              100 North Broadway, Suite 1300
 Springfield, Missouri  65802                     St. Louis, Missouri  63102

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC:


    AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AND THE EFFECTIVE TIME OF THE MERGER DESCRIBED IN THE ENCLOSED PROXY STATEMENT/PROSPECTUS.


     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_] ________________

     If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_] ________________




    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATeS THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

                          NOTICE OF SPECIAL MEETING OF
                    THE SHAREHOLDERS OF SAC RIVER VALLEY BANK

                          TO BE HELD NOVEMBER 10, 1998




To the Shareholders of Sac River Valley Bank:



    This is a notice that a Special Meeting of the Shareholders of Sac River Valley Bank ("Sac River") will be held in the offices of Sac River located at 14 Public Square, Stockton, Missouri on November 10, 1998, at 9:00 a.m., local time, for the following purposes:


    1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger between Liberty Bancshares, Inc. ("Bancshares"), Liberty Bank ("Liberty") and Sac River (the "Merger Agreement"). In the Merger, Sac River will merge with and into Liberty (the "Merger") and Liberty will be the surviving corporation. In the Merger, each issued and outstanding share of common stock of Sac River, par value $30 per share ("Sac River Common Stock"), will be converted into the right to receive from Bancshares cash in the amount of $485.70 (the "Mandatory Per Share Cash Amount") plus, at the election of each shareholder, 35.516 shares of common stock of Bancshares, par value $1 per share (the "Bancshares Common Stock"), or cash in the amount of $1,050 per share or a combination of cash and stock, all as more fully described in the accompanying Proxy Statement-Prospectus.

    2. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.


    Only shareholders of record of Sac River Common Stock at the close of business on September 25, 1998 are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. Approval of the Merger Agreement requires the affirmative vote of the holders of two-thirds of the issued and outstanding shares of Sac River Common Stock. Shareholders of Sac River are entitled to dissent from the Merger and to receive in cash the fair value of their shares, as more fully explained in the accompanying Proxy Statement-Prospectus.


    You are cordially invited to attend the Special Meeting. Whether or not you plan to attend, please complete, date, sign and return the enclosed proxy card to assure that your shares will be represented at the Special Meeting. A prepaid return envelope is enclosed for your convenience. If you attend the Special Meeting, you may vote your shares in person whether or not you have previously submitted a proxy.

By order of the Board of Directors,


Garry L. Robinson

October 10, 1998

                              SAC RIVER VALLEY BANK
                                 PROXY STATEMENT

                            LIBERTY BANCSHARES, INC.
                                   PROSPECTUS


    Sac River Valley Bank, a Missouri banking corporation ("Sac River") is providing this Proxy Statement-Prospectus to its shareholders in connection with the solicitation of proxies by the Sac River Board of Directors for use at a special meeting of the shareholders of Sac River (the "Special Meeting"). The Special Meeting will convene on November 10, 1998, at 9:00 a.m., local time, in the main office of Sac River located at 14 Public Square, Stockton, Missouri, including any adjournment or postponement thereof, for the purpose of considering and voting upon the matters set forth in the preceding Notice of Special Meeting of the Shareholders of Sac River, as more fully described in this Proxy Statement-Prospectus.

    Liberty Bancshares, Inc. ("Bancshares"), has filed a Registration Statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering up to 355,160 shares of common stock of Bancshares, par value $1 per share ("Bancshares Common Stock"), to be issued under the Agreement and Plan of Merger, dated as of June 18, 1998, between Bancshares, Liberty Bank, a Missouri banking corporation ("Liberty"), and Sac River (the "Merger Agreement"). The Merger Agreement provides that, subject to the approval of the holders of shares of common stock of Sac River at the Special Meeting and the satisfaction (or waiver, to the extent that such waiver is permitted by law) of other conditions to closing contained in the Merger Agreement, Sac River will merge with and into Liberty, and Liberty will be the surviving corporation (the "Merger"). In the Merger each issued and outstanding share of common stock of Sac River ("Sac River Common Stock") (other than shares held by persons who do not vote in favor of the Merger and who properly exercise their dissenter's rights by following the procedures required under Missouri Revised Statutes Section 362.730, as amended) shall be converted into the right to receive cash in the amount of $485.70 per share plus, at the election of the shareholder, cash in the amount of $1,050 per share, or 35.516 shares of the common stock of Bancshares, or a combination of the two, as provided in the Merger Agreement. Accompanying this Prospectus/Proxy Statement is the Election Notice on which Sac River shareholders may elect to receive the Optional Per Share Cash Amount, Bancshares Common Stock, or a combination of each. Sac River shareholders may submit the Election Notice to Sac River at any time before the vote on the Merger commences at the Special Meeting. Sac River shareholders may change their election at any time before the commencement of the vote or during any adjournment of the Special Meeting. See "Summary - The Merger" and "THE MERGER - Terms of the Merger." The aggregate value of the cash and stock consideration in the Merger is $15,357,000. After the Merger, the Sac River shareholders will own between 260,450 and 355,160 shares of Bancshares Common Stock, depending upon the number of Sac River shareholders who elect to receive cash rather than shares of Bancshares Common Stock in exchange for their Sac River Common Stock and taking into account the limitation on the aggregate amount of Optional Per Share Cash Amount. Under the Merger Agreement, the total cash payable by Bancshares with respect to the Optional Per Share Cash Amount cannot exceed $2,800,000, less cash paid in lieu of fractional shares. If the total cash payable by Bancshares with respect to the Optional Per Share Cash Amount exceeds $2,800,000, and Sac River cannot persuade enough shareholders to change their election to reduce the total cash payable with respect to the Optional Per Share Cash Amount to $2,800,000, the parties will not be obligated to conclude the Merger. See "RISK FACTORS - Risks Associated with Limit on Optional Per Share Cash Amount," and "The Merger - Terms of the Merger" and "The Merger Conditions to the Merger." This Proxy Statement-Prospectus also constitutes the prospectus of Bancshares filed as part of the Registration Statement. See "AVAILABLE INFORMATION." Sac River will begin mailing this Proxy Statement-Prospectus and accompanying form of proxy to shareholders of Sac River on or about October 10, 1998. IN ADDITION TO THE OTHER INFORMATION CONTAINED HEREIN, SAC RIVER SHAREHOLDERS SHOULD CAREFULLY REVIEW THE "RISK FACTORS" SECTION OF THIS PROXY STATEMENT-PROSPECTUS ON PAGES 8 TO 12.


         THE SECURITIES TO WHICH THIS PROXY STATEMENT-PROSPECTUS RELATES
             HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
          SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
           THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

            THE SHARES OF BANCSHARES COMMON STOCK OFFERED HEREBY ARE
         NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK
                OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE
               FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.
                               ------------------


             The date of this Proxy Statement-Prospectus is October 10, 1998.

Per Share Cash Amount," and "The Merger - Terms of the Merger" and "The Merger Conditions to the Merger." This Proxy Statement-Prospectus also constitutes the prospectus of Bancshares filed as part of the Registration Statement. See "AVAILABLE INFORMATION." Sac River will begin mailing this Proxy Statement-Prospectus and accompanying form of proxy to shareholders of Sac River on or about October 10, 1998. IN ADDITION TO THE OTHER INFORMATION CONTAINED HEREIN, SAC RIVER SHAREHOLDERS SHOULD CAREFULLY REVIEW THE "RISK FACTORS" SECTION OF THIS PROXY STATEMENT-PROSPECTUS ON PAGES 8 TO 12.


         THE SECURITIES TO WHICH THIS PROXY STATEMENT-PROSPECTUS RELATES
             HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
          SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
           THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

            THE SHARES OF BANCSHARES COMMON STOCK OFFERED HEREBY ARE
         NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK
                OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE
               FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.
                               ------------------


             The date of this Proxy Statement-Prospectus is October 10, 1998.

    No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Proxy Statement-Prospectus in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by Bancshares or Sac River. This Proxy Statement-Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom or from whom it is unlawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement-Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Bancshares or Sac River since the date of this Proxy Statement-Prospectus or that information in this Proxy Statement-Prospectus or in the documents incorporated by reference herein is correct as of any time subsequent to the date hereof or the dates thereof.


                              AVAILABLE INFORMATION

    This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

    Bancshares has provided the information in this Proxy Statement-Prospectus about Bancshares and its subsidiary, Liberty, and Sac River has provided the information about itself. At the present time, neither Bancshares or Sac River is a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act"). After the consummation of the Merger, Bancshares will file reports with the Commission for a period of one year as required by Section 15(d) of the Exchange Act.

    Bancshares has filed the Registration Statement with the Commission. This Proxy Statement-Prospectus constitutes a part of the Registration Statement, but does not contain all of the information in the Registration Statement. The Registration Statement, including all exhibits to the Registration Statement, and the reports and other information Bancshares will file with the Commission after the Merger can be inspected and copied at the principal offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, New York, New York 10048, and the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of all materials filed by Bancshares may be obtained from the Commission at its principal office in Washington, D.C., upon payment of the fees prescribed by the Commission. The Commission maintains a World Wide Web site (http://www.sec.gov) that contains all reports, proxy and information statements and all other documents filed electronically with the Commission. Bancshares will file electronically all documents that it is required to file with the Commission.

                                TABLE OF CONTENTS



SUMMARY.........................................................................................................  1
    The Companies...............................................................................................  1
        Bancshares..............................................................................................  1
        Liberty.................................................................................................  1
        Sac River...............................................................................................  1
    The Special Meeting.........................................................................................  2
    The Merger..................................................................................................  2
    Risk Factors................................................................................................  2
    Conditions to the Merger....................................................................................  3
    Voting Rights and Votes Required for Approval...............................................................  4
    Effective Time, Cash Payments, and Exchange of Certificate..................................................  4
    Dissenters' Rights..........................................................................................  4
    Termination.................................................................................................  4
    Recommendation of the Board of Directors of Sac River.......................................................  5
    Federal Income Tax Consequences.............................................................................  5
    Regulatory Matters..........................................................................................  5
    Management of Sac River and Liberty Following Consummation of Merger........................................  5
    Certain Relationships and Related Stock Ownership...........................................................  6
    Comparison of Shareholders' Rights..........................................................................  6
    Accounting Treatment of the Merger..........................................................................  6
    Selected Consolidated Financial Data of Bancshares..........................................................  6
    Selected Financial Data of Sac River........................................................................  7
    Historical and Pro Forma Comparative Per Share Data.........................................................  8

RISK FACTORS....................................................................................................  9
    Lack of Trading Market......................................................................................  9
    Risks Associated with Limit on Optional Per Share Amount....................................................  9
    Risks Associated with Commercial Real Estate, Business and Construction Loans...............................  9
    Risks Related to Geographic Concentration of Lending Operations............................................. 10
    Effect of Changes in Interest Rates......................................................................... 11
    Asset Quality............................................................................................... 10
    Risks Associated with Certificates of Deposit............................................................... 12


    Year 2000................................................................................................... 13
    Risk Associated with Merger................................................................................. 13
    Competition................................................................................................. 14
    Laws and Regulations........................................................................................ 14
    Dependence Upon Key Personnel............................................................................... 14

THE SPECIAL MEETING............................................................................................. 14
    Introduction................................................................................................ 14
    Purpose..................................................................................................... 15
    Record Date................................................................................................. 15
    Votes Required.............................................................................................. 15
    Voting and Revocation of Proxies............................................................................ 16
    Solicitation of Proxies..................................................................................... 16

THE MERGER...................................................................................................... 17
    Background of the Merger.................................................................................... 17
    Reasons of the Board of Directors of Sac River for Approving the Merger..................................... 18
    Recommendation of the Board of Directors of Sac River....................................................... 20
    Reasons of the Boards of Directors of Bancshares and Liberty for Approving the Merger....................... 20
    Terms of the Merger......................................................................................... 20
    Dissenters' Rights.......................................................................................... 21
    Effective Time of the Merger................................................................................ 21
    Surrender of Sac River Common Stock Certificates and Payment................................................ 21
    Conditions to the Merger.................................................................................... 21
    Conduct of Business Pending the Merger...................................................................... 25
    Waiver and Amendment........................................................................................ 25
    Termination................................................................................................. 25
    Expenses.................................................................................................... 26
    Effect on Employee Benefit Plans............................................................................ 26
    Bank Regulatory Matters..................................................................................... 30
    Summary of the Federal Income Tax Consequences of the Merger................................................ 32
    Resales of Bancshares Common Stock Issued in the Merger..................................................... 33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................................................................. 34
    Related Stock Ownership..................................................................................... 34
    Loan Participation.......................................................................................... 34
    Legal Counsel............................................................................................... 35
    Directors of Bancshares..................................................................................... 35

DISSENTERS' RIGHTS OF HOLDERS OF SAC RIVER COMMON STOCK......................................................... 35

DESCRIPTION OF BANCSHARES COMMON STOCK.......................................................................... 36

COMPARISON OF SHAREHOLDER RIGHTS................................................................................ 36
    Capital Stock............................................................................................... 37
    Preemptive Rights........................................................................................... 37
    Voting Rights of Capital Stock.............................................................................. 37
    Board of Directors.......................................................................................... 37


    Cumulative Voting........................................................................................... 38
    Removal of Directors........................................................................................ 38
    Filling of Vacancies on the Board of Directors and Newly Created Directorships.............................. 38
    Call of Special Meetings of Shareholders.................................................................... 38
    Amendments to Articles of Agreement or Articles of Incorporation............................................ 39
    Amendments to By-laws....................................................................................... 39

INDEMNIFICATION OF BANCSHARES' AND LIBERTY'S DIRECTORS AND OFFICERS............................................. 39

BUSINESS OF BANCSHARES.......................................................................................... 39
    General..................................................................................................... 39
    Employees................................................................................................... 40
    Description of Liberty's Property........................................................................... 40
    Competition................................................................................................. 40
    Regulation and Supervision of Bancshares.................................................................... 40
    Regulation and Supervision of Liberty....................................................................... 40
    Dividends................................................................................................... 41

DIRECTORS AND EXECUTIVE OFFICERS OF BANCSHARES.................................................................. 42

SECURITY OWNERSHIP OF BANCSHARES' AND LIBERTY'S MANAGEMENT...................................................... 44

PRINCIPAL SHAREHOLDERS OF BANCSHARES............................................................................ 45

COMPENSATION OF BANCSHARES' MANAGEMENT.......................................................................... 45
    Executive Compensation...................................................................................... 45
    Fiscal Year End Options..................................................................................... 46
    Compensation of Directors and Committees of the Board of Directors.......................................... 47

BANCSHARES' LEGAL PROCEEDINGS................................................................................... 47

BANCSHARES' MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS............................................ 47

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF BANCSHARES....................................................... 48

MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS
OF OPERATIONS OF LIBERTY BANCSHARES............................................................................. 50
    RESULTS OF OPERATIONS....................................................................................... 50
        General................................................................................................. 50
    FINANCIAL CONDITION......................................................................................... 51
        Total Assets............................................................................................ 51
        Net Loans............................................................................................... 51
        Investment Securities................................................................................... 51
        Deposits................................................................................................ 51
        Short-term Borrowings................................................................................... 51
        Stockholders Equity..................................................................................... 52
    RESULTS OF OPERATIONS....................................................................................... 52
        Net Income.............................................................................................. 52
        Interest Income......................................................................................... 52
        Interest Expense........................................................................................ 52
        Noninterest Income and Expense.......................................................................... 53

        Net Interest Income..................................................................................... 53
        Investment Securities Portfolio Analysis................................................................ 56
        Loan Portfolio.......................................................................................... 57
        Risk Elements of Loan Portfolio......................................................................... 59
        Provision for Loan Losses............................................................................... 60
        Allowance for Loan Losses............................................................................... 62
        Deposits................................................................................................ 62
        Return on Equity and Assets............................................................................. 64
        Short-Term Borrowings................................................................................... 64
        Liquidity and Capital Resources......................................................................... 65
        Year 2000............................................................................................... 66
        Interest Rate Sensitivity............................................................................... 67
        Capital Adequacy........................................................................................ 69
        Impact of Recently Issued Accounting Standards.......................................................... 69
        Effect of Economic Conditions........................................................................... 70

BUSINESS OF SAC RIVER........................................................................................... 70

        General ................................................................................................ 70
        Employees............................................................................................... 70


    Description of Sac River's Property......................................................................... 71
    Competition................................................................................................. 71
    Regulation and Supervision of Sac River..................................................................... 71
    Dividends................................................................................................... 71

INDEMNIFICATION OF SAC RIVER'S OFFICERS AND DIRECTORS........................................................... 72

DIRECTORS AND EXECUTIVE OFFICERS OF SAC RIVER................................................................... 72
    Certain Business Relationships.............................................................................. 73

SECURITY OWNERSHIP OF SAC RIVER'S MANAGEMENT.................................................................... 74

PRINCIPAL SHAREHOLDERS OF SAC RIVER............................................................................. 75

COMPENSATION OF SAC RIVER'S MANAGEMENT.......................................................................... 76
    Executive Compensation...................................................................................... 76
    Compensation of Directors................................................................................... 77

SAC RIVER'S LEGAL PROCEEDINGS................................................................................... 77

SAC RIVER'S MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS............................................ 77

SELECTED FINANCIAL INFORMATION.................................................................................. 77

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS OF SAC RIVER...................................................................................... 80
    General..................................................................................................... 80
    FINANCIAL CONDITION......................................................................................... 80
        Total Assets............................................................................................ 80
        Net Loans............................................................................................... 80
        Investment Securities................................................................................... 80
        Deposits................................................................................................ 81
        Short-term Borrowings................................................................................... 81
        Stockholders' Equity.................................................................................... 81
    RESULTS OF OPERATIONS....................................................................................... 81
        Net Income.............................................................................................. 81
        Interest Income......................................................................................... 81
        Noninterest Income and Expense.......................................................................... 82
        Net Interest Income..................................................................................... 82
        Investment Securities Portfolio Analysis................................................................ 84
        Loan Portfolio.......................................................................................... 86
        Risk Elements of Loan Portfolio......................................................................... 88

        Provision for Loan Losses............................................................................... 89
        Allowance for Loan Losses............................................................................... 90
        Deposits................................................................................................ 91
        Return on Equity and Assets............................................................................. 92
        Short-Term Borrowings................................................................................... 92
        Liquidity and Capital Resources......................................................................... 93
        Year 2000............................................................................................... 94
        Interest Rate Sensitivity............................................................................... 96
        Capital Adequacy........................................................................................ 97
        Impact of Recently Issued Accounting Standards.......................................................... 98
        Effect of Economic Conditions........................................................................... 98

ADJOURNMENT OF SPECIAL MEETING.................................................................................. 99

LEGAL OPINIONS.................................................................................................. 99

INDEX TO FINANCIAL STATEMENTS...................................................................................101

GLOSSARY OF TERMS...............................................................................................103

INDEX TO APPENDICES.............................................................................................105

                                     SUMMARY


         This Summary contains a brief summary of certain information contained elsewhere in this Proxy Statement-Prospectus. This summary does not contain a complete statement of that information or of all material aspects of the Merger. Sac River shareholders should read this Proxy Statement-Prospectus in conjunction with the detailed information and financial statements in this Proxy Statement-Prospectus. Consult the Glossary for the definitions of certain capitalized terms used in this summary and elsewhere in this Proxy Statement-Prospectus.

         All information contained in this Proxy Statement-Prospectus about Bancshares Common Stock gives effect to a ten-for-one stock split of Bancshares Common Stock that became effective June 17, 1998.

THE COMPANIES


         BANCSHARES. Bancshares is a Missouri corporation organized in 1995. Bancshares owns all the outstanding capital stock of Liberty. At June 30, 1998, Bancshares had consolidated total assets of $111.5 million and stockholders' equity of $6.3 million. Bancshares' maintains its executive offices at 1414 East Primrose, Springfield, Missouri 65804, and its telephone number is (417) 888-3000. The only subsidiary and principal asset of Bancshares is Liberty. Bancshares, through its ownership of Liberty, engages in commercial banking and related businesses and its sole source of earnings is income generated by Liberty. As a bank holding company, Bancshares is subject to regulation by the Board of Governors of the Federal Reserve System (the "FRS Board"). Bancshares' articles of incorporation authorize it to issue up to 5,000,000 shares of Common Stock, $1 par value per share, of which 511,090 shares were issued and outstanding as of June 30, 1998. There are 36 holders of the outstanding shares of Bancshares Common Stock.


         LIBERTY. Liberty is a Missouri banking corporation organized in 1995. Liberty maintains its executive offices at 1414 East Primrose, Springfield, Missouri 65804 and its telephone number is (417) 888-3000. Liberty engages in commercial banking and related businesses. Liberty has no subsidiaries. Liberty derives most of its income from the interest and fees earned in connection with lending activities and interest and dividends from investment securities and short-term investments. The Federal Deposit Insurance Corporation ("FDIC") insures Liberty's deposits to the extent permitted by law. The Missouri Division of Finance ("Division of Finance") and the FDIC share regulatory oversight of Liberty.


         SAC RIVER. Sac River is a Missouri banking corporation organized in 1912. At June 30, 1998, Sac River had total assets of $90.9 million and stockholders' equity of $11.2 million. Sac River maintains its executive offices at 14 Public Square, Stockton, Missouri 65785, and its telephone number is (417) 276-3115. Sac River engages in commercial banking and related businesses. Sac River has no subsidiaries. Sac River derives most of its income from interest and fees earned in connection with lending activities and interest and dividends from investment securities and short-term investments. The FDIC insures Sac River's deposits to the extent permitted by law. Sac River is a member of the Federal Reserve System (the "FRS"). The FDIC, FRS and the Division of Finance share regulatory oversight of Sac River. Sac River's articles of association authorize the issuance of up to 10,000 shares of Common Stock, $30 par value per share, of which all 10,000 shares are issued and outstanding. There are approximately 100 shareholders of Sac River.

THE SPECIAL MEETING


         Sac River will hold the Special Meeting at its main office located at 14 Public Square, Stockton, Missouri on November 10, 1998, at 9:00 a.m., local time, for the purpose of considering and voting upon the Merger Agreement. Only holders of record of Sac River Common Stock at the close of business on September 25, 1998 (the "Record Date") will receive notice of, and may vote at, the Special Meeting. As of the Record Date, 10,000 shares of Sac River Common Stock were issued and outstanding. See "THE SPECIAL MEETING - Introduction; Purpose; Record Date; Votes Required."


THE MERGER

         The Merger Agreement provides for the merger of Sac River with Liberty. Liberty will be the surviving corporation. The separate existence of Sac River will cease after the Merger.


         Except as described under "THE MERGER - Terms of the Merger," upon consummation of the Merger, each outstanding share of Sac River Common Stock will be converted into the right to receive from Bancshares cash in the amount of Four Hundred Eighty-Five Dollars and 70/100 ($485.70) per share (the "Mandatory Per Share Cash Amount") plus, at the election of the shareholder, cash in the amount of $1,050 per share or Bancshares Common Stock at a conversion ratio of 35.516 shares of Bancshares Common Stock for each share of Sac River Common Stock. Sac River shareholders can also elect to receive cash for some of their shares of Sac River Common Stock and Bancshares Common Stock for the balance. If a shareholder fails to make an election, all of the Sac River Common Stock held by the shareholder will be exchanged for Bancshares Common Stock. Bancshares' payment of the Mandatory Per Share cash amount requires approval by the FRS Board. See "THE MERGER-Terms of the Merger," and "THE MERGER - Certain Federal Income Tax Consequences of the Merger."

         Sac River shareholders may make their election by completing and returning to Sac River the "Election Notice" that accompanies this Prospectus/Proxy Statement, which they may return by mail or delivery to Sac River at any time before the commencement of the vote on the Merger at the Special Meeting. Sac River shareholders may change their Election Notice at any time before the commencement of the Merger vote at the Special Meeting or during any adjournment of the Special Meeting by delivering a new Election Notice to Sac River. For additional information about the Election Notice, see "THE MERGER" - Terms of the Merger."


RISK FACTORS

         There are certain risks associated with the proposed Merger as more fully described in the section of this Proxy Statement-Prospectus entitled "RISK FACTORS." These risks include the lack of any established trading market for Bancshares Common Stock and the risks associated with Sac River's and Liberty's commercial lending activities. There is also no established public trading market for the shares of Sac River Common Stock. To the knowledge of the management of Bancshares, the most recent trade involving shares of the Bancshares Common Stock occurred in February 1997. To the knowledge of the management of Sac River, the most recent trade involving shares of the Sac River Common Stock occurred in February 1998. Due to the lack of an active trading market for the shares of Bancshares, the shareholders of Sac River may be unable to resell the shares of Bancshares Common Stock to be issued in the Merger. Affiliates of Sac River and Bancshares will be subject to additional limitations on resales of Bancshares Common Stock. See "THE MERGER-Resales of Bancshares Common Stock Issued in the Merger."

CONDITIONS TO THE MERGER

         The parties' mutual obligations to consummate the Merger are subject to the satisfaction (or waiver, to the extent permitted by law) of various conditions set forth in the Merger Agreement, including:

         (i) approval of the transactions contemplated by the Merger Agreement by the FRS Board, the Division of Finance and FDIC upon terms and conditions that are reasonably satisfactory to Sac River and Bancshares,

         (ii) the Sac River shareholders' approval of the Merger Agreement at the Special Meeting,

         (iii) the S-4 becoming effective under the Securities Act of 1933,

         (iv) receipt of a tax opinion of Husch and Eppenberger, LLC, in a form satisfactory to Sac River that the Merger will be treated as a reorganization for federal tax purposes, and

         (v) no injunctions or restraints issued by any court preventing the Merger are in effect.

         The obligation of Sac River to consummate the Merger is subject to the conditions, among others, that:

         (i) the representations and warranties made by Bancshares in the Merger Agreement are true and correct,

         (ii)     Bancshares has received all necessary consents to the Merger,

         (iii) there has been no material adverse change in Bancshares' business, and

         (iv) Sac River reasonably believes that the Merger will qualify as one or more reorganizations for federal tax purposes.

         The obligation of Bancshares to consummate the Merger is subject to the conditions, among others, that:

         (i)      the representations and warranties made by Sac River in the
                  Merger Agreement are true   and correct,

         (ii)     Sac River has received all necessary consents to the Merger,

         (iii) there has been no material adverse change in Sac River's business,

         (iv) no material action shall be pending against Bancshares, Liberty or Sac River, and

         (v) the total cash paid out by Bancshares to Sac River's shareholders shall not exceed $7,657,000, with the aggregate Optional Per Share Cash Amount not to exceed $2,800,000, less cash paid in lieu of fractional shares.


         Sac River and Bancshares cannot provide assurances about when or whether all of the conditions precedent to the Merger can or will be satisfied or waived by the party permitted to waive such conditions. See "THE MERGER Terms of the Merger."

VOTING RIGHTS AND VOTES REQUIRED FOR APPROVAL

         The holders of two-thirds of the outstanding shares of Sac River Common Stock must approve the Merger. Each share of Sac River Common Stock has one vote on the Merger.

EFFECTIVE TIME, CASH PAYMENTS, AND EXCHANGE OF CERTIFICATES

         The Merger will be effective (the "Effective Time") as soon as the Merger Agreement is filed with the Division of Finance, which will occur after all of the conditions to the Merger have been met. After the Effective Time, Bancshares' exchange agent will mail all Sac River shareholders instructions for exchanging their stock certificates for Bancshares Stock Certificates and/or cash payment, depending on their election under the Merger Agreement. See "THE MERGER - Effective Time," and THE MERGER - Surrender of Sac River Common Stock Certificates and Payment."

DISSENTERs' RIGHTS


         If the parties conclude the Merger, holders of Sac River Common Stock will have dissenters' rights, if they comply with certain statutory procedures. If a Sac River shareholder fails to take all required steps in a timely manner for the exercise of dissenters' rights, he or she may lose or waive those rights. To exercise dissenter's rights, a holder of Sac River Common Stock must take the following actions: (i) not vote in favor of the Merger Agreement at the Special Meeting, and (ii) within 60 days of the effective date of the Merger, petition the Circuit Court in Greene County, Missouri, for the appointment of appraisers to value the holder's stock. A copy of Missouri Revised Statute
Section 362.730, setting forth the procedures for exercising dissenters' rights appears as Appendix C. See "THE MERGER - Conditions to the Merger" and "DISSENTERS' RIGHTS OF HOLDERS OF SAC RIVER COMMON STOCK."


TERMINATION

         The Merger may be terminated, among other reasons,

         (i) by mutual consent of the Board of Directors of Bancshares and the Board of Directors of Sac River,

         (ii)     if Sac River shareholders do not approve the Merger,

         (iii) if the FRS Board, Division of Finance or FDIC denies approval of the Merger,

         (iv) if any permanent injunction preventing the Merger becomes final and nonappealable, or

         (v) if there is a material breach of the representations and warranties of Sac River or Bancshares.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF SAC RIVER

         The Board of Directors of Sac River has unanimously approved the Merger Agreement and the Merger. The Board of Directors of Sac River believes that the Merger is fair and in the best interests of the shareholders of Sac River and recommends a vote FOR the approval of the Merger. For a discussion of the factors considered by the Board of Directors of Sac River in reaching its conclusions, see "THE MERGER - Reasons of the Board of Directors of Sac River for Approving the Merger; Recommendation of the Board of Directors of Sac River."


FEDERAL INCOME TAX CONSEQUENCES


         The consummation of the Merger is conditioned upon, among other things, the opinion of Husch & Eppenberger, LLC, counsel to Bancshares and Liberty, that the Merger will qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, for federal income tax purposes. Based on that opinion, the principal federal income tax results of the Merger will be as follows: (1) neither Sac River, Liberty, nor Bancshares will recognize gain or loss as a result of the Merger; and (2) no Sac River shareholder will recognize any gain or loss (other than gain with respect to cash received in the Merger) upon the exchange of their Sac River Common Stock for Bancshares Common Stock. However, the federal income tax considerations related to the Merger may be different for particular types of Sac River shareholders or in light of each Sac River shareholder's particular circumstances. Consequently, Sac River shareholders are urged to consult their own tax advisers concerning the federal income tax considerations that may be relevant to them in connection with the Merger, and in particular the character of the income recognized upon the receipt of cash in the Merger, as well as the application to them of any state, local, foreign, or other tax laws. See "THE MERGER - Certain Federal Income Tax Considerations."

REGULATORY MATTERS

         The FRS Board, the Division of Finance and the FDIC must approve the Merger. Sac River and Bancshares do not have to conclude the Merger if the terms and conditions of these regulatory approvals are not reasonably satisfactory to them. See "THE MERGER - Regulatory Approvals."

MANAGEMENT OF SAC RIVER AND LIBERTY FOLLOWING CONSUMMATION OF MERGER

         After the consummation of the Merger, all of the existing directors of Sac River and Bancshares will be directors of Bancshares. The existing officers of Liberty will continue in their present positions and the officers of Sac River will become officers of Liberty. In addition, Garry L. Robinson will serve as the Executive Vice-President of Liberty and the Executive Vice-President of Bancshares.

CERTAIN RELATIONSHIPS AND RELATED STOCK OWNERSHIP

         No directors, officers, or principal shareholders of Sac River own shares of Bancshares Common Stock. Richard A. Pendleton, a director of Liberty and Bancshares, is co-trustee of the Anise C. Brasher Revocable Trust U/T/A dated August 1, 1995, which owns shares of Sac River Common Stock. No other directors, officers or principal shareholders of Bancshares own shares of Sac River Common Stock. Sac River has made loans to certain directors of Bancshares in the ordinary course of Sac River's business. Sac River has also purchased participations in loans originated by Liberty. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-Directors of Bancshares, Loan Participation."

COMPARISON OF SHAREHOLDERS' RIGHTS

         Bancshares is a corporation organized under the laws of the State of Missouri, and Chapter 351 of the Missouri Revised Statutes, the Articles of Incorporation of Bancshares, and the by-laws of Bancshares govern the rights of Bancshares shareholders. Sac River is a state chartered banking corporation organized under Missouri Revised Statutes Chapter 362, and that statutory section, the Articles of Association of Sac River, and the by-laws of Sac River govern the rights of Sac River shareholders. There are relatively few differences in shareholder rights for shareholders of Bancshares and Sac River under the governing Missouri statutes. See "COMPARISON OF SHAREHOLDER RIGHTS."

ACCOUNTING TREATMENT OF THE MERGER

         Under generally accepted accounting principles, the Merger will be treated as a purchase by Bancshares. See "THE MERGER - Accounting Treatment."

SELECTED CONSOLIDATED FINANCIAL DATA OF BANCSHARES


         The following table sets forth, on an historical basis, certain selected consolidated financial data for Bancshares. Shareholders should read this data in conjunction with the audited consolidated financial statements of Bancshares and the related notes for the years ended December 31, 1997, and 1996, and the initial period from October 27, 1995, to December 31, 1995, and the unaudited financial statements of Bancshares for the six months ended June 30, 1998, and 1997, all of which appear in this Proxy Statement-Prospectus and which are the source of this data. See "INDEX TO FINANCIAL STATEMENTS."

                                                                                                                 65 Days
                                                   SIX MONTHS                        Fiscal Year                  Ended
                                                 ENDED JUNE 30                      Ended December               December
                                                                                          31                        31
                                                                                                            ------------------
                                          ----------------------------       ----------------------------
                                            1998         1997                  1997         1996                   1995
                                          ----------------------------       ----------------------------   ------------------
                                                              (Dollars in thousands, except for per share data)
Net Interest Income                       $1,591        $699                  $1,817       $709                   $157
Provision for Loan Losses                    227          72                     447         71                      6
Noninterest Income                           171          70                     201         47                      1
Noninterest Expense                        1,097         476                   1,288        552                    137
Provision for Income Taxes                   146          83                     117         39                      4
Net Income                                   293         138                     166         94                     11
Earnings Per Common Share                    .60         .41                     .42        .27                    .03
Dividends Declared per Common Share           --          --                      --         --                     --
Average Total Assets                      93,780      39,654                  53,172     20,072                 10,501



SELECTED FINANCIAL DATA OF SAC RIVER


         The following table sets forth, on an historical basis, certain selected consolidated financial data for Sac River. Sac River shareholders should read this data in conjunction with, the audited financial statements and related notes thereto of Sac River for the fiscal years ended December 31, 1997, and 1996, and the unaudited financial statements for the six months ended June 30, 1998, and 1997, all of which appear in this Proxy Statement-Prospectus and which are the source of data presented below. Data for the fiscal years ended December 31, 1995, 1994 and 1993 is based upon the unaudited financial statements of Sac River for those periods. See "INDEX TO FINANCIAL STATEMENTS."

                                          SIX MONTHS ENDED
                                               JUNE 30                                      Year Ended December 31
                                    -----------------------------    ------------------------------------------------------------
                                      1998           1997              1997           1996        1995          1994       1993
                                    -----------------------------    ------------------------------------------------------------
                                                                 (Dollars in thousands, except per share data)
Net Interest Income                   1,841          1,827              3,707          3,514       3,202         3,078       3,205
Provision for Loan Losses                --             30                 30             70          50            10         130
Noninterest Income                      205            150                303            277         248           273         274
Noninterest Expense                     750            723              1,606          1,296       1,289         1,375       1,265
Provision for Income Taxes              469            433                791            799         667           444         658
Net Income                              827            791              1,584          1,626       1,446         1,522       1,426
Earnings Per Common Share             82.72          79.08             158.37         162.61      144.56        152.25      142.60
Dividends Declared Per
  Common Share                          --             --                  80             80          80            80          80

Average Total Assets                97,506        92,695              96,384         87,969      77,479        70,747       69,817


HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA


         The following table sets forth per share data of Bancshares and Sac River on both a historical basis and on a pro forma basis. Sac River shareholders should read this table in conjunction with the historical consolidated financial statements and notes thereto for Bancshares and Sac River contained in this Proxy Statement-Prospectus. Pro forma combined and equivalent pro forma per share data reflect the combined results of Bancshares and Sac River presented as though they were one company for all periods shown. Equivalent pro forma per share amounts are calculated by multiplying the pro forma income per share and the pro forma book value per share of Bancshares by the exchange ratio so that such per share amounts are equated to the respective values for one share of Sac River. The pro forma amounts do not include adjustments for estimated operating efficiencies or revenue enhancements, if any, resulting from the Merger. The following pro forma and equivalent pro forma information is based on the Exchange Ratio of 35.516 shares of Bancshares Common Stock for each share of Sac River Common Stock. The equivalent pro forma data does not include cash of $485.70 per share that will be received for each share of Sac River Common Stock outstanding.






                                                                        HISTORICAL                                 EQUIVALENT
                                                                                                                   PRO FORMA
                                                 --------------------------------------------------------      ------------------
                                                       LIBERTY
                                                     BANCSHARES        SAC RIVER         PRO FORMA              SAC RIVER
Basic Net Income Per Common Equivalent
Share
    Twelve Months Ended:
    December 31, 1997...........................         .42             158.37             1.77                 14.99
    Six Months Ended:
    June 30, 1998...............................         .60              82.72             1.08                 21.24
Cash Dividends paid per share
    Twelve Months Ended:
    December 31, 1997...........................          --                 80             1.07                    --
    Six Months Ended:
    June 30, 1998...............................          --                 40             0.47                    --


                                                                                                              EQUIVALENT
                                                                                                                  PRO
                                                                        HISTORICAL                               FORMA
                                                       -------------------------------------------            ----------
                                                        LIBERTY
                                                       BANCSHARES     SAC RIVERS         PRO FORMA            SAC RIVERS
                                                       ----------     ----------         ---------            ----------
Book value per common share at:
    December 31, 1997...........................       11.24           1,113.99            15.73                399.20
    June 30, 1998...............................       12.37           1,115.90            16.00                430.90



                                                  RISK FACTORS

LACK OF TRADING MARKET

         There is no established public trading market for the shares of Bancshares Common Stock or Sac River Common Stock. Before the Effective Time of the Merger, the sale or exchange of Bancshares Common Stock has been and until the Merger is effective will be substantially restricted by the terms of a Stock Purchase Agreement entered into by Bancshares' shareholders on May 1, 1995. To the knowledge of Bancshares's management, the most recent trade involving shares of Bancshares Common Stock occurred in February 1997 at a price of $10.78 per share. To the knowledge of Sac River's management, the most recent trade involving shares of Sac River Common Stock occurred in February 1998 at a price of $1,400 per share (in a transaction between a Sac River director and a Bancshares director with knowledge of the possible Merger). Earlier transactions in Sac River Common Stock have been at prices under $1,000 per share. Since there is no active trading market for the shares of Bancshares, the shareholders of Sac River may be unable to resell the shares of Bancshares Common Stock to be issued in the Merger. Additional restrictions on resale will apply to affiliates of Sac River and Bancshares. See "THE MERGER-Resales of Bancshares Common Stock Issued in the Merger."



RISKS ASSOCIATED WITH LIMIT ON OPTIONAL PER SHARE AMOUNT


         There is a possibility that Sac River shareholders will not receive all of the cash that he or she actually elects or that the Merger will not be consummated. Under the Merger Agreement, each shareholder of Sac River will receive $485.70 per share of Sac River Common Stock, plus at the election of the shareholder, cash in the amount of $1,050 per share (the "Optional Per Share Cash Amount"), the right to receive 35.516 shares of Bancshares Common Stock, or a combination of cash and shares. The total cash payable by Bancshares as the Optional Per Share Amount to all shareholders of Sac River cannot exceed $2,800,000 less cash distributed in lieu of fractional shares. This limitation is necessary to permit the tax free treatment of the exchange of shares of Sac River Common Stock for shares of Bancshares Common Stock. See "The Merger-Federal Income Tax Consequences of the Merger." If enough Sac River shareholders elect to receive the Optional Per Share Cash Amount so that the total cash payable by Bancshares with respect to the Optional Per Share Cash Amount exceeds $2,800,000, Sac River will attempt to have shareholders change their election. If enough shareholders do not change their election to reduce the total cash payable by Bancshares as to the Optional Per Share Cash Amount to $2,800,000 (less cash paid in lieu of fractional shares), the parties do not have an obligation to consummate the Merger. See "The Merger - Terms of the Merger" and "The Merger - Conditions to the Merger."


RISKS ASSOCIATED WITH COMMERCIAL REAL ESTATE, BUSINESS AND CONSTRUCTION LOANS

         The operations of Sac River and Liberty include funding commercial real estate, business, and construction loans. Commercial real estate and commercial lending involve significant additional risks compared with one-to-four family residential mortgage lending, and therefore, for many banks account for a disproportionate share of delinquent loans and real estate owned through foreclosure. These kinds of loans generally involve a larger loan balance to single borrowers or groups of related borrowers than does residential lending, and repayment of the loan depends in part on the underlying business and financial condition of the borrower and is more susceptible to adverse future developments. If the cash flow from an income-producing property is reduced (for example, because leases are not obtained or renewed), the borrower's ability to repay the loan may be materially impaired. These risks can be significantly affected by considerations of supply and demand in the market for office, manufacturing, and retail space and by general economic conditions. As a result, commercial real estate and business loans are likely to be subject, to a greater extent than residential property loans, to adverse conditions in the economy generally.

         Construction loans are, in general, subject to the same risks as commercial real estate loans, but involve additional risks due to uncertainties inherent in estimating construction costs, delays arising from labor problems, shortages of material, uncertain marketability of a completed project and other unpredictable contingencies that make it relatively difficult to determine accurately the total loan funds required to complete a project or the value of the completed project. Banks advance construction loan funds on the security of the project under construction, which is of uncertain value prior to the completion of construction. When a construction project encounters cost overruns, marketing or other problems, it may become necessary, in order to sustain the project and to preserve collateral values, for the lender to advance additional funds and to extend the maturity of its loan. In a declining market, there is no assurance that this strategy will successfully enable the lender to recover outstanding loan amounts and interest due. Moreover, foreclosing on such properties results in administrative expense and substantial delays in recovery of outstanding loan amounts and provides no assurance that the lender will recover all monies due to it, either by developing the property (subject to regulatory limitations and to the attendant risks of development) or by selling the property to another developer.


         As of June 30, 1998, Sac River's gross loan portfolio totaled $64.9 million, or 71.4% of assets, of which $16.1 million, or 24.8%, consisted of one-to-four family residential mortgages, $34.8 million, or 53.6%, consisted of commercial real estate loans, $6.6 million, or 10.2%, consisted of non-agricultural business loans, $3.3 million, or 5.0%, consisted of agricultural loans, and $4.1 million, or 6.4%, consisted of consumer loans. As of June 30, 1998, Liberty's gross loan portfolio totaled $79.9 million, or 71.7 of assets, of which $13.8 million, or 17.3%, consisted of residential real estate loans, $16.2 million, or 20.2%, consisted of non-agricultural business loans, $38.6 million, or 48.3%, consisted of commercial real estate loans, $10.8 million, or 13.5%, consisted of consumer loans and $0.5 million, or 0.6% consisted of agricultural loans. See "Management's Discussion and Analysis of Consolidated Financial Conditions and Results of Operations of Liberty Bancshares - Loan Portfolio" and "Management's Discussion and Analysis of Consolidated Financial Conditions and Results of Operations of Sac River - Loan Portfolio."


RISKS RELATED TO GEOGRAPHIC CONCENTRATION OF LENDING OPERATIONS

         Liberty's and Sac River's lending operations are concentrated primarily in southwestern Missouri. As a result, the post-merger financial condition and results of Liberty's operations will reflect the effects of changes in the business cycle and downturns in the economy of the region, as well as the state and the nation. In an economic downturn, banks tend to experience a run-off in deposits. If economic conditions worsen after the Merger, Liberty may not be able to originate the same volume of high quality loans. See "Business of Sac River - Competition" and "Business of Liberty - Competition."

EFFECT OF CHANGES IN INTEREST RATES

         Bancshares' operating results after the Merger will depend to a large extent on Liberty's net interest income, which is the difference between its interest income on interest-earning assets and its interest expense on interest-bearing liabilities. Rapid changes in interest rates may adversely affect Liberty's net interest income. Interest rates are highly sensitive to many factors, including governmental monetary policies and domestic and international economic and political conditions. Conditions such as inflation, recession, unemployment, money supply, international economic difficulties, and other factors beyond Bancshares' control may also affect interest rates.

         Interest rate risk arises from mismatches (i.e. the interest sensitivity gap) between repricing or maturity characteristics of assets and liabilities and may be measured in terms of the ratio of the cumulative interest sensitivity gap to total assets. More assets repricing or maturing than liabilities over a given time frame is considered asset-sensitive and is reflected as a positive gap, and more liabilities repricing or maturing than assets over a given time frame than is considered liability-sensitive and is reflected as a negative gap. An asset-sensitive position (i.e., a positive gap) will generally enhance earnings in a rising interest rate environment and negatively impact earnings in a falling interest rate environment, while a liability-sensitive position (i.e., a negative gap) will generally enhance earnings in a falling interest rate environment and negatively impact earnings in a rising interest rate environment. Fluctuations in interest rates are not predictable or controllable. At December 31, 1997, on a pro forma basis giving effect to the Merger, Bancshares' pro forma interest-earning assets which were estimated to mature or reprice within one year were less than Bancshares' interest-bearing liabilities which were estimated to mature or reprice within one year by $6.7 million for a negative one year gap position of 4.0%.

         Bancshares intends to structure its asset and liability management strategies to mitigate the impact of changes in interest rates and, in particular, intends to manage its interest rate risk through not holding long-term fixed rate paper, and matching length of deposits (CD's) to length of loans. Initially, it is expected that Liberty will continue its asset liability management strategies. There can be no assurances, however, of Bancshares' ability to continue to achieve positive net interest income. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations of Liberty Bancshares."

ASSET QUALITY

         Industry experience indicates that a portion of a bank's loans will become delinquent and that a portion of the delinquent loans will require partial or entire charge-off. Regardless of the underwriting criteria that a lender uses, it may experience losses as a result of various factors beyond its control, including, among others, changes in market conditions affecting the value of security and problems affecting the credit of the borrower. Sac River's and Liberty's determination of the adequacy of their respective allowances for possible loan losses is based on various considerations, including an analysis of the risk characteristics of various classifications of loans, previous loan loss experience, specific loans which would have loan loss potential, delinquency trends, estimated fair value of the underlying collateral, current economic conditions, the view of outside regulators, and geographic and industry loan concentration. If, however, delinquency levels were to increase as a result of adverse general economic conditions, particularly in southwestern Missouri where Sac River's and Liberty's loan operations are concentrated, the loan loss reserve determined by the two banks may not be adequate. There can be no assurance that Liberty's allowance after the Merger will be adequate to cover loan losses or that either bank will not experience losses in its loan portfolios that may require significant increases to its allowance for possible loan losses in the future. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations of Liberty Bancshares - Provision for Loan Losses" and "Management's Discussion and Analysis of Financial Conditions and Results of Operations of Sac River - Provision for Loan Losses."


RISKS ASSOCIATED WITH CERTIFICATES OF DEPOSIT

         As of December 31, 1997, Bancshares' interest-bearing liabilities in excess of $100,000 which were estimated to mature or reprice within one year were $26.9 million. If those interest-bearing liabilities (primarily certificates of deposit) are not replaced as they mature, Bancshares' operations and liquidity could be negatively affected. Bancshares currently has a high rate of renewal of its certificates of deposit and expects that rate to continue. If Bancshares were to suffer a decrease in the renewal of interest-bearing liabilities, Bancshares would seek to manage its liquidity and operational problems by raising Liberty's interest rates to attract new certificates of deposit, having Liberty sell Small Business Administration loans, or having Liberty borrow money from the Federal Home Loan Bank, of which it is a member. There is, however, no assurance that these strategies would enable Bancshares to restore satisfactory liquidity.


YEAR 2000


         The computer systems of Sac River and Liberty, both internal and outsourced processing, could be affected by the "Year 2000" issue. The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. Similar problems may arise with microprocessors and other embedded technology, such as lighting and cooling system controls. Computers are a fundamental part of commercial banking in terms of information storage and retrieval, check clearings, deposit postings, loan payment processing, interest receivable and payable calculations, customer notice generation, documentation preparation, and other areas. Embedded technology is also widely used in mechanical systems and controls on bank premises. Any embedded technology or programs used by Sac River or Liberty or any of their vendors that have time-sensitive software may recognize the date using "00" as the year 1900 rather than the year 2000, resulting in major system failures or miscalculations. Similar problems could arise from failure of software used by other banks and governmental financial institutions with whom Liberty and Sac

River maintain electronic ties, including electronic fund transfers. In addition, if significant customers of either Sac River or Liberty are not Year 2000 compliant, they could suffer significant losses that might adversely affect their ability to repay loans, borrow additional funds, or otherwise purchase Sac River or Liberty services. Failures of Sac River, Liberty or third party computer systems or embedded technology could, therefore, have a material effect on the ability of Sac River and Liberty to conduct business, and could adversely affect the results of their operations. Both Liberty and Sac River have developed and are implementing plans to access their Year 2000 compliance and the compliance of their vendors and major customers. Both institutions are also developing contingency plans to deal with Year 2000 issues that may arise if they or third parties are not fully compliant. The federal and state agencies that regulate the two banks closely monitor Year 2000 compliance and could impose penalties and sanctions if the institutions do not meet the compliance standards established by the regulators. For a more detailed discussion of Liberty's and Sac River's plans and Year 2000 readiness, see "Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations of Liberty Bancshares - Year 2000" and "Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations of Sac River - Year 2000."


RISK ASSOCIATED WITH MERGER

         Certain forward-looking statements contained in this Proxy Statement-Prospectus include the expected benefits from the proposed transactions (see "Recommendation of the Sac River Board;" "Sac River's Reasons for the Merger" and "Recommendation of the Liberty Board"; "Liberty's Reasons for the Merger"), pro forma financial data, and similar information. Such forward-looking statements use Sac River's and Liberty's internal estimates of growth and results of operations and generally make no provisions for any possible negative effects of the Merger. To the extent that events differ from the assumptions, Bancshares' actual results of operations may vary materially from the forward-looking statements. These forward-looking statements assume that the deposit base of both Sac River and Liberty will remain substantially intact pending the Merger and will grow at historical rates following the Merger. To the extent that the Merger or other factors result in either a temporary or long-term loss of deposits for Liberty, Bancshares' actual results of operations may vary materially from the results anticipated by the forward-looking statements.


COMPETITION

         Sac River and Liberty both face significant competition in their respective markets. Increasing consolidation within the banking and financial services industry, as well as increased competition from larger regional and national out-of-state banking organizations and nonbank providers of various financial services, may adversely affect the combined Bancshares' and Liberty's ability to achieve the financial goals. Many of these large competitors have significantly more financial resources, larger market share, and greater name recognition in the market area to be served by the combined company.

LAWS AND REGULATIONS

         The businesses of Bancshares, Sac River and Liberty are subject to extensive federal and state supervision and regulation. Changes in (i) laws and regulations, including federal and state banking laws and regulations, with which Bancshares and its subsidiaries must comply, and the associated costs of compliance with such laws and regulations, (ii) accounting policies and practices, as may be adopted by the relevant regulatory agencies as well as by the Financial Accounting Standards Board, or (iii) Bancshares' and Liberty's organization, compensation, and benefit plans, could cause actual results to vary from the forward-looking statements in this Proxy Statement-Prospectus. See "Business of Bancshares - Regulation and Supervision" and "Business of Sac River
- Regulation and Supervision."

DEPENDENCE UPON KEY PERSONNEL


         Bancshares' and Liberty's future success will depend upon the continued services of its senior management as well as its ability to attract additional members to its management team with experience in the financial services industry. The unexpected loss of the services of any of Bancshares' or Liberty's key management personnel, or its inability to attract new management personnel when necessary, could have a material adverse effect upon Bancshares and Liberty. Bancshares maintains a $3 million key person insurance policy on Gary Metzger. No other key management personnel are covered by similar insurance policies. Other than Mr. Garry L. Robinson, Sac River's President, no officer or director of Sac River, Liberty, or Bancshares is employed under an employment agreement. Liberty will assume Sac River's obligations under Mr. Robinson's employment agreement when the Merger is effective. See "Business of Bancshares Regulation and Supervision" and "Business of Sac River - Regulation and Supervision."



                               THE SPECIAL MEETING

INTRODUCTION


         Sac River and Bancshares are furnishing this Proxy Statement-Prospectus to the shareholders of Sac River in connection with the solicitation of proxies by the Board of Directors of Sac River for use at the Special Meeting. Sac River will hold the Special Meeting at its main office located at 14 Public Square, Stockton, Missouri on November 10, 1998, at 9:00 a.m., local time. Sac River will begin mailing Statement-Prospectus to its shareholders on or about November 10, 1998.


PURPOSE

         Sac River has called the Special Meeting for the purpose of considering and voting upon the Merger Agreement and the transaction of any and all other business that may properly come before the Special Meeting or any adjournments or postponements thereof.


         THE BOARD OF DIRECTORS OF SAC RIVER HAS APPROVED THE MERGER AND THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE


         Only holders of record of Sac River Common Stock at the close of business on September 25, 1998 (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting, or any adjournments or postponements of the Special Meeting.


VOTES REQUIRED

         As of the Record Date, there were 10,000 issued and outstanding shares of Sac River Common Stock entitled to vote at the Special Meeting, held by approximately 100 shareholders. Each holder of record of shares of Sac River Common Stock at the close of business on the Record Date is entitled to cast, for each share registered in his or her name, one vote on the Merger Agreement and on each other matter presented to a vote of the shareholders at the Special Meeting.

         The affirmative vote of the holders of two-thirds of the issued and outstanding Sac River Common Stock, whether or not present or represented at the Special Meeting, is required to approve the Merger Agreement. As of the Record Date, directors and executive officers of Sac River owned 12.75% of the outstanding shares of Sac River Common Stock. Members of the families of the directors and executive officers of Sac River owned an additional 12.02% of the outstanding shares of Sac River Common Stock. Sac River expects that all of its officers and directors and their families will vote their shares in favor of this Merger Agreement.

         Abstentions and "broker non-votes" will not be counted as votes for approval of the Merger Agreement and, therefore, will have the effect of votes against approval. A "broker non-vote" is a proxy from a broker or other nominee of a Sac River shareholders indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares that are represented by the proxy on a matter for which the broker or other nominee does not have discretionary voting power.

         Bancshares, as the sole shareholder of Liberty, has voted in favor of the Merger. Approval of the Merger Agreement by the stockholders of Bancshares is not required under Missouri or other applicable law.

VOTING AND REVOCATION OF PROXIES

         The appointed proxy for Sac River will vote all shares of Sac River Common Stock represented by a proxy properly signed and received at or prior to the Special Meeting, unless subsequently revoked, in accordance with the instructions on the proxy. If a proxy is signed and returned without any voting instructions, shares of Sac River Common Stock represented by the proxy will be voted FOR the proposal to approve the Merger. A shareholder may revoke any proxy given pursuant to this solicitation by delivering to the Secretary of Sac River, before or at the Special Meeting, a written notice revoking the proxy or a duly executed proxy relating to the same shares bearing a later date or by voting in person at the Special Meeting. Address all written notices involving a proxy to:
Sac River Valley Bank, P. O. Box B, Stockton, Missouri 65785, Attention: Garry
L. Robinson. Attendance at the Special Meeting will not, in and of itself, revoke a proxy.

         The Board of Directors of Sac River is not aware of any business to be acted upon at the Special Meeting other than as described herein. If, however, other matters are properly brought before the

Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act on such matters according to their best judgment.


         Sac River's management may determine at the time of the Special Meeting that it is in the best interest of Sac River and its shareholders to adjourn the Special Meeting for up to 90 days if, among other reasons, at the time of the special meeting, the holders of a sufficient number of shares of Sac River Common Stock have indicated on their Election Notice that they intend to elect under the Merger Agreement to receive cash rather the right to receive shares of Bancshares Common Stock and, as a result, the total cash payable by Bancshares to all shareholders of Sac River would exceed $7,657,000 (including a maximum of $2,800,000 for the aggregate Optional Per Share Cash Amount and cash paid in lieu of fractional shares). It is a condition to the closing of the Merger that no more than $7,657,000 of the Merger consideration is cash. During the adjournment representatives of Sac River would determine whether a sufficient number of Sac River shareholders would reduce their cash election so that the $7,657,000 condition could be satisfied. See "THE MERGER - Terms of the Merger" for additional information about the Election Notice.


         Sac River's Management may also determine that it is in the best interest of Sac River and its shareholders to adjourn the Special Meeting for other reasons. The person or persons appointed as proxies will have discretion to act or vote on such proposed adjournment according to their best judgment.

SOLICITATION OF PROXIES

         Sac River will bear all expenses of solicitation of Sac River shareholders in connection with the Special Meeting. In addition to solicitation by use of the mails, directors, officers and employees of Sac River may solicit proxies in person or by telephone, telecopy or by other means of communication. Sac River will not pay these directors, officers and employees any compensation for the solicitation, other than the compensation which they otherwise receive in their capacity as directors, officers and employees, but Sac River may reimburse them for out-of-pocket expenses in connection with the solicitation.


                                   THE MERGER

         This section describes all material provisions of the Merger Agreement, as well as certain other aspects of the Merger. It is qualified by reference to the Merger Agreement, included as Appendix A to this Proxy Statement-Prospectus, which is incorporated herein by reference. Sac River shareholders should read the Merger Agreement in its entirety.


BACKGROUND Of THE MERGER

         Beginning in late 1996, Gary E. Metzger, President of Bancshares, and Garry L. Robinson, President of Sac River, began occasional discussions of a possible merger of Sac River and Liberty. Sac River and Liberty have had depository, loan participation and other relationships since Liberty opened in 1995, and Mr. Robinson and Mr. Metzger had worked together at other banks in the 1980's. During the period of the discussions between Mr. Robinson and Mr. Metzger, the directors of both Sac River and Bancshares were considering a variety of alternatives to expand their market bases, including internal expansion and merger possibilities.

         Sac River's Board of Directors believed that opportunities for significant growth in the Stockton market areas were limited and therefore evaluated other markets. The directors believed that the Springfield area offered the greatest possibilities for growth, whether through new branches, acquisitions, or a merger.

         In the fall of 1997, Bancshares' Board of Directors adopted a strategic plan to expand Bancshares through the addition of new locations. At that time, Bancshares began looking for potential merger candidates, and its Board authorized Mr. Metzger to begin discussions with potential candidates.

         Bancshares was interested in merging with a bank that had a similar business philosophy, diverse ownership, was small to medium sized, had available capital and was in a market complimentary to, but not significantly overlapping with, Bancshares existing market. Mr. Metzger identified a number of potential candidates, but determined that Sac River was the best candidate for merger based on these factors and on the existing relationship between Sac River and Liberty. Following the adoption of Bancshares' strategic plan, Mr. Metzger again approached Mr. Robinson about a potential merger.

         On December 11, 1997, the Sac River Board unanimously agreed to explore the possibility of a merger with Bancshares. In deciding to pursue a merger, the Sac River Board of Directors considered a number of factors, including the opportunities for expansion presented by a merger, particularly given Liberty's existing locations, the need for Sac River to obtain updated technology, which Liberty had, the creation of a greater market for the shareholders of Sac River should they wish to sell their Sac River shares, provision for succession of management, the ability for most Sac River shareholders to realize capital gains treatment upon the disposition of their Sac River shares, and the retention of Sac River management and board members by the surviving entity.

         On January 11, 1998, Gary Metzger met with the members of the Sac River Board of Directors and management, including Garry Robinson, Stephen Wrenn, Neale Johnson and Mike Neale to further discuss the Merger. Based upon those discussions, Bancshares presented an oral merger proposal to the Sac River Board on March 5, 1998. The proposal outlined the reasons for merger as previously considered by the Sac River Board and outlined the basic pricing structure of the merger, with the stock of Sac River being valued at 1.5 times book value and Bancshares Common Stock being valued at 2 times book value of Liberty less Bancshares' debt. Bancshares made its valuation based on the valuation of similar transactions in the area and its knowledge of the financial position and growth potential of both Sac River and Liberty, including Liberty's rapid growth in the Springfield market and the absence of further significant growth opportunities in Sac River's market area.

         The Sac River Board reviewed the merger proposal on March 5, 1998, and agreed to pursue the merger, with modifications to the price structure initially proposed by Bancshares. Sac River recommended that Sac River stock be valued at
1.5 times book value and Bancshares stock be valued at 1.8 times book value of Liberty less Bancshares' debt.

         On March 17, 1998, the Bancshares and Liberty Boards of Directors approved the terms of the Merger with a valuation of Bancshares stock at 1.85 times book value of Liberty less Bancshares' debt. On April 9, 1998, the Board of Sac River approved the execution of a letter of intent, outlining the terms of the Merger Agreement and the Boards of Bancshares and Liberty approved execution of the letter of intent on April 21, 1998. On June 11, 1998, the Sac River Board voted unanimously to approve the

Merger Agreement and to recommend that the shareholders of Sac River approve the Merger. On June 16, 1998, the Boards of Bancshares and Liberty approved the Merger Agreement.

REASONS OF THE BOARD OF DIRECTORS OF SAC RIVER FOR APPROVING THE MERGER

         In its deliberations concerning the Merger, the Board of Directors of Sac River considered among other factors:

         - similarities of the companies' management and operational styles and philosophies,

         -        the reputations of the banks in their communities,

         - the proposed members of the boards of directors, which would include all Sac River directors,


         -        the identity and experience of post-Merger management,


         -        possible uses of the combined banks' capital,

         -        the technology needs and resources of both banks,

         - the relative size and competitive position of each bank, and the location of Liberty's branches,

         - the price to be received by the Sac River shareholders and the relative valuations of the Sac River Common Stock and Bancshares' Common Stock,

         - the $986 per share appraised value for a minority holding by the ESOP, at December 31, 1997,

         -        the outlook for each bank in its current market environment,

         -        consolidation trends in the banking industry,

         - the competitive position of the combined banks and the possibilities for internal growth and growth through acquisitions,

         - the social and economic effects of the Merger on the banks' customers, employees and communities,


         -        the amount and source of earnings of each bank,

         -        the expected pro-forma earnings of the combined banks,

         -        the financial condition and risk profile of each bank,

         - each bank's relative contribution to the combined entity's assets, liabilities and income,

         - the tax free nature of the exchange of Sac River Common Stock for Bancshares Common Stock,

         - the capital gains treatment of the cash consideration in the Merger for most Sac River shareholders,


         - cost savings and economics of scale that the Board of Directors believes may be realized by the Merger, although such savings have not been quantified,


         - the capitalization of the resulting entity and compliance with regulatory capital requirements,

         -        terms of comparable transactions,


         - the likelihood that the Merger will be approved by the regulatory authorities without undue conditions or delay,


         -        the terms and conditions of the Merger Agreement,

         - the financial statements and quarterly call reports of both banks, and

         - the potential impact of legislative and regulatory changes on banks.


RECOMMENDATION OF THE BOARD OF DIRECTORS OF SAC RIVER

         The Board of Directors of Sac River has determined that the Merger is in the best interests of Sac River and its shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF SAC RIVER VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

REASONS OF THE BOARDS OF DIRECTORS OF BANCSHARES AND LIBERTY FOR APPROVING THE MERGER

         The directors of Liberty and Bancshares unanimously approved the Merger and the Merger Agreement at a joint meeting held on June 16, 1998.

         In approving the Merger and the Merger Agreement, the Boards of Directors of Bancshares and Liberty took into account substantially the same factors addressed by the Sac River Board of Directors. Of particular importance to the Bancshares' directors were the capitalization of Sac River, the prior relationships between the two banks, the purchase price, the economies of scale that could be realized by nearly doubling Liberty's size, Bancshares' strategic plan and Sac River's fit with that plan, Sac River's location, and consolidation trends in the banking industry. Following consideration of these and other factors, Bancshares' Board of Directors determined that the Merger would be in the best interest of Liberty, Bancshares, and its shareholders.

TERMS OF THE MERGER

         On the Effective Time (as defined below), Sac River will merge with and into Liberty and Liberty will be the surviving corporation. The separate existence of Sac River will cease after the Effective Time. The Articles of Agreement and by-laws of Liberty, as in effect immediately prior to the Effective Time, will continue in effect as the Articles of Agreement and the by-laws of the surviving corporation until amended or repealed in accordance with applicable law.

         All shares of Bancshares capital stock issued and outstanding immediately before the Effective Time will remain issued and outstanding and unchanged by the Merger. Upon the Effective Time, each share of Sac River Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, and shall be automatically canceled and retired and shall be converted into the right to receive:

                  (i) cash in the amount of $485.70 per share (the "Mandatory Per Share Cash Amount") subject, however, to the approval or consent of all regulatory authorities having authority over the Merger; and

                  (ii) at the election of each shareholder, cash in an amount of $1,050 per share (the "Optional Per Share Amount"), the right to receive 35.516 shares of Bancshares Common Stock, or a combination of cash and shares. Sac River shareholders may make the election on the Election Notice that accompanies this Prospectus/Proxy Statement, which they may return by mail or delivery to Sac River at any time before the commencement of the vote on the Merger at the Special Meeting or during any adjournment of the Special Meeting. Sac River shareholders may change their election at any time before the commencement of the vote at the Special Meeting or during any adjournment of the Special Meeting by delivering a new Election Notice to Sac River. Sac River will supply its shareholders additional copies of Election Notices upon receipt of their written request for them. Sac River shareholders who vote in favor of the Merger at the Special Meeting but do not submit an Election Notice will receive only Bancshares Stock if the Merger is approved. Shareholders who vote against the Merger or do not vote and, in either case do not submit an Election Notice, will receive only cash if the Merger is approved.

         The aggregate Mandatory Per Share Cash Amount will not exceed $4,857,000, and the total cash payable by Bancshares as to the Optional Per Share Amount to all shareholders of Sac River cannot exceed $2,800,000 less cash distributed in lieu of fractional shares.


DISSENTERS' RIGHTS


         The issued and outstanding shares of Sac River Common Stock held by a shareholder who has validly exercised dissenters' rights under the Missouri Revised Statutes ss. 362.730 (a copy of which is attached as Appendix C) will not be converted into the right to receive cash or Bancshares Common Stock, as described above, but instead a shareholder who validly exercises dissenter rights will receive payment for his or her shares of Sac River Common Stock as set forth in ss. 362.730. See "Dissenters' Rights of Sac River Shareholders."

EFFECTIVE TIME OF THE MERGER

         The Merger will become effective on a date (the "Effective Time") as soon as the Merger Agreement is filed with the Division of Finance, which will occur as soon as possible after the closing of the Merger. The closing of the Merger will take place after the satisfaction of all of the conditions to the Merger set forth in the Merger Agreement. There can be no assurance about whether or when the Merger will occur. See "Condition to the Merger," "Regulatory Approvals" and "Termination."

SURRENDER OF SAC RIVER COMMON STOCK CERTIFICATES AND PAYMENT

         Promptly after the Effective Time, Husch & Eppenberger, LLC, the transfer agent selected by Bancshares and Sac River, will mail to each former holder of record of shares of Sac River Common Stock (other than a shareholder who has exercised dissenters' rights, as described below) a notice and transmittal form, together with instructions for the exchange of stock certificates evidencing Sac River Common Stock for stock certificates evidencing Bancshares Common Stock or cash.

         SHAREHOLDERS SHOULD NOT SEND IN THEIR SAC RIVER STOCK CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL FORM AND INSTRUCTIONS.

CONDITIONS TO THE MERGER

         The Merger will occur only if the Merger Agreement is approved by the vote of the holders of two-thirds of the issued and outstanding shares of Sac River Common Stock. The parties' mutual obligations of the parties to consummate the Merger are subject to:



                  (a) Board Approvals. The Boards of Directors of Sac River, Liberty and Bancshares must have approved and adopted the Merger Agreement by a vote of a majority of each board's members. This condition has been satisfied.

                  (b) Shareholder Approval. The holders two-thirds of the issued and outstanding shares of Sac River Common Stock and Liberty Common Stock must have approved and adopted the Merger Agreement. The Liberty shareholder approval requirement has been satisfied.

                  (c) Regulatory Action. The FRS Board, the Division of Finance, and the FDIC, as applicable, and any other applicable bank regulatory authorities, must have approved the Merger Agreement without any condition not reasonably satisfactory to Bancshares and Sac River. All conditions required to be satisfied before the Effective Time under these regulatory approvals must be satisfied and all related waiting regulatory period must have expired before the closing may occur.

                  (d) S-4: Securities Laws. The S-4 must have become effective under the Securities Act and not been the subject of any stop order or proceedings seeking a stop order. Bancshares must have received all state securities or "blue sky" permits or exemptions necessary to issue the Bancshares Common Stock in exchange for the Sac River Common Stock and to consummate the Merger.

                  (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger can be in effect.

                  (f) Tax Opinion. The Boards of Directors of Sac River and Bancshares must have received an opinion of Husch and Eppenberger, LLC, in a form satisfactory to Sac River, to the effect that (i) the Merger will be treated for federal income tax purposes as one or more reorganizations within the meaning of Code Section 368(a), (ii) that Bancshares, Liberty and Sac River will be a party to that reorganization within the meaning of Code Section 368(b), and (iii) no gain or loss will be recognized by the shareholders of Sac River upon the receipt solely of Bancshares Common Stock in the Merger in exchange of their shares of Sac River Common Stock. The date of the opinion will be the date of this Proxy Statement-Prospectus. The opinion will be in substantially the form of Appendix B to this Proxy Statement-Prospectus.


         The obligation of Sac River to consummate the Merger is also subject to the condition that as of the Closing Date:



                  (a) Representations and Warranties. Each of the representations and warranties of Bancshares set forth in the Merger Agreement, without giving effect to any update, must be true and correct in all material respects as of the date of the Merger Agreement and (except to the extent such representations speak as of an earlier date) as of the closing date of the Merger Agreement as though made on and as of the closing date of the Merger Agreement. Bancshares' chief executive officer must give Sac River a certificate to such effect.

                  (b) Performance of Obligations of Bancshares. Bancshares must have performed in all material respects each of the obligations it is required to perform under the Merger Agreement at or before the closing date under the Merger Agreement. Bancshares' chief executive officer must give Sac River a certificate to that effect.

                  (c) Consents Under Agreements. Each person whose consent or approval is required in connection with the transactions contemplated by the Merger Agreement under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument must have given Bancshares their consent or approval, except those consents and approvals that if not obtained would not, individually or in the aggregate, have a material adverse effect on Bancshares.

                  (d) No Material Adverse Change. Since the date of the Merger Agreement, no material adverse change in the business, operations, prospects or financial condition of Bancshares or Liberty may occur other than any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles that impairs both Sac River and Liberty in a substantially similar manner. At closing, Bancshares' chief executive officer must give Sac River a certificate to that effect.

                  (e) No Proceeding or Litigation. No material action, suit or proceeding before any court or any governmental or regulatory authority can be pending against Bancshares, Liberty, Sac River or any affiliate, associate, officer or director of any of them seeking to restrain, enjoin, prevent, change or rescind the transactions under the Merger
         Agreement or questioning their validity or legality.


                  (f) Allowance for Losses on Loans. If Sac River believes that Liberty's allowance for loan losses is inadequate, not later than ten
         (10) days before the closing of the Merger Sac River must recommend to the Board of Directors of Liberty an adjustment in the amount of the allowance. If the Liberty Board of Directors determines that the adjustment is reasonable and consistent with prudent banking practices, it must adopt the adjustment. If Liberty's Board of Director's does not adopt the adjustment, Sac River has the option to not consummate the Merger.

                  (g) Optional Cash Payment Limitation. The aggregate Optional Per Share Cash Amounts elected by the Sac River shareholders as of the closing date cannot exceed $2,800,000, less any amount paid for fractional shares.

                  (h) Tax Treatment. Sac River must reasonably believe, as of the Closing Date, that the Merger will qualify as one or more reorganizations under Code Section 368(a)(1).


         The obligation of Bancshares to consummate the Merger is also subject to:


                  (a) Representations and Warranties. Each of the representations and warranties of Sac River set forth in the Merger Agreement, without giving effect to any update, must be true and correct in all material respects as of the date of the Merger Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the closing date of the Merger Agreement as though made on and as of the closing date. Sac River's chief executive officer must give Bancshares a certificate to that effect.

                  (b) Performance of Obligations of Sac River. Sac River shall have performed in all material respects each of the obligations it is required to perform under the Merger Agreement at or before the closing date under the Merger Agreement. Sac River's chief executive officer must give Bancshares a certificate to that effect.

                  (c) Consents Under Agreements. Each person whose consent or approval shall be required in order to permit the succession by Liberty pursuant to the Merger Agreement to any obligation, right or interest of Sac River under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument must have given Sac River their consent or approval, except those for consents and approvals that if not obtained would not, individually or in the aggregate, have a material adverse effect on Sac River or Liberty.

                  (d) No Material Adverse Change. Since the date of the Merger Agreement, there must have been no material adverse change in the business, operations, prospects or financial condition of Sac River other than any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles that impairs both Sac River and Liberty in a substantially similar manner. Sac River's chief executive officer must give Bancshares a certificate to that effect.

                  (e) No Proceeding or Litigation. No material action, suit or proceeding before any court or any governmental or regulatory authority can be pending against Bancshares, Liberty, Sac River or any affiliate, associate, officer or director of any of them seeking to restrain, enjoin, prevent, change or rescind the transactions under the Merger Agreement questioning their validity or legality.

                  (f) Allowance for Losses on Loans. If Bancshares believes that Sac River's allowance for loan losses is inadequate, not later than ten
         (10) days before the closing of the Merger, Bancshares will recommend to the Board of Directors of Sac River an adjustment in the amount of the allowance. If the Sac River Board of Directors determines that the adjustment is reasonable and consistent with prudent banking practices, it must adopt the adjustment. If Sac River's Board of Directors does not adopt the adjustment, Bancshares has the option to not consummate the Merger.

                  (g) Outstanding Common Stock. As of the Closing Date, no more than ten thousand (10,000) shares of Sac River Common Stock can be outstanding, and the Optional Per Share Cash Amount cannot exceed $2,800,000, less any amount paid for fractional shares.


         Sac River and Bancshares cannot provide assurances about when or whether all of the conditions precedent to the Merger can or will be satisfied, or waived by the party permitted to waive them.

CONDUCT OF BUSINESS PENDING THE MERGER

         Under the Merger Agreement, Sac River must conduct its business in the usual and ordinary course consistent with its past practice until the Merger is concluded. Sac River has agreed to use its best efforts to preserve its business organization and assets and maintain its rights and to use its reasonable best efforts to retain the services of its officers and key employees.

WAIVER AND AMENDMENT

         The parties to the Merger Agreement may amend it by action taken or authorized by their respective Boards of Directors at any time before approval of the Merger by the shareholders of Sac River and Liberty. After those approvals the parties cannot adopt an amendment that changes the consideration the shareholders will receive in the Merger in a way that is adverse to the shareholders interests. Any amendment must be in writing and signed by each of the parties.

         If authorized by their respective Boards of Directors, and to the extent legally allowed, before the Effective Time, Sac River or Bancshares may:
(i) extend the time for the performance of any of the obligations or other acts of the other party under the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties of the other contained in the Merger Agreement or in any document delivered by the other pursuant to the Merger Agreement, and (iii) waive compliance by the other with any of the agreements or conditions contained in the Merger Agreement. Any agreement on the part of a party to any extension or waiver is valid only if set forth in a written instrument signed on behalf of that party.

         Sac River represents in the Merger Agreement, among other things, that it is duly organized and in good standing, that it has the authority to enter into the Merger Agreement, that its capital stock is accurately described in the Merger Agreement, that it has provided Bancshares with accurate financial statements, that it has all necessary authorizations to conduct its business, that it has paid all of its taxes and that it is not involved in any litigation. Bancshares and Liberty make similar representations. These representations and warranties do not survive following the Effective Time of the Merger. If any of the representations and warranties are not true, the other party is not entitled to indemnification from the party making the representation and warranty for any loss suffered as a result.

TERMINATION

         The Merger Agreement and the Merger may be terminated at any time before the Effective Time, both before or after the Sac River shareholders have approved the Merger Agreement:

                  (a) by mutual consent of the Boards of Directors of Bancshares and of Sac River;

                  (b) by Bancshares or Sac River (i) if there has been a material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement by Sac River, on the one hand, or Bancshares, on the other hand, or (ii) if the representations and warranties of Sac River, on the one hand, or Bancshares, on the other hand, are or have become materially untrue in the aggregate, and in either case the breach or other condition has not been cured within thirty (30) business days following receipt of the non-terminating party of notice of the breach or other condition;

                  (c) by Bancshares, on the one hand, or Sac River, on the other hand, if any permanent injunction preventing the consummation of the Merger has become final and nonappealable;

                  (d) subject to the Merger Agreement, by the Board of Directors of Bancshares or the Board of Directors of Sac River if the Merger shall not have been consummated before March 31, 1999, for a reason other than the failure of the terminating party to comply with its obligations under the Merger Agreement;

                  (e) by the Board of Directors of Bancshares or the Board of Directors of Sac River if (i) the Federal Reserve Board, the Division of Finance, the FDIC or other applicable bank regulatory authority has denied approval of the Merger and neither Bancshares nor Sac River has, within thirty days after the entry of the order denying approval, filed a petition seeking review of such order as provided by applicable law or (ii) if the parties petition for review, relief is denied; and

                  (f) by Sac River or Bancshares, if the shareholders of Sac River and Liberty do not approve the Merger Agreement and the Merger after a vote at a meeting of Sac River's or Liberty's shareholders (or any adjournment thereof) called and held for the purpose of acting on the Merger Agreement.

EXPENSES

         Except for printing and regulatory filing fees, Bancshares and Sac River are responsible for the payment of their respective expenses in connection with the Merger. Bancshares will pay the total printing and regulatory filing fees required for the Merger. If Sac River has not paid certain expenses by the time of the Merger, Liberty will pay them following the Merger.

EFFECT ON EMPLOYEE BENEFIT PLANS


         Bancshares Incentive Stock Option Plan. In 1995, Bancshares established an incentive stock option plan for key employees of Bancshares and Liberty (the "ISO Plan"). Under the ISO Plan only employees of Liberty and Bancshares selected by the Incentive Stock Option Committee of Bancshares are eligible to receive options. Each option granted by the Incentive Stock Option Committee is evidenced by a written agreement. The purchase price of the stock under each option is the fair market value of the stock at the time of the grant of the option. All outstanding option agreements provide that the option recipients must exercise their options within ten (10) or fewer years after the options were granted.


         Options granted under the ISO Plan are intended to be treated as incentive stock options under I.R.C. Section 422. At the time of option grant or exercise, the option holder incurs no income tax liability. Generally, when the option holder sells the shares obtained upon exercise of the option, he or she will be taxed at capital gains rates on the difference between the sale price and the option exercise price. However, if the employee disposes of ISO stock before the statutory holding period expires, it is considered a disqualifying disposition. The effect of a disqualifying disposition on the employee is that the employee must recognize as compensation income the gain on the disposition. For this purpose, the gain is equal to the difference between the option exercise price and the stock's fair market value at the time of option exercise. The statutory holding period is the later of two years from the date of the granting of the ISO to the employee or one year from the date that the shares were transferred to the employee upon exercise.

         Bancshares, as the grantor of the option, does not recognize any compensation expense upon the grant or exercise of incentive stock options or upon the sale of any shares issued upon the exercise of the options. However, upon a disqualifying disposition of ISO stock, the employer may deduct from income in the year of the disqualifying disposition an amount equal to the amount that the employee recognizes as compensation income due to the disqualifying disposition.

         As of June 1, 1998, Bancshares has issued options to purchase 16,000 shares of Bancshares common stock under the ISO plan to five (5) employees. The options have an average exercise price of $12.88 per share. As of June 1, 1998, none of these options had been exercised.

         Bancshares intends to continue the ISO Plan after the Merger is concluded and may, from time to time, issue additional options to employees of Bancshares and Liberty, including former employees of Sac River who become employees of Liberty or Bancshares.


         Sac River's Employee Stock Ownership Plan. Effective January 1, 1989, Sac River established an employee stock ownership plan (the "ESOP"). The ESOP is a qualified retirement plan within the meaning of I.R.C. Section 401. As of December 31, 1997, the ESOP held 433 1/3 shares of Sac River Common Stock and had 22 participants who were employees (or former employees) of Sac River.

        Sac River established the ESOP to provide retirement benefits to eligible employees. The ESOP is designed to invest primarily in Sac River common stock (commonly referred to as "employer securities"). The plan year for the ESOP is the calendar year.

         The sole trustee of the ESOP is Garry Robinson, President and a director of Sac River. As trustee, Mr. Robinson has certain fiduciary duties to the participants of the ESOP, including a duty to discharge his duties solely in the interests of the participants and their beneficiaries and for the exclusive purpose of providing benefits to participants and their beneficiaries, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use.

         Sac River Common Stock held by the ESOP is allocated to the accounts of the participants (commonly referred to as "employer securities accounts"). In addition to employer securities accounts, participants also have general investments accounts, to which are allocated all assets of the ESOP other than Sac River Common Stock. A participant has the right to direct the trustee regarding the voting of the Sac River Common Stock allocated to his or her account with respect to the approval or disapproval of the Merger. The trustee does not have the right to vote any Sac River Common Stock for which he receives no direction.

         Although the ESOP does not provide that the ESOP participants may direct the trustee as to the investment of their accounts, the trustee has determined to allow ESOP participants to elect to receive cash or Bancshares Common Stock for the shares of Sac River Common Stock allocated to their accounts. Any cash received by the trustee for shares of Sac River Common Stock allocated to the accounts of participants will be allocated to the general investments accounts of those participants, and will be invested by the trustee in a manner similar to the current investment of the general investment accounts of the participants. As to any participants who fail to make an election, the trustee has determined to elect to receive cash for the shares of Sac River common stock allocated to their accounts. The trustee believes such investment to be prudent and reasonable and to be in the best interests of the participants.

         Following the Merger, Liberty will be considered the employer with respect to the ESOP, and any shares of Bancshares Common Stock allocated to the accounts of the participants will be considered "employer securities" under the ESOP. Under the ESOP, the employer issues a "put option" to each participant receiving a distribution of employer securities from the ESOP. The put option permits the participant to sell the employer securities to the employer, at any time during two (2) option periods, at the current fair market value of the employer securities. The first put option period runs for a period of at least sixty days commencing on the date of distribution of employer securities to the participant. The second put option period runs for a period of at least sixty days commencing after a new determination of the fair market value of the employer securities and notice to the participants of the new fair market value. If a participant exercises his or her put option, the employer must purchase the employer securities at fair market value upon the terms as set forth in the ESOP. If a participant of the ESOP elects to exercise his or her put option, Bancshares will purchase the employer securities held by the participant at fair market value as provided in the ESOP. "Fair market value", for purposes of the ESOP, means the value of the employer securities determined as of the last day of the preceding plan year (except for certain individuals, such as officers, directors, or highly compensated employees of the employer, in which case, fair market value shall be determined as of the date of the exercise of the put option).

         Following the merger, the trustee must value the assets of the ESOP as of the last day of each plan year to determine the fair market value of each participant's accrued benefit in the ESOP. An independent appraiser must perform all valuations of employer securities which are not readily tradeable on an established securities market.


         Liberty's and Sac River's 401(k) Plans. Each of Liberty and Sac River maintains a defined contribution plan that is qualified under IRC Section 401(k). Section 401(k) plans allow participants who have met certain eligibility requirements to defer a percentage of their compensation each year (up to a maximum dollar amount allowed by law--$10,000 for 1998) instead of receiving such amount in cash. The amount elected to be deferred, and any earnings on that amount, will not be subject to income tax until it is actually distributed to the participant.

         Sac River's Section 401(k) Plan. Sac River's Section 401(k) Plan was originally adopted as of January 1, 1988, and was subsequently amended as of January 1, 1996. The plan specifications are as follows:

                  1. Plan Contributions. Plan contributions to a participant's account may consist of one or more of the following: (a) Employee salary deferrals (maximum of $10,000 in 1998); (b) Employer discretionary matching contributions equal to an employee's salary deferrals up to a maximum of six percent (6%) of compensation (employee need not be employed on last day of plan year to receive this contribution); (c) Employer qualified non-elective contributions on behalf of non-highly compensated employees (employee must be employed on last day to receive contribution); and (d) Employer discretionary non-elective contributions (employee must be employed on last day of plan year to receive contribution.)


                  Any employer contributions will be allocated based on the participant's pro rata share of compensation in relation to all participants' total compensation.


                  2. Eligibility Requirements. An employee is eligible to participate in the Section 401(k) plan upon completion of six (6) months of service and has attained the age of 20 1/2. If the employee is in the employ of the employer six (6) months after his/her employment commencement date, then the employee will have completed six
         (6) months of service.

                  3. Effective Date of Participation. An employee will become a participant of the Section 401(k) plan on the first day of the plan year following the date the employee satisfies the eligibility requirements.

                  4. Vesting Schedule. An employee's "vested percentage" in his
         Section 401(k) account shall be determined on a seven (7) year graded vesting schedule (20% after second year of service and 100% after seven years of service); provided, however, the employee shall always be 100% vested in any salary reduction amounts, direct roll overs from another qualified plan and any special qualified non-elective contributions by the employer. A six (6) year graded vested schedule (20% after first year of service and 100% after six years of service) shall be used for "top-heavy" plans.


                  For vesting purposes, an employee will have completed a year of service if credited with 1,000 hours of service during the plan year.

                  5. Participant Loans. An employee is eligible to receive a loan from his or her Section 401(k) plan subject to the lesser of (i) $50,000 or (ii) one-half of his or her account balance (but in no event shall a loan be made for less than $1,000); provided, such loan is adequately secured, bears a reasonable interest rate and is paid over a reasonable period of time, not to exceed five (5) years.

                  6. Retirement Benefits. Upon reaching the age of 65, an employee shall be 100% vested in his or her Section 401(k) account; provided, however, an employee shall be eligible for an early retirement at age 55 if such employee has completed 10 years of service.

         Liberty's Section 401(k) Plan. Liberty's Section 401(k) plan was adopted on January 1, 1998, and the plan specifications are as follows:

                  1. Plan Contributions. Plan contributions to a participant's account may consist of one or more of the following: (a) Employee salary reductions subject to a maximum of 15% of compensation but not to exceed the amount allowed by law (maximum of $10,000 in 1998); (b) Employer discretionary matching contributions based upon the employee's salary deferrals; (c) Employer discretionary qualified non-elective contributions on behalf of non-highly compensated employees; and (d) Employer discretionary non-elective contributions.


                  Employer discretionary contributions shall be based on an employee's pro rata share of compensation as it relates to the total compensation paid to all employees.


                  2. Plan Year. The plan year begins on January 1 and ends on December 31 of each year.

                  3. Eligibility Requirements. An employee shall be eligible to participate in the Section 401(k) plan upon completion of one year of service and has attained the age of eighteen (18). An employee shall be credited with one year of service upon completion of 1,000 hours of service.

                  4. Effective Date of Participation. The plan provides for semi-annual entry dates (January 1 or July 1) whereby the employee shall commence participation in the plan on the earlier of such date after the employee satisfies the eligibility requirements.

                  5. Vesting Schedule. An employee's "vested percentage" in his or her Section 401(k) account shall be 100% after six years of service for any non-qualified employer contributions; provided, however, the employee shall have a 100% nonforfeitable interest at all times in any salary deferral contributions, any employer qualified non-elective contributions, and any qualified matching contributions. For "top-heavy" plans, a six (6) year graded vesting schedule shall apply (20% after the first year of service and 100% after five years of service).

                  6. Participant Loans. Employee loans are not allowed.

                  7. Retirement Benefits. Upon attaining the age of 65, an employee shall be 100% vested in his or her Section 401(k) account.

         As soon as administratively practicable following the merger, Sac River's Section 401(k) plan shall be terminated or merged with Liberty's 401(k) plan at the discretion of Liberty's Board of Directors.

BANK REGULATORY MATTERS

         Under the Merger Agreement, it is a condition to each party's obligation to effect the Merger that all regulatory approvals, authorizations, and consents required to consummate the Merger (collectively the "Requisite Regulatory Approvals") have been obtained and are in full force and effect and all waiting periods associated with them have expired. Bancshares and Sac River have agreed to use all reasonable efforts to obtain the approvals discussed below. There can be no assurance that any or all regulatory approvals will be obtained, and, if obtained, there can be no assurance about the date of any of them. It is also possible that some or all of the Requisite Regulatory Approvals will impose a condition or restriction that would materially adversely affect the benefits of the Merger to Bancshares or Sac River or their shareholders and render the consummation of the Merger inadvisable. It is also possible that a third party could challenge the approvals through litigation.

         Bancshares must submit an application (the "FDIC Application") to the FDIC pursuant to Section 18(c) of the Federal Deposit Insurance Act (the "FDIA") seeking the prior approval of the FDIC to the Merger of Sac River with and into Liberty. Under applicable law, the FDIC may not approve any transaction under
Section 18(c) of the FDIA: (i) that would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States; or (ii) the effect of which in any section of the United States may be substantially to lessen competition, or to tend to create a monopoly, or result in a restraint of trade, unless the FDIC finds that the anti-competitive effects of the transaction are clearly outweighed in the public interest of the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

         In addition, the FDIC must also take into consideration the financial and managerial resources and future prospects of Sac River and Liberty, and the convenience and needs of the communities to be served. A merger subject to
Section 18(c) of the FDIA may not be consummated before thirty days following approval by the FDIC or any shorter period that the FDIC permits, during the waiting period the Attorney General of the United States may object to the merger on antitrust grounds.

         Bancshares and Sac River must also submit applications (the "Division of Finance Applications") to the Division of Finance. The Division of Finance has full power to approve or disapprove the Merger. The Division of Finance looks at substantially the same considerations as the FDIC in determining whether to approve the Merger.

         Bancshares must also submit an application (the "FRB Application") to the Federal Reserve Board pursuant to Sections 3(a)(3) of the Bank Holding Company Act of 1956, as amended (the "BHCA") seeking the prior approval of the Federal Reserve Board to consummate the Merger. Assuming the Federal Reserve Board approves the FRB Application, the Merger may not be consummated for up to 30 days after such approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds.

         The FRS Board is prohibited from approving any acquisition or merger pursuant to Section 3 of the BHCA: (i) that would result in a monopoly or that would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States; or (ii) the effect of which in any section of the United States may be substantially to lessen competition, or to tend to create a monopoly, or result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

         In reviewing the FRB Application, the FRS Board also considers the financial condition and future prospects of Bancshares, Liberty and Sac River, the convenience and needs of the community to be served, and the competency, experience and integrity of their respective officers and directors. In addition, the FRS Board will disapprove an application if the applicant has failed to provide the FRS Board with adequate assurances it will make available information about its operations and activities as the Board determined to be appropriate.


SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following discussion is a summary that contains a description of the material United States Federal Income Tax considerations for Bancshares, Liberty, Sac River, and Sac River shareholders with respect to the Merger, based upon the opinion of Husch & Eppenberger, LLC, counsel for Bancshares and Liberty about the material federal income tax matters with respect to the Merger. That opinion is based on certain representations, warranties, and assumptions made by the management of Bancshares, Liberty and Sac River, on which the management of Bancshares, Liberty and Sac River expressly authorized Husch & Eppenberger, LLC to rely in preparing its tax opinion. The opinion is also based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations, rulings and decisions in effect on the date of this Proxy Statement-Prospectus, all of which are subject to change. This summary does not discuss any aspect of state, local, or foreign taxation and does not discuss all the tax considerations that may be relevant to Sac River shareholders in light of their particular circumstances, or to certain types of shareholders that may be subject to special tax rules, such as financial institutions, tax exempt organizations, insurance companies, dealers in stock or securities, foreign corporations, and individuals who are not citizens or residents of the United States. The discussion with respect to Sac River shareholders is limited to those shareholders who have held Sac River Common Stock and who will hold the Bancshares Common Stock received in the Merger as "capital assets" within the meaning of Section 1221 of the Code.


         SAC RIVER SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS IN DETERMINING THE TAX CONSIDERATIONS THAT MAY BE RELEVANT IN CONNECTION WITH THE PROPOSED MERGER, INCLUDING THE APPLICATION TO THEIR PARTICULAR SITUATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW, AS WELL AS THE APPLICATION OF STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS.


         Accordingly, in the opinion of Husch & Eppenberger, LLC the material federal income tax consequences of the Merger will be:

         1. The Merger will constitute a "reorganization" within the meaning of Code Section 368(a)(1)(A) and Code Section 368(a)(2)(D), and each of Bancshares, Liberty and Sac River will be a party to a reorganization within the meaning of Code Section 368(b).

         2. No gain or loss will be recognized by Bancshares, Liberty, or Sac River as a result of the Merger.

         3. Sac River shareholders will not recognize any gain or loss upon the receipt of Bancshares Common Stock (as opposed to cash) in exchange for their Sac River Common Stock.

         4. The tax basis of the Bancshares Common Stock received by a Sac River shareholder will be the same as the basis of the Sac River Common Stock surrendered in exchange therefor reduced by the portion of the basis allocable to the fractional share of Bancshares stock received in the Merger.

         5. The holding period for Bancshares stock received by a Sac River shareholder in the Merger will include the period during which the Sac River Common Stock surrendered in exchange therefor was held.

         6. Each Sac River shareholder will recognize gain equal to the lesser of (i) the amount of cash received in the Merger or (ii) the amount, if any, by which the sum of the cash plus the fair market value of the Bancshares stock received in the Merger exceeds the stockholder's basis in the Sac River shares surrendered. For purposes of determining the character of such gain, the cash received in the Merger will be treated as if shares of Bancshares Common Stock equal in value to the cash had been distributed to the Sac River shareholder as part of the Merger and then immediately after the Merger such shares were redeemed by Bancshares. Depending upon the particular circumstances of each shareholder, such cash payments will be characterized as either having been received as a distribution in full payment in exchange for the Bancshares stock deemed to have been redeemed or as having been received as a dividend, as provided in Section 302 of the Code. A cash payment will be treated as a distribution in full payment in exchange for the Bancshares stock if the deemed redemption is "substantially disproportionate" within the meaning of Section 302(b)(2) of the Code, is in complete termination of the shareholder's interest in the corporation within the meaning of Section 302(b)(3) of the Code or is "not essentially equivalent to a dividend" within the meaning of
         Section 302(b)(1) of the Code. A redemption is treated as "substantially disproportionate" if: (1) the shareholder owns less than 50% of the total combined voting power of all classes of stock immediately after the redemption; (2) the ratio of the shareholder's holdings of voting stock immediately after the redemption to all the voting stock in the corporation at that time is less than 80% of the ratio which the voting stock the shareholder owned immediately before the redemption bore to the entire voting stock in the corporation at that time (the "80% Test"); and (3) the shareholder's ownership of common stock (whether voting or nonvoting) after and before the redemption also meets the 80% test. A redemption is treated as "not essentially equivalent to a dividend" if it results in a meaningful reduction of the shareholder's proportionate interest in the corporation. When making a determination as to whether a redemption is substantially disproportionate or not essentially equivalent to a dividend, or, subject to certain exceptions, whether the redemption terminates the shareholder's entire interest in the corporation, the constructive ownership rules of Section 318 of the Code apply. If the cash payment is treated as having been received by a Sac River shareholder as a distribution in full payment in exchange for redeemed shares, such shareholder's gain recognized on the Merger will be short-term, mid-term or long-term capital gain, depending upon the Sac River shareholder's holding period for the Sac River stock. If the cash payment is treated as having been received by a Sac River shareholder as a dividend, the shareholder's gain on the Merger will be recognized as ordinary income. Sac River shareholders should consult their tax advisors on the tax treatment of the cash payments that they receive.


RESALES OF BANCSHARES COMMON STOCK ISSUED IN THE MERGER

         The shares of Bancshares Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act immediately following the Merger, except for shares issued to any Sac River shareholder who may be deemed to be an "affiliate" of Sac River or Bancshares for purposes of Rule 145 under the Securities Act. This Proxy Statement/Prospectus does not cover resales of shares of Bancshares Common Stock received in the Merger by any person who may be deemed to be an affiliate of Sac River or Bancshares. At the time of the Sac River Special Meeting (in the case of Sac River affiliates) or at the Effective Time (in the case of Bancshares affiliates), persons who may be deemed to be affiliates of Sac River or Bancshares generally include individuals who, or entities which, control, are controlled by or are under common control with Sac River or Bancshares and will include directors and certain executive officers of Sac River and Bancshares and may include principal shareholders of Sac River or Bancshares.

         Securities Act Rules 144 and 145 restrict the sale of Bancshares Common Stock received in the Merger by Sac River affiliates and certain of their family members and related interests.

         Generally, during the one year period following the Effective Time, affiliates of Sac River who are not affiliates of Bancshares may publicly resell Bancshares Common Stock received by them in the Merger, subject to certain limitations on the number of shares they can sell in any three month period and subject to the requirement that they sell the shares in broker transactions. Bancshares is under no obligation to insure that any registered broker-dealer will be available to conduct sales in accordance with Rule 144.

         Following the initial one year period, affiliates of Sac River who are not affiliates of Bancshares and all other Sac River shareholders who received Bancshares Common Stock in the Merger may resell their shares without these restrictions so long as there is adequate current public information available about Bancshares. Bancshares, however, is under no obligation to make such information available and does not presently plan to do so. Accordingly, resales under Rule 144 may not be possible, and the former Sac River shareholders should consult their counsel about the availability of other exemptions under the Securities Act before they attempt to sell their Bancshares stock.

         Sac River shareholders who become affiliates as a result of the Merger will be subject to the same restrictions on resale that apply to Sac River affiliates during the year following the Merger that are described above, but in the case of these Bancshares' affiliates, the restrictions will continue until they have ceased to be affiliates. These shareholders should also consult their counsel about the availability of exemptions under the Securities Act before they attempt to resell any of their Bancshares stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED STOCK OWNERSHIP

         Richard A. Pendleton, a director of Liberty and Bancshares, is co-trustee of the Anise C. Brasher Revocable Trust U/T/A dated August 1, 1995, which owns shares of Sac River Common Stock. No other directors, executive officers or principal shareholders of Bancshares own shares of Sac River Common Stock. No directors, executive officers or principal shareholders of Sac River own shares of Bancshares Common Stock.

LOAN PARTiCIPATION


         Sac River has purchased participations in loans originated by Liberty. The outstanding balance of these participations as of June 30, 1998 was $8,199,700. Liberty has purchased participations in loans originated by Sac River. The outstanding balance of these participations as of June 30, 1998 was $1,650,600. These loan participations were made in the ordinary course of business of Liberty and Sac River and were made on an "arm's length" basis. None were past due or nonperforming, and neither Sac River or Liberty has had to write off all or any portion of a loan participation it has purchased from the other.


LEGAL COUNSEL

         The law firm of Husch & Eppenberger, LLC, has represented Bancshares throughout the negotiation of the proposed acquisition. Members of Husch & Eppenberger, LLC, have also represented Sac River in connection with the establishment and administration of Sac River's ESOP. Sac River engaged the law firm of Yates, Mauck, Bohrer, Ellif, Croessmann, Wieland, P.C. ("Yates, Mauck") to assist Sac River in negotiating the terms of the Merger Agreement and to provide legal advice with respect to the Merger. Yates, Mauck represented Bancshares in the formation of Bancshares in 1995. Yates, Mauck ceased representing Bancshares in 1996. Sac River and Bancshares have waived all actual and potential conflicts of interest on the part of both firms.

DIRECTORS OF BANCSHARES

         Sac River has made loans to the following directors or officers of Bancshares, either personally or to businesses that are owned in whole or in part by them: Gary E. Metzger, William T. Gaut, Lyle D. Graesser, Kenneth E. Hamilton, Howard Jackson Hoke, Dixie F. Letsch, Richard A. Pendleton, Wayne A. Scheer and Charles Talbert Wooten, Jr. These loans were made in the ordinary course of business of Sac River and were made on an "arm's length" basis on terms equivalent to those extended to similar borrowers. The outstanding balance of those loans at June 30, 1998, was $10,466,400. None of these loans are past due or nonperforming. Liberty has not made any loans to officers or directors of Sac River.

                         DISSENTERS' RIGHTS OF HOLDERS
                            OF SAC RIVER COMMON STOCK

         If Sac River Shareholders approve the Merger and the Merger occurs, any shareholder of Sac River who properly dissents from the Merger at the Special Meeting may be entitled to receive in cash the reasonable value of his or her shares of Sac River Common Stock determined immediately prior to the Merger, excluding any appreciation or depreciation in anticipation of the Merger. FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES PRESCRIBED BY APPLICABLE LAW WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

         Pursuant to Missouri Revised Statutes Section 362.730, any shareholder of Sac River who does not vote in favor of the agreement to merge at the shareholders' meeting called for that purpose is entitled to receive from Bancshares the reasonable value of such shareholder's shares of Sac River Common Stock at the time of the Merger. The value of Sac River Common Stock will be determined as follows:

                  (1) Within sixty (60) days after the Effective Time of the Merger, the dissenting shareholder may apply to the Circuit Court of Greene County, Missouri, by petition for the appointment of appraisers to value the dissenter's stock.

                  (2) At any time during the sixty (60) day period any other dissenting shareholder of Sac River may file his or her petition in the Circuit Court of Greene County for the determination of his or her shares of stock.

                  (3) Any shareholder who does not become a party to a proceeding in Greene County, within sixty (60) days from the Effective Time of the Merger shall be conclusively presumed to have assented to the Merger.


         After expiration of the sixty (60) days from the Effective Time of the Merger, the Circuit Court of Greene County will appoint three appraisers to determine the value of the dissenting shareholders' share of Sac River Common Stock. A copy of Section 362.730 is attached as Appendix C.

                     DESCRIPTION OF BANCSHARES COMMON STOCK

         Bancshares is authorized to issue 5,000,000 shares of common stock, par value $1 per share, of which 511,090 shares were issued and outstanding as of June 30, 1998. Bancshares held no shares in its treasury on that date. Bancshares has no other class of authorized or issued capital stock.

         Each share of Bancshares Common Stock has the same rights, privileges and preferences as every other share of Bancshares Common Stock. Each shareholder is entitled to one vote per share in any matter requiring a vote at any meeting, including the election of directors, and is entitled to participate in the liquidation, dissolution or winding up on the basis of such shareholder's pro rata holdings of the Bancshares Common Stock. Shareholders do not have cumulative voting rights in the election of directors, and, as of the Effective Time of the Merger, Bancshares' shareholders will not have preemptive rights when Bancshares issues shares of the Common Stock to other persons.

         Each Bancshares shareholder participates equally in dividends, which are payable when and as declared by the board of directors of Bancshares out of funds that are legally available for that purpose. Bancshares has never declared or paid any cash dividends and has no present intention to do so after the Merger.


                        COMPARISON OF SHAREHOLDER RIGHTS

         Bancshares is a corporation incorporated under Chapter 351 of the Revised Missouri Statutes and, as a result, the rights of stockholders of Bancshares are governed by Missouri law, the Articles of Incorporation of Bancshares (the "Bancshares Articles") and the by-laws of Bancshares (the"Bancshares By-laws"). Sac River is a state chartered banking corporation formed under Chapter 362 of the Revised Missouri Statutes and, as a result, the rights of shareholders of Sac River are governed by Missouri law, the Articles of Agreement of Sac River (the "Sac River Articles"), and the by-laws of Sac River (the"Sac River By-laws"). If the Merger is consummated, each shareholder of Sac River will become a shareholder of Bancshares, unless the shareholder elects to receive cash in exchange for his shares of Sac River Common Stock, as provided in the Merger Agreement, or exercises dissenters' rights. The following is a summary of the material differences between the rights of holders of Sac River Common Stock and the rights of holders of Bancshares Common Stock. These differences arise from differences between the treatment of corporations and banks under Missouri law, as well as from differences between the corporate governing instruments of Bancshares and Sac River.

CAPITAL STOCK

         BANCSHARES. The Bancshares Articles authorize the issuance of 5,000,000 shares of Bancshares Common Stock, of which 511,090 shares were outstanding as of the date of this Proxy Statement-Prospectus. Bancshares does not have any authorized shares of preferred stock.

         SAC RIVER. Sac River is authorized to issue 10,000 shares of Sac River Common Stock, of which 10,000 shares were outstanding as of the date of this Proxy Statement-Prospectus. Sac River does not have any authorized shares of preferred stock.

PREEMPTIVE RIGHTS

         BANCSHARES. As of the Effective Time, the Bancshares Articles will provide that when Bancshares issues shares for any reason no Bancshares shareholder will have any preemptive right to subscribe for or acquire additional shares of Bancshares capital stock of the same or any other class. Prior to the Effective Time, Bancshares shareholders have preemptive rights.

         SAC RIVER. The Sac River Articles provide that when Sac River issues shares for any reason no Sac River shareholder will have any preemptive right to subscribe for or acquire additional shares of Sac River capital stock of the same or any other class.

VOTING RIGHTS Of CAPITAL STOCK

         BANCSHARES. Under the Missouri law, unless a corporation's articles of incorporation provide otherwise, each share of capital stock of the corporation is entitled to one vote on each matter submitted to a vote of the shareholders. The Bancshares Articles do not provide otherwise.

         SAC RIVER. Under the Missouri law, unless a corporation's articles of incorporation provide otherwise, each share of capital stock of the corporation is entitled to one vote on each matter submitted to a vote of the shareholders. The Sac River Articles do not provide otherwise.

BOARD OF DIRECTORS

         BANCSHARES. Under the Bancshares Articles, the Bancshares Board of Directors is to consist of eleven directors. Shareholders elect directors at each annual meeting and the directors serve until the next annual meeting or until their successors are duly elected and qualified. As of the Effective Time, the Bancshares Board of Directors will consist of eighteen directors.

         SAC RIVER. Under the Sac River Articles and By-laws, the Sac River Board of Directors is to consist of not less than 5 directors nor more than 35 directors. The Sac River Board of Directors currently consists of seven directors. Shareholders elect directors at each annual meeting of shareholders and the directors serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

CUMULATIVE VOTING

         BANCSHARES. The Bancshares Articles do not provide for cumulative voting for directors. Thus, under Missouri law, each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected, but a shareholder may not cumulate his or her votes for directors.

         SAC RIVER. The Sac River By-laws provide for cumulative voting for directors. In the election of directors, each shareholder has the right to cast as many votes in the aggregate as equals the number of voting shares held by the shareholder, multiplied by the number of directors to be elected at such election. The shareholder may cast that aggregate number of votes for one candidate or allocate the votes among more than one candidate.

REMOVAL OF DIRECTORS

         BANCSHARES. Bancshares' By-laws provide that any director may be removed at any time, with or without cause, by the vote of a majority of the votes cast by the shareholders entitled to vote for the election of directors.

         SAC RIVER. Sac River's Articles and By-laws do not provide for the removal of directors. Under Missouri law, however, a director may be removed upon the vote of the holders of a majority of shares entitled to vote at an election of a director.

FILLING OF VACANCIES ON THE BOARD OF DIrECTORS AND NEWLY CREATED DIRECTORSHIPS

         BANCSHARES. The Bancshares By-laws provide that any vacancy on the Board of Directors or newly created directorship may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board, or by a sole remaining director.

         SAC RIVER. The Sac River By-laws provide that vacancies on the Sac River Board of Directors not exceeding one-third of the whole number of the Board may be filled by the affirmative vote of a majority of the remaining directors. Any director so elected will serve until the next election of directors by the stockholders.

CALL OF SPECIAL MEETiNGS OF SHAREHOLDERS

         BANCSHARES. The Bancshares By-laws provide that special meetings of the shareholders may be called by the Board, the Chairman of the Board or the President, and shall be called by the President or the Secretary at the written demand of a least twenty-five percent (25%) of all outstanding shares entitled to vote on the action proposed to be taken at such meeting, which demand must state the purpose or purposes of the proposed meeting.

         SAC RIVER. The Sac River By-laws provide that special meetings of the stockholders may be called at any time by the Board of Directors or by written request of the holders of a majority of outstanding capital stock of Sac River.

AMENDMENTS TO ARTICLES OF AGREEMeNT OR ARTICLES OF INCORPORATION

         BANCSHARES. The Articles of Incorporation of Bancshares may be amended upon the vote of the persons holding the majority of the shares of Bancshares Common Stock.

         SAC RIVER. Pursuant to Missouri Revised Statutes ss. 362.325, the Articles of Agreement of Sac River may be amended upon the vote of the persons holding the majority of the shares of Sac River Common Stock.

AMENDMENTS TO BY-LAWS

         BANCSHARES. The Bancshares By-laws provide that they may be changed or amended by the vote of a majority of the Board at any regular or special meeting of the Board, provided, however, that the Board has received 10 days' notice of the intention to change or offer an amendment to the By-laws.

         SAC RIVER. The Sac River By-laws provide that they may be amended, altered or repealed, by a vote of a majority of the whole number of the Directors.


       INDEMNIFICATION OF BANCSHARES' AND LIBERTY'S DIRECTORS AND OFFICERS

         Bancshares and Liberty have adopted resolutions authorizing indemnification for the acts or omissions of Bancshares' or Liberty's directors or officers to the fullest extent allowed under Missouri Revised Statutes
Section 351.355. Section 351.355 allows a corporation to indemnify its officers and directors against all expenses incurred as a result of any action brought against such officer or director brought because he was a director or officer of the corporation, as long as he acted in good faith, in a manner he reasonably believed to be in the best interests of the corporation, and, with respect to any criminal proceeding, had no reason to believe his conduct was unlawful. Bancshares and Liberty provide insurance covering Bancshares' and Liberty's directors and officers for any losses suffered by them as a result of holding such position.


                             BUSINESS OF BANCSHARES

GENERAL

         Bancshares is a Missouri corporation formed in 1995 for the sole purpose of becoming a single bank holding company. Liberty is the only subsidiary of Bancshares. Although it does not have any present acquisition plans other than the Merger, Bancshares may acquire additional subsidiaries in the future, including other banks.


         Liberty is a commercial bank that opened for business in October 1995. It offers a diversified range of commercial banking services for customers located principally in Christian, Green, Lawrence and Dade Counties, Missouri. Liberty's primary market area has a diversified economy, which includes service, recreation, health care, construction, educational, light industrial, and other business categories. The market area has enjoyed rapid economic growth in the last decade. Liberty's services include customary depository products, safe deposit facilities, commercial, agricultural and personal banking services, and commercial, construction, consumer, residential real estate, and industrial lending. Liberty does not intend to change the banking services it offers, except as market or regulatory conditions may dictate.


         Liberty's principal sources of income are interest on loans, investments and service fees. Its principal expenses are interest paid on deposits and general operating expenses.

EMPLOYEES

         At June 1, 1998, Liberty employed 37 full-time and 5 part-time employees. None of those employees is covered by a collective bargaining agreement, and management believes that its employee relations are good.

DESCRIPTION OF LIBERTY'S PROPERTY

         The executive offices of Bancshares are located at 1414 East Primrose, Springfield, Missouri 65804, which is also the main branch of Liberty. The size of the facility is 4,830 sq. ft., and Liberty owns the facility.

         Liberty operates three (3) branches at the following locations in
Missouri: 2809 East Sunshine, Springfield, Missouri (2,930 sq. ft.); Greenfield, Missouri (2,940 sq. ft.); and Mount Vernon, Missouri (3,925 sq. ft.). Liberty owns the building occupied by each branch.

COMPETITION

         Liberty's principal market areas are Christian, Greene, Lawrence and Dade Counties, Missouri. The competition among depository institutions in this area is strong. Liberty competes for deposits and loans with local, regional, and national commercial banks and savings and loan associations that have facilities in Liberty's market area and with a variety of other financial intermediaries such as credit unions, mutual funds and brokerage firms. As of December 31, 1997, Liberty ranked 14th among Springfield area banks in total assets.

REGULATION AND SUPERvISION OF BANCSHARES

         As a bank holding company, Bancshares is subject to regulation and supervision by federal and state regulatory authorities, including the Division of Finance and the FRS Board. Bancshares is required to file semiannual and annual reports of its operations with the Federal Reserve Board. Under FRS Board regulations, Bancshares can only conduct banking or bank management activities or activities closely tied to banking, but cannot conduct activities such as land development, real estate brokerage, insurance premium funding or any other activities the FRS Board does not consider closely tied to banking.

REGULATION AND SUPERVISION OF LIBERTY

         As a state bank whose deposits are insured by the FDIC, Liberty is subject to regulation and supervision by federal and state regulatory authorities, including the Division of Finance and the FDIC. Virtually every aspect of Liberty's day-to-day operations are subject to numerous requirements and restrictions. Applicable laws and regulations, among other things, prescribe the nature and amount of certain investments, regulate the closure of branch offices, and limit the amount of, and establish required approval procedures, reporting requirements and credit standards for, loans and other extension of credit. Liberty is also subject to the FDIC's regulatory capital requirements.

         Liberty is required to submit quarterly "Call Reports" to the Division of Finance and the FDIC, including a balance sheet, an income statement, a statement of changes in equity capital and report of assets and liabilities. The Division of Finance also requires Liberty to obtain prior approval of the Division of Finance to open or operate a branch, to change par value of stock or to acquire additional subsidiaries. The Division of Finance examines Liberty at least once per eighteen months to ensure compliance with Division of Finance regulations.

DIVIDENDS


         Bancshares has not paid any dividends to its shareholders since its formation. Bancshares does not anticipate declaring cash dividends following the Merger. Under applicable bank regulations, until October 25, 1998, the third anniversary of the commencement of its operations, Liberty cannot pay dividends that would reduce the sum of its Tier I capital plus its loan loss reserve to less than 8% of its adjusted total assets. After October 25, 1998, Liberty will not be able to pay dividends that would reduce its Tier I capital to less than 3% of its adjusted total assets, or its Tier II capital to less than 4% of adjusted total assets, or its risk weighted assets to less than 8% of adjusted total capital.


LENDING POLICIES


         Liberty makes commercial, consumer and real estate loans to individuals and businesses. Loans are at both fixed and variable rates of interest. Variable interest rate loans generally entail less risk because the interest rate adjusts with the market interest rate, thereby lessening the risk that the interest earned on a loan will be significantly lower than prevailing market rates over the life of the loan. The majority of Liberty's commercial and real estate loans are variable rate loans. The majority of Liberty's consumer loans are fixed-rate loans. Most of Liberty's consumer loans reprice within one year, substantially reducing any risks associated with fluctuating interest rates.

         As of December 31, 1997, all of Liberty's construction real estate loans were variable-rate; 94% of Liberty's mortgage real estate loans were variable-rate and 79.5% of Liberty's commercial loans were variable-rate loans. As of December 31, 1997, 99% of Liberty's consumer loans were fixed rate.



         The operations of Liberty include funding commercial real estate, business and construction loans. These loans involve significant risks compared with other types of lending. See "Risk Factors-Risks Associated with Commercial Real Estate, Business and Construction Loans."



         Liberty requires collateral to secure most loans. Real estate loans, both construction loans and mortgage loans, are secured by the real estate. Liberty generally requires a loan-to-collateral value of not more than 80% of the loan value. In the case of one-to-four family residential properties, Liberty may increase the loan-to-collateral value to 85%. (In certain instances in which Liberty sells such residential mortgages in secondary market programs, the loan-to-collateral value may be higher). Commercial loans are generally secured by inventories and receivables, equipment, machinery, marketable securities or other liquid financial instruments. Liberty generally requires a loan-to-collateral value of not more than 85% on commercial loans. Consumer loans are both secured and unsecured. When secured, the security for these loans consists of consumer goods, marketable securities, certificates of deposit and similar items. In most cases, Liberty receives a first lien on collateral securing loans. In the case of home equity loans, Liberty will take a second lien on the collateral.

           DIRECTORS AND EXECUTIVE OFFICERS OF BANCSHARES AND LIBERTY

         The following table sets forth certain information with respect to the current directors and executive officers of Bancshares and Liberty.


NAME AND POSITIONS                                            AGE AT                  YEAR FIRST BECAME DIRECTOR
WITH BANCSHARES AND LIBERTY                               JUNE 30, 1998               OF BANCSHARES AND LIBERTY
---------------------------                               -------------               --------------------------
William P. Gaut, Director                                       58                               1995

Robert P. Gephardt, President,                                  45                               ____
Mount Vernon's Community Bank

Lyle D. Graesser, Director                                      52                               1995

Kenneth E. Hamilton, Director                                   57                               1995

Howard Jackson Hoke, Director                                   51                               1995

Dixie F. Letsch, Director                                       56                               1997

Ronald McDowell, Senior Vice President                          37                               ____

Gary E. Metzger, Director, President,                           47                               1995
Chairman of the Board of Directors

Richard A. Pendleton, Director                                  54                               1995

Ronald K. Pender, Senior Vice President                         41                               ____

David Petiford, Senior Vice President                           42                               ____

Wayne A. Scheer, Director                                       57                               1995

Patricia L. Sechler, Secretary, Director,                       52                               1995
Senior Vice President

Maurice L. Stiles, President,                                   55                               ____
Greenfield Community Bank

Charles Talbert Wooten, Jr., Director                           55                               1995




         GARY E. METZGER has served as President and Director of Bancshares and Liberty since their formation in 1995. Prior to 1995, Mr. Metzger was president of Southwest Bank, a Springfield area bank, and vice president of Southwest Bancshares, Inc.

         PATRICIA L. SECHLER has served as Director and Secretary of Bancshares and as Senior Vice President of Liberty since 1995. Prior to 1995, she was vice president of Southwest Bank, a Springfield area bank.

         WILLIAM P. GAUT has served as Director of Bancshares and Liberty since 1995. Mr. Gaut has been the President of William P. Gaut, Inc., a consulting company, for more than five years.

         ROBERT P. GEPHARDT has been President of Liberty's Branch, Mount Vernon's Community Bank since October, 1996. Prior to that, Mr. Gephardt was employed as Vice President by First City National Bank.

         LYLE D. GRAESSER has been a Director or Bancshares and Liberty since 1995. Mr. Graesser is the President of Micrographics Services Corporation, a bank services corporation, a position he has held for more than five years.

         KENNETH E. HAMILTON has been a Director of Bancshares and Liberty since 1995. Mr. Hamilton is the President of Hamilton Curtis Corporation, a development company, Hamilton Properties, Inc., a property management company, and Hamilton Contracting, Inc., a contracting company, and he is involved in a number of apartment and real estate development companies. Mr. Hamilton has held these positions for more than five years.

         HOWARD JACKSON HOKE has been a Director of Bancshares and Liberty since 1995. Mr. Hoke has been the President of Jack Hoke Companies, Inc., a real estate business, for more than five years. He is also the principle of Jack Hoke, P.C., a law firm.

         DIXIE F. LETSCH has been a Director of Bancshares and Liberty since 1997. Ms. Letsch has been the Secretary/Treasurer of Letsch Advertising, Inc., an advertising company for more than five years.

         RONALD K. PENDER has been Senior Vice President at Liberty since September 1997. Prior to joining Liberty, Mr. Pender served as Vice President at Union Planters Bank (in 1997) and at Nations Bank (from 1985 to 1997), in both instances in Springfield.

         RICHARD A. PENDLETON has been a Director of Bancshares and Liberty since 1995. Mr. Pendleton has been a director and officer of Pendleton-Talley Company, a restaurant management company, and Restaurant Systems, Inc., a KFC owner/operator, for more than five years. He is a partner or member in various other real estate companies.

         DAVID PETIFORD has served as Senior Vice President of Liberty since 1997. Prior to 1997, Mr. Petiford was employed as Vice President by Boatmen's Bank of Southern Missouri.

         WAYNE A. SCHEER has been a Director of Bancshares and Liberty since 1995. Mr. Scheer is the President of Liberty Car Rental, a Thrifty car rental franchise, and Missouri Insulation, a building supply company, positions that he has held for more than five years. Mr. Scheer is also Chairman of the Board of Liberty Industries, Inc., a cultured marble manufacturer.

         MAURICE L. STILES has been President of Liberty's Greenfield Community Bank branch since August 31, 1997. From 1960 until joining Liberty, Mr. Stiles was employed as community bank president at the Lockwood Boatmen's Bank.

         CHARLES TALBERT WOOTEN, JR. has been a Director of Bancshares and Liberty since 1995. Mr. Wooten owns Wooten Company, a commercial and residential property management company, and is a partner in various residential and commercial properties.


           SECURITY OWNERSHIP OF BANCSHARES' AND LIBERTY'S MANAGEMENT

         The following table sets forth, as of the date of this Proxy Statement-Prospectus, the number of shares of Bancshares Common Stock owned beneficially by each director and executive officer of Bancshares and Liberty, and all directors and executive officers of Bancshares and Liberty as a group.

                                                                         NUMBER OF SHARES                     PERCENT
NAME                                  POSITIONS WITH BANCSHARES          BENEFICIALLY OWNED                   OF CLASS
----                                  -------------------------          ------------------                   --------
Gary E. Metzger                       Director, President,                     11,440                           2.24%
                                      Chairman of Board of
                                      Directors

Patricia L. Sechler                   Director, Secretary,                     30,510                           5.96%
                                      Senior Vice President

William P. Gaut                       Director                                 15,260                           2.99%

Robert P. Gephardt                    President, Mount Vernon                   1,660                           0.31%
                                      Community Bank

Lyle D. Graesser                      Director                                 15,260                           2.99%

Kenneth E. Hamilton                   Director                                 33,560                           6.55%

Howard Jackson Hoke                   Director                                 22,880                           4.47%

Ronald McDowell                       Senior Vice President                       830                           0.16%

Dixie F. Letsch                       Director                                 22,880  (1)                      4.47%

Richard A. Pendleton                  Director                                 15,260                           2.99%

David Petiford                        Senior Vice President                     3,930                           0.77%

Ronald K. Pender                      Senior Vice President                     1,350                           0.26%

Wayne A. Scheer                       Director                                 45,770  (2)                      8.95%

Maurice L. Stiles                     President, Greenfield                         0                              0%
                                      Community Bank

Charles Talbert Wooten, Jr.           Director                                 15,260  (3)                      2.99%

All directors and
executive officers
as a group                                                                    235,850                           48.5%


-------------------------
(1) 22,870 shares held by Dixie F. Letsch, Trustee under the Dixie F. Letsch Trust Agreement dated August 1992, 10 shares held by Ms. Letsch.

(2) 15,760 shares held by Wayne A. Scheer, Trustee under Revocable Living Trust Agreement of Wayne A. Scheer dated August 23, 1993, 30,000 shares held by Liberty Properties, L.P., a limited partnership of which Mr. Scheer is the general partner, and 10 shares held by Mr. Scheer.

(3) 15,250 held by Mr. Wooten as Trustee of the Rosalie Wooten Irrevocable Descendant Trust, 10 shares held by Mr. Wooten.

                      PRINCIPAL SHAREHOLDERS OF BANCSHARES

         The following table sets forth, as of the date of this Proxy Statement-Prospectus, the persons known by Bancshares to be beneficial owners of more than five (5%) percent of the outstanding shares of Bancshares Common Stock.

NAME AND ADDRESS OF                                  NUMBER OF SHARES
BENEFICIAL OWNER                                   BENEFICIALLY OWNED          PERCENT OF CLASS
----------------                                   ------------------          ----------------
Kenneth E. Hamilton                                      33,560                      6.55%

Errett C. and Patricia L. Sechler                        30,510                      5.96%

Wayne A. Scheer                                          45,770 (1)                  8.95%


-------------------------
(1) 15,760 shares held by Wayne A. Scheer, Trustee under Revocable Living Trust Agreement of Wayne A. Scheer dated August 23, 1993, 30,000 shares held by Liberty Properties, L.P., a limited partnership of which Mr. Scheer is the general partner, and 10 shares held by Mr. Scheer.



                     COMPENSATION OF BANCSHARES' MANAGEMENT

EXECUTIVE COMPENSATION

         The following table sets forth the compensation that Liberty paid to its chief executive officer for services rendered in the fiscal year ended December 31, 1997. Bancshares paid no compensation to Mr. Metzger. Mr. Metzger is the only executive officer of Bancshares and Liberty whose salary and bonus exceeded $100,000 during the 1997 fiscal year.



                                                                                               SUMMARY COMPENSATION TABLE
                                                                                               --------------------------
                                                    ANNUAL COMPENSATION
                                                    -------------------                          ALL OTHER COMPENSATION
NAME AND PRINCIPAL POSITION                                SALARY               BONUS            ----------------------
---------------------------                                ------               -----
Gary Metzger, President and Chief Executive
Officer

1997                                                      $ 93,500            $ 18,700                     (1)

1996                                                        80,000               ____                      (2)

1995                                                        75,000               ____                      (3)


-----------------------

(1) On January 20, 1998, Mr. Metzger was granted an option to purchase 2,500 shares of Bancshares Common Stock at a price per share of $14.79, pursuant to the terms of the Incentive Stock Option Plan adopted by Bancshares on October 27, 1995. See "Fiscal Year End Options."

(2) On January 21, 1997, Mr. Metzger was granted an option to purchase 2,500 shares of Bancshares Common Stock at a price per share of $12.90.

(3) On October 27, 1995, Mr. Metzger was granted an option to purchase 5,000 shares of Bancshares Common Stock at a price per share of $10.00.

         The salary and bonus of the President and Chief Executive Officer of Liberty and Bancshares is set on an annual basis by the Compensation Committee of Liberty's Board of Directors. The current members of the Compensation Committee are Gary E. Metzger, Richard A. Pendleton, Charles Talbert Wooten, Jr. and William P. Gaut. The Compensation Committee considers Liberty's financial performance as compared to budget, non-financial goals, including level of expansion and recruitment of personnel, and the salaries of chief executive officers at similar institutions in Missouri in setting Mr. Metzger's salary.

FISCAL YEAR END OPTIONS

         The following table sets forth information regarding stock options for shares of Bancshares Common Stock held by certain officers of Liberty as of June 1, 1998. Each option is exercisable for a period of ten years from the date such option was granted, pursuant to the terms of an Incentive Stock Option Plan adopted on October 27, 1995, as amended and restated. See "Effects on Employee Benefit Plan - Bancshares Incentive Stock Option Plan."



                                                      NUMBER OF SHARES UNDERLYING                    VALUE OF
                                                      ---------------------------               -------------------
NAME                                                      UNEXERCISED OPTIONS                   UNEXERCISED OPTIONS
----                                                  ---------------------------               -------------------
Gary E. Metzger                                               10,000(1)                         $    175,775

Robert P. Gephardt                                             1,000(2)                               14,710

Ronald McDowell                                                2,000(3)                               31,310

David Petiford                                                 2,000(2)                               29,420

Patricia L. Sechler                                            1,000(2)                               14,710


----------------------
(1) Includes an option for 5000 shares granted on October 27, 1995, with an exercise price of $10 per share, an option for 2,500 shares granted on January 21, 1997, with an exercise price of $12.90 per share, and an option for 2,500 shares granted on January 20, 1998, with an exercise price of $14.79 per share.

(2) Option granted on January 20, 1998, with an exercise price of $14.79 per share.

(3) Includes an option for 1,000 shares granted on January 21, 1997, with an exercise price of $12.90 per share and an option for 1,000 shares granted on January 20, 1998, with an exercise price of $14.79 per share.


         The exercise price of each option is the fair market value of Bancshares Common Stock as of the option grant date, as determined by the Incentive Stock Option Committee. The Incentive Stock Option Committee's current members are Wayne A. Scheer, Richard A. Pendleton, William P. Gaut, Howard Jackson Hoke and Lyle D. Graesser. The Incentive Stock Option Committee also determines the number of options to grant each year based upon recommendations from Liberty's Compensation Committee, which takes into account the performance of each eligible employee in making its determination.

COMPENSATION OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The directors of Bancshares and Liberty receive $200 per meeting for serving as directors of Bancshares and Liberty. The members of the Loan Committee of the Liberty Board of Directors receive an additional $200 for each meeting of the Loan Committee. In 1997, the Bancshares and Liberty Boards of Directors held twelve (12) meetings, and the Liberty Loan Committee held twelve
(12) meetings.

         The Loan Committee consists of the President, three directors who serve permanently and one director who rotates on a quarterly basis. The Loan Committee has the power to discount and purchase bills, notes and other evidences of debt, and to buy and sell bills of exchange. The Committee approves all new loans over certain limits. The permanent members of the Loan Committee are Gary E. Metzger, Wayne A. Scheer, Richard A. Pendleton and Charles Talbert Wooten, Jr.

         Liberty's Board of Directors also has an Audit Committee, consisting of not less than three directors of Liberty, none of whom may be an officer of Liberty. The Audit Committee makes an examination of the affairs of Liberty and makes a report to the Board of Directors stating whether Liberty is in sound condition, whether adequate internal audit controls and procedures are being maintained and recommending any changes in the manner of doing business or conducting the affairs of Liberty as the Audit Committee deems advisable. The current members of the Audit Committee are Richard A. Pendleton, Lyle D. Graesser, Howard Jackson Hoke and William P. Gaut.




                          BANCSHARES' LEGAL PROCEEDINGS

         As of the date of this proxy statement/prospectus, there are no pending actions, lawsuits or other legal proceedings involving Bancshares.


                      BANCSHARES' MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

         There is no established public trading market for the shares of Bancshares Common Stock. Until the Effective Time of the Merger, a Stock Purchase Agreement entered into by and among the shareholders of Bancshares in 1995 will restrict the sales of Bancshares Common Stock. That agreement will be terminated at the Effective Time. To the knowledge of Bancshares' management, in 1997 there was one sale involving 1,000 shares of Bancshares Common Stock at a price of $10.78 per share. The shares of Bancshares Common Stock involved in the sale were subject to the Stock Purchase Agreement and the purchase price was determined in accordance with the terms of the Stock Purchase Agreement. As of June 30, 1998, outstanding options entitled the holders thereof to acquire 16,000 shares of Bancshares Common Stock.

         Upon the completion of the Merger, Bancshares will have up to 5,000,000 outstanding shares of Bancshares Common Stock. The shares of Bancshares issued in this Merger will be freely transferable without restriction under the Securities Act, except for certain restrictions placed on sales by "affiliates" of Bancshares and Sac River. See "THE MERGER - Resales of Bancshares Common Stock Issued in the Merger." As of the date of this Proxy Statement-Prospectus, approximately 235,850 outstanding shares of Bancshares Common Stock were held by affiliates of Bancshares and approximately 275,240 shares were held by nonaffiliates of Bancshares.


         As of June 30, 1998, the outstanding shares of Bancshares Common Stock were held of record by 36 persons.

            SELECTED CONSOLIDATED FINANCIAL INFORMATION OF BANCSHARES

The following table sets forth certain historical financial data with respect to Bancshares on a consolidated basis. The financial data for the fiscal years ended December 31, 1997 and 1996 and for the 65 day period ended December 31, 1995 is derived from Bancshares' audited financial statements. The financial data for the six months ended June 30, 1998 and 1997 is unaudited, but it reflects all normal recurring adjustments which are, in the opinion of management, considered necessary for a fair presentation of the financial condition and results of operations for such interim periods. The results for the interim period presented herein are not necessarily indicative of results to be expected for any other period or for the entire fiscal year. The information contained in this table should be read in conjunction with Bancshares' Historical Consolidated Financial Statements and related notes found in this Prospectus.







                                                                                                        65 Days
                                          SIX MONTHS                         Fiscal Year                 Ended
                                         ENDED JUNE 30                    Ended December 31           December 31
                             -------------------------------------------------------------------------------------
                                   1998 (1)          1997 (1)           1997             1996             1995
                                   -----            ------             ------            -----           -----
                                                  (Dollars in thousands, except for per share data)
SELECTED CONSOLIDATED
STATEMENT OF CONDITION
INFORMATION:
Total Assets                        $111,462          $50,861          $80,025          $31,590          $12,223

Loans, net of allowance for
loan losses                           79,499           35,739           51,129           19,285            4,428

Investment Securities                 16,172            3,643           12,265            1,448              692

Total Deposits                        90,495           43,307           64,585           27,309            8,210

Short-term borrowings                  9,970            2,184            9,700              600              500

Stockholders' Equity                   6,322            3,584            5,288            3,559            3,461

CONSOLIDATED STATEMENT
OF INCOME INFORMATION:


                                                                                                                    65 Days
                                                    Six Months                         Fiscal Year                   Ended
                                                   Ended June 30                    Ended December 31             December 31
                                       -------------------------------------------------------------------------------------------
                                             1998 (1)          1997 (1)         1997             1996               1995
                                             -----            ------           ------            -----             -----
Interest Income                             $3,544           $1,456           $3,948             $1,384             $198

Interest Expense                             1,953              757            2,131                675               41
Net Interest Income                          1,591              699            1,817                709              157
Provision for Loan Losses                      227               72              447                 71                6

Net Interest Income after
  Provision For Loan Losses                  1,364              627            1,370                638              151

Noninterest Income                             171               70              201                 47                1
Noninterest Expense                          1,097              476            1,288                552              137
Provision for Income Taxes                     146               83              117                 39                4
Net Income                                    $293             $138             $166                $94              $11

PER SHARE DATA
Earnings per Common Share                     $.60             $.41             $.42               $.27             $.03

Cash Dividends Declared per
  Common Share                               _____             ____             ____               ____             ____

Book Value per Common Share                  12.07            10.70            13.43              10.32            10.03
Dividend Payout Ratio                        ____             ____             ____               ____             ____

Weighted Average Number of
  Common Shares Outstanding                489,190          336,160          393,900            345,000          345,000

                                                                                                                65 Days
                                                Six Months                         Fiscal Year                   Ended
                                                Ended June 30                    Ended December 31             December 31
                                     -------------------------------------------------------------------------------------------
                                          1998 (1)          1997 (1)           1997             1996               1995
                                          -----            ------             ------            -----             -----


FINANCIAL RATIOS
Return on Average Assets                   0.76%             0.69%             0.31%             0.47%            0.11%

Return on Average Shareholder's
  Equity(1)                               12.19%             7.85%             3.63%             2.69%            1.31%

Average Equity to Average Assets           6.26%             8.85%             8.62%            17.34%           32.91%

Earnings to Fixed Charges                 126.7%            129.2%            113.2%            119.7%           136.6%

Net Interest Margin                        3.72%             3.45%             3.56%             3.75%            4.17%

Net Interest Spread                        3.53%             3.70%             3.27%             3.24%            2.09%

CAPITAL RATIOS - LIBERTY BANK

Tier 1 Capital Ratio                        9.2%             11.2%             10.4%             12.7%            49.8%

Tier 1 Risk-Based Capital Ratio            13.0%             14.0%             14.8%             12.6%            53.1%

Total Risk-Based Capital Ratio             13.9%             14.4%             15.8%             12.9%            53.2%

ASSET QUALITY RATIOS

Non-performing loans to total loans        0.42%                0%                0%                0%               0%

Non-performing assets to total assets      0.30%                0%                0%                0%               0%

Allowance for loan losses to
    Non-performing loans                     226.08%              N/A               N/A               N/A              N/A


Allowance for loan losses as
a percentage of loans                      0.94%             0.41%             1.01%             0.40%            0.14%


-----------------------
(1) Interim ratios have been annualized for purposes of comparability with year-end data.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  CONSOLIDATED FINANCIAL CONDITION AND RESULTS
                       OF OPERATIONS OF LIBERTY BANCSHARES

         The following discussion of financial condition and results of operations should be read in conjunction with the consolidated financial statements of Liberty Bancshares and the related notes. As used in the following discussion, the term "Company" refers to Liberty Bancshares and its subsidiary on a consolidated basis; the term "Bank" refers to Liberty Bank; and the term "Liberty Bancshares" refers to Liberty Bancshares, Inc., on a parent company only basis.


RESULTS OF OPERATIONS

GENERAL


         Bancshares has enjoyed rapid growth since its commencement of operations in late October 1995. Total assets increased from $12,223,000 at December 31, 1995, to $111,462,000 at June 30, 1998, or 811.9%. This growth is reflected in all aspects of changes in the Company's financial condition from 1996 to 1997 and in the period ended June 30, 1998, and in the results of the Company's operations in those periods. (The following discussion does not address results of operations in the 65 days ended December 31, 1995, and the year ended December 31, 1996, because the periods are not susceptible to meaningful comparison). This growth is the result of a number of factors, including the opening of new branches, hiring of experienced lending officers seeking new positions after mergers of large banks that serve the Springfield area, the addition of depositors as a result of those bank mergers, the economic vitality of the Springfield area, and the Bank's marketing program.



         The Bank's rapid growth has required the injection of additional capital from time to time to ensure that the Bank remains well capitalized. (See "Selected Information of Bancshares" for historical information about the Bank's capital position for regulatory purposes.) Bancshares has provided additional capital for the Bank by borrowing under its line of credit and by issuing additional shares of capital stock to Bancshares' existing shareholders. In May 1998, Bancshares borrowed $875,000 under its line of credit and issued $375,000 of additional shares of Bancshares Common Stock. Bancshares contributed the resulting $1,250,000 to the Bank's capital. At June 30, 1998, Bancshares' $4,500,000 line of credit had $4,125,000 of outstanding borrowings.


FINANCIAL CONDITION

TOTAL ASSETS

         The Company's total assets increased from $31,590,000 at December 31, 1996, to $80,025,000 at December 31, 1997, or 153.3%. This increase was driven by the growth of total deposits during the period.

         At June 30, 1998, total assets were $111,462,000, a $60,601,000, or
119.2%, increase over the same date a year earlier, and

$31,437,000, or 39.3%, greater than total assets at December 31, 1997. Again, increases in deposits underlay the increase in total assets.


NET LOANS

         Loans net of loan allowances were the principal component of Bancshares' asset growth. Net loans increased from $19,285,000 at December 31, 1996, to $51,129,000 at December 31, 1997, or 165.1%. At June 30, 1998, net
loans were $79,499,000, an increase of $43,760,000, or 122.4%, over net loans at June 30, 1997, and a $28,370,000, or 55.5%, increase over net loans at December 31, 1997.

INVESTMENT SECURITIES

         The growth in investment securities was a result of the rapid increase in the Bank's deposits, which were not fully absorbed by loan production. The increase from December 31, 1996, to December 31, 1997, was $10,817,000, or 747.0%. The increase from June 30, 1997, to June 30, 1998, was $12,529,000, or
343.9%, and from December 31, 1997, to June 30, 1998, was $3,907,000, or 31.9%.

DEPOSITS

         Deposits grew as a result of the Bank's opening new branches and its marketing efforts as well as the addition of customer deposits of new borrowers and individuals and businesses moving their accounts in the aftermath of bank mergers that affected the Springfield market. Total deposits at December 31, 1998, were $64,585,000, a $37,276,000, or 136.5%, increase over $27,309,000 at
December 31, 1996. At June 30, 1998, total deposits were $90,495,000, an increase of $47,188,000, or 108.9% from June 30, 1997. Total deposits at June 30, 1998, also were $25,910,000, or 40.1%, greater than those at December 31, 1997.

SHORT-TERM BORROWINGS

         Short-term borrowings, which were primarily repurchase agreements, also paralleled the Bank's growth, rising from $600,000 at December 31, 1996, to $9,700,000 at December 31, 1997, a 1,517.7% increase. Similarly, short term borrowings rose from $2,184,000 at June 30, 1997, to $9,970,000 at June 30, 1998, a 356.5% increase.

STOCKHOLDERS EQUITY

         As a result of both growth of retained earnings and sales of Bancshares Common Stock to existing stockholders, Bancshares' stockholders' equity increased by $1,729,000, or 48.6%, from $3,559,000 at December 31, 1996, to
$5,288,000 at December 31, 1997. At June 30, 1998, stockholders' equity was $6,322,000, a $2,738,000, or 76.4% increase over the amount at June 30, 1997, and a $1,034,000, or 19.6%, increase over stockholders' equity at December 31, 1997.


RESULTS OF OPERATIONS

NET INCOME

         Since Bancshares' sole subsidiary is a newly formed bank, the Company's income and returns on average assets and stockholders' equity have lagged those of longer established comparably sized institutions. For the year ended December 31, 1997, net income was $166,000, an increase of $72,000, or 76.6%, over
$94,000 in the prior year. As a result of the costs of opening two new branches in 1997 plus the addition of retail and secondary market home loan servicing departments in the same year, average return on assets declined from .47% for 1996, to .31% for 1997, and return on average shareholders' equity increased only slightly from 2.69% to 3.63%.


         Net income for the six months ended June 30, 1998, was $293,000, compared to $138,000 for the same period a year earlier, a 112.3% increase. As a result of the increase in the Bank's assets, return on average assets increased to .76% for the six months ended June 30, 1998, over .69% in the same period a year earlier, and return on shareholders' equity grew to 12.19% from 7.85%.


         The Company's net income growth has been restrained by the need to build the Bank's provision for loan losses to an amount equal to 1% of the Bank's total loans (less the SBA guaranteed portion of loans and less loans secured by borrowers' deposits at the Bank). Under applicable bank regulations, the Bank had three years from inception to reach the 1% level. At June 30, 1998, the Bank's allowance for loan losses equaled that level.

INTEREST INCOME


         The Company's interest income has increased with the Bank's asset growth. Interest income in the year ended December 31, 1997, was $3,948,000, a $2,564,000, or 185.3%, increase over the prior year. For the six months ended June 30, 1998, the increase was $2,088,000, or 143.4%, over the same period a year earlier.


INTEREST EXPENSE


         Interest expense primarily reflected the growth in the Bank's interest bearing deposits. Interest expense in the year ended December 31, 1997, was $2,131,000, an increase of $1,456,000, or 215.7%, over the prior year. For the six months ended June 30, 1998, interest expense was $1,953,000, an increase of $1,196,000, or 158.0% over the same period a year earlier.


NONINTEREST INCOME AND EXPENSE

         Noninterest income has been provided primarily by overdraft charges, account servicing charges, safe deposit box fees, and other sources. While not material in comparison to interest income, noninterest income grew by 327.7% in the year ended December 31, 1997, over the prior year, and by

144.3% in the six months ended June 30, 1998, over the same period in the prior year.



         Noninterest expense includes the cost of operations, including overhead and expenses associated with the opening of new branches and departments in the Bank, including the costs of additional personnel. For the year ended December 31, 1997, when the Bank opened two branches and added two departments, noninterest expense was $1,288,000, an increase of $736,000, or 133.3%, over the prior year. In the six months ended June 30, 1998, noninterest expense was $1,097,000, an increase of $621,000, or 130.5%, over the same period a year earlier.


NET INTEREST INCOME

         Net interest income, the primary source of earnings for the Company, is the difference between interest income earned on loans and other earning assets, and interest paid on deposits and other interest bearing liabilities. Earning assets include loans, investment securities and federal funds sold. Interest bearing liabilities include interest-bearing deposits (NOW accounts, MMDA, savings and others), time deposits, federal funds purchased and securities sold under agreements to repurchase.

         The following table sets forth the Company's average balance of assets, liabilities and stockholders' equity as well as the amount of interest income or interest expense and the average rate for each category of interest earning assets and interest bearing liabilities. Included in the average balances are non-accruing loans. Loan fees are included in interest income. Average balances are computed on a daily basis.






                                                                       DECEMBER 31
                            -------------------------------------------------------------------------------------------------
                                               1997                                               1996
                            -------------------------------------------   ---------------------------------------------------
                                         Interest                             Interest
                             Average        and             Average            Average           Interest          Average
                             Balance       Fees              Rate              Balance           and Fees           Rate
                            ---------   -----------     ---------------   ---------------     --------------   --------------
ASSETS  .................                                        (Dollars in Thousands)
   Cash and Due
   from Banks(1).........      $2,326         ___              ___%              ___                 ___%              $ 922

   Federal Funds Sold
   and Securities
   Purchased under
   Agreements to
   Resell................       9,284         534              5.75             5,853                324                5.54

   Taxable Investment
   Securities............       4,585         282              6.15             1,134                 64                5.64

   Non-taxable
   Investment
   Securities............           7           1             14.29              ___                 ___                 ___

   Loans, Net(2).........      34,801       3,131              9.00            10,993                996                9.06
                              -------      -------            -----           -------              -----               -----
         Total
         Interest
         Earning
         Assets..........      51,003       3,948              7.74%           18,902              1,384                7.32%




                                                                               DECEMBER 31
                               ---------------------------------------------------------------------------------------------------
                                                      1997                                                1996
                               ---------------------------------------------     -------------------------------------------------
                                                  Interest
                                  Average           and           Average           Average        Interest            Average
                                  Balance           Fees           Rate             Balance        and Fees             Rate
                               ------------     -----------     -----------       -----------    -------------     ---------------

ASSETS......................                                         (Dollars in Thousands)

   Bank Premises and
   Equipment................         1,875            1,075

   Other Assets.............           294               95
                               ------------     -----------
               TOTAL
               Assets.......       $53,172          $20,072
                               ============     ===========


                                                                               DECEMBER 31
                               -----------------------------------------------------------------------------------------------------
                                                        1997                                                     1996
                               -------------------------------------------------        --------------------------------------------
                                                       Interest                                            Interest
                                    Average               and           Average            Average            and           Average
                                    Balance              Fees            Rate              Balance           Fees             Rate
                               ----------------     --------------    ----------        ------------     ------------      ---------
LIABILITIES AND                                                       (Dollars in Thousands)
SHAREHOLDER'S
EQUITY
   Non-interest Bearing
   Deposits........            $          7,366      $           _            _ %              2,765      $       _              _ %
   Interest Bearing
   Deposits........                      12,237                488          3.99               5,682            226            3.98
   Time Deposits...                      25,754              1,438          5.58               7,459            414            5.55
   Federal Funds
   Purchased and
   Securities Sold under
   Agreements to
   Repurchase                             2,434                121          4.97                 653             35            5.36
   Notes Payable                            990                 84          8.48
                               ----------------      -------------    ----------         -----------      ----------       --------
   Total Interest Bearing
   Liabilities.....                      48,781              2,131          4.46              16,559            675            4.08
   Other Liabilities                        293                                                   83


   Stockholders' Equity                   4,098                                                3,430
                               ----------------                                          -----------
   Total Liabilities and
   Stockholders' Equity        $         53,172                                          $    20,072
                               ================                                          ===========
NET INTEREST
INCOME, NET
INTEREST SPREAD....                                  $      1,817           3.27%                         $     709            3.24%
NET INTEREST
YIELD(3)...........                                                         3.56%                                              3.75%

(1)  Includes non-interest bearing balances, cash and cash items.
(2)  Loans, net of loan losses.
(3) Net interest yield is net interest earnings divided by total interest-earning assets, with net interest earnings equal to the difference between total interest earned and total interest paid.



         During 1997, average deposit growth, particularly time deposits, exceeded the growth of loans. Total average interest bearing liabilities grew by 194.6% in 1997 over 1996, and total average interest earning assets grew at a less rapid 169.8% in the same period. The difference reflected, in part, the opening of new branches and the addition of new depository accounts as a result of large bank mergers that affected the Springfield market area. The net interest spread over that time period was virtually unchanged and the net interest yield declined by 5.1% to 3.56%.

         The effect of changes in average balance and rate from the corresponding prior period on interest income, interest expense and net interest income for the year ended December 31, 1997 is set forth below. The effect of a change in average balance has been determined by applying the average rate for the earlier period to the change in the average balance for the later period, as compared with the earlier period. The effect of a change in the average rate has been determined by applying the average balance for the earlier period to the change in the average rate for the later period, as compared with the earlier period. The variances attributable to simultaneous balance and rate changes have been allocated in proportion to the relationship of the dollar amount of change in each category.




                                                                                        1997 COMPARED WITH 1996
                                                                     --------------------------------------------------------------
                                                                                          Increase (decrease)
                                                                                           Due to a Change in
                                                                     --------------------------------------------------------------
                                                                             Average              Average
                                                                             Balance                 Rate                   Total
                                                                     -----------------       --------------       -----------------
                                                                                         (Dollars in Thousands)
Interest earned on:
         Federal Funds Sold and Securities Purchased
         under Agreements to Resell.................................       $    197              $   13               $   210
         Taxable Investment Securities..............................            210                   8                   218
         Non-taxable Investment Securities..........................              1                   -                     1
         Loans, Net.................................................          2,143                  (8)                2,135
                                                                           --------              ------               -------
         Total Interest Income......................................         $2,551                 $13               $ 2,564
                                                                           --------              ------               -------
Interest Paid on:
         Interest-bearing Deposits (NOW accounts, MMDA,
         savings and other).........................................       $    261              $    1                  $262
         Time Deposits..............................................          1,022                   2                 1,024
         Federal Funds Purchased and Securities Sold
         under Agreements to Repurchase.............................             90                  (4)                   86
         Note Payable...............................................             84                  --                    84
                                                                           --------              ------               -------
         Total Interest Expense.....................................          1,457                  (1)                1,456
                                                                           --------              ------               -------
Change in Net Interest Income.......................................       $  1,094              $   14               $ 1,108
                                                                           ========              ======               =======
Percent Increase in Net Interest Income over the Prior Period.......                                                   156.28%


INVESTMENT SECURITIES PORTFOLIO ANALYSIS

         The Company invests a portion of its available funds in short-term and longer-term instruments, including federal funds sold and investment securities. Investment securities include obligations of the U.S. Government or its agencies, obligations of state and political subdivisions and debt securities.

         Federal funds sold are used primarily for daily cash management purposes. The Company's investment securities portfolio is utilized to collateralize certain of the Bank's line of credit and public and fiduciary deposits. It also provides liquidity through proceeds from scheduled maturities. The majority of the Company's investment securities carry fixed interest rates, and at December 31, 1997 and June 30, 1998, the Company's investment portfolio reflected a net unrealized loss of approximately $504 and $16,000, respectively.


         The following table presents the Company's investments in certain securities accounted for as held to maturity ("HTM") or as available for sale ("AFS") on the dates indicated.


                                                                                         DECEMBER 31
                                                                         --------------------------------------------
                                                                                1997                     1996
                                                                         ------------------       -------------------
                                                                                          BOOK VALUE
                                                                                        (IN THOUSANDS)
         U.S. Government, HTM...........................................     $        0                  $      0
         U.S. Government, AFS...........................................            600                       849
         U.S. Agencies, HTM.............................................              0                         0
         U.S. Agencies, AFS.............................................         10,445                       599
         Mortgage Backed Bonds, HTM.....................................              0                         0
         Mortgage Backed Bonds, AFS.....................................              0                         0
         Municipal Securities, HTM......................................              0                         0
         Municipal Securities, AFS......................................          1,220                         0
         Corporates.....................................................              0                         0
                                                                         ------------------       -------------------
                  Total Securities......................................         12,265                     1,448
                  Federal Funds Sold and Securities Purchased under
                  Agreements to Resell..................................          8,373                     6,450
                                                                         ------------------       -------------------
                  Total Investments.....................................        $20,638                    $7,898
                                                                         ==================       ===================



         The following table sets forth the amounts by book value and weighted average yields, as of December 31, 1997, of each category of investment listed in the preceding table maturing during certain time periods.





                                                                  MATURING
                          ---------------------------------------------------------------------------------------
                                                                           AFTER FIVE
                                                   AFTER ONE YEAR          YEARS BUT
                                WITHIN ONE           BUT WITHIN            WITHIN TEN            AFTER TEN
                                   YEAR              FIVE YEARS              YEARS                 YEARS
                                ----------         --------------          ----------            ---------
                             AMOUNT     YIELD     AMOUNT      YIELD     AMOUNT     YIELD     AMOUNT      YIELD
                             ------     -----     ------      -----     ------     -----     ------      -----
                                                                             (IN THOUSANDS)
Held to Maturity:
U.S. Government..........    $   0          -     $    0          -     $    0      -              0
U.S. Agencies............        0          -          0          -          0      -              0        -
Mortgaged Backed
  Bonds..................        0          -          0          -          0      -              0        -
Municipal Securities.....        0          -          0          -          0      -              0        -
Corporates...............        0          -          0          -          0      -              0        -

Available for Sale:
U.S. Government..........    $ 600        5.38
U.S. Agencies............      500        5.98     9,945        6.28
Mortgaged Backed
  Bonds..................        0          -          0          -          0      -              0        -
Municipal Securities.....                                                                      1,220       4.66



                                    MATURING
                          -----------------------------



                                     TOTAL
                           AMOUNT              YIELD
                           ------              -----

Held to Maturity:
U.S. Government..........        0                 -
U.S. Agencies............        0                 -
Mortgaged Backed
  Bonds..................        0                 -
Municipal Securities.....        0                 -
Corporates...............        0                 -

Available for Sale:
U.S. Government..........      600              5.38
U.S. Agencies............   10,445              6.26
Mortgaged Backed
  Bonds..................        0                 -
Municipal Securities.....    1,220              4.66
                           -------             ------
                           $12,265              6.06%
                           =======             ======


         On December 31, 1997, the Company had no investments in the debt securities of any issuer (excluding U.S. Government and U.S. Agencies and corporations) with a book value of more than ten percent (10%) of the Company's shareholders' equity.

LOAN PORTFOLIO

         The following table presents the amount of loans outstanding at the dates indicated, according to loan category:




                                                         YEAR ENDED DECEMBER 31
                                                -----------------------------------------



                                                      1997                     1996
                                                -----------------        ----------------
                                                             (In Thousands)
         Real Estate Loans; Construction.......      $ 7,052                 $ 2,787
         Real Estate Loans; Mortgage...........       32,159                  12,556
         Installment Loans.....................        2,594                     549
         Commercial Loans and Other............        9,848                   3,470
                                                     -------                 -------

                  Total Loans..................      $51,653                 $19,362
                                                     =======                 =======



         The 166.8% increase in total loans generally reflects the rapid increase in the Bank's deposit base, the demand for loans in the Bank's market area, and the Bank's marketing efforts, which were enhanced by the addition of experienced lending officers hired from other area banks.


         Real estate construction loans consist primarily of residential and commercial construction loans for properties located in Greene County, Missouri. Real estate mortgage loans, including 1-4 family and multi-family loans, are collateralized by residential properties that are principally located in Greene County, Missouri. Real estate-non-farm, non-residential loans are secured by commercial properties principally located in Greene County, Missouri.


         Commercial and industrial loans are comprised primarily of loans to customers in the southwest Missouri trade area and are diversified from an industry and customer standpoint, which helps to minimize risk. Consistent with management's emphasis on relationship banking, most borrowing customers also maintain deposit accounts and utilize other banking service.

         The consumer loan portfolio consists of both secured and unsecured loans to individuals for various personal reasons such as automobile financing, home improvements, education and recreational purposes.

         The following table presents the repricing frequency of certain loan categories at December 31, 1997.




                                             WITHIN              1-5            Over 5
                                            ONE YEAR            Years           Years              Total
                                            --------           ------           ------             -----
                                                                   (In Thousands)
Real Estate Loans; Construction..           $7,052            $   --            $ --             $7,052

Real Estate Loans; Mortgage .....           30,547             1,535              77             32,159

Installment Loans ...............            1,305             1,255              34              2,594

Commercial Loans and Other ......            9,323               525              --              9,848
                                           -------            ------            ----            -------

                  Total Loans ...          $48,227            $3,315            $111            $51,653
                                           =======            ======            ====            =======



         The table below presents the interest rate sensitivity at December 31, 1997, on loans contractually due after one year in the following categories.


                                                                            Fixed                     Adjustable
                                                                        Interest Rate                 Interest Rate
                                                                        --------------                -------------
                                                                                       (In Thousands)
Real Estate Loans; Construction.....................................       $    --                     $       22

Real Estate Loans; Mortgage.........................................         1,459                         22,135

Installment Loans...................................................         1,700                             22

Commercial Loans and Other..........................................           701                          2,721
                                                                           -------                     ----------

                  Total loans.......................................       $ 3,860                     $   24,900
                                                                           =======                     ==========


         The Company's loan portfolio is varied, with no undue concentration in any single industry, although most of the loans in the Company's portfolio have been made to borrowers in the Greene County area.

RISK ELEMENTS OF LOAN PORTFOLIO

         Management reviews the Company's loan portfolio continuously for problem loans. During the ordinary course of business, management becomes aware of borrowers that may not be able to meet contractual requirements of loan agreements. Such loans are placed under close supervision, with consideration given to placing the loan on a nonaccrual status. Management then determines the need for additions to the allowance for loan loss or, if appropriate, partial or full charge-off. Those loans on which management does not expect to collect interest in the normal course of business, or which are 90 days or more past due as to principal or interest, are generally placed on nonaccrual status. After a loan is placed on nonaccrual status, interest income is recognized only on a cash basis so long as management is satisfied there is not impairment of the book value of the loan. The loan is returned to accrual status only when the borrower has brought all past due principal and interest payments current, and in the opinion of management, the borrower has demonstrated the ability to make future payments of principal and interest as scheduled.

         The following table presents the amount of non-performing loans outstanding at the dates indicated, by category:



                                       JUNE 30                        DECEMBER 31
                                   ---------------        -----------------------------------
                                        1998                  1997                 1996
                                   ---------------        -------------       ---------------
                                                   (DOLLARS IN THOUSANDS)


         Nonaccrual Loans.........      $332                     $0                    $0

         Loans 90 Days Past               0                       0                     0
         Due and Still Accruing...

         Restructured Loans.......        0                       0                     0
                                   ---------------        -------------       ---------------
         Total Non-performing
         Loans....................      $332                     $0                    $0
                                   ===============        =============       ===============

         It is the Bank's stated policy that when a loan becomes over 90 days delinquent, it is automatically placed on nonaccrual status. In addition, other loans showing a high apparent risk and potential for deterioration in financial strength or collateral value may be placed on a nonaccrual status.


         As of June 30, 1998 and December 31, 1997, the gross interest income on loans recorded for the period then ended was $2,955,737 and $3,130,609. The amount of interest income on the above-referenced loans accounted for in nonaccrual status that would have been recorded during such year if such loans had been current in accordance with their terms was $0 for both periods.


         As of December 31, 1996, the gross interest income on loans recorded for the year then ended was $995,765. The amount of interest income on the above-referenced loans accounted for in nonaccrual status that would have been recorded during such year if such loans had been current in accordance with their terms was $0.


         The following table presents the book value of certain loans excluded from the previous table but classified by the Bank as potential problem loans.






                                                                              BOOK VALUE
                                                       --------------------------------------------------------
                                                                            (IN THOUSANDS)
                                                       --------------------------------------------------------

                                                            JUNE 30, 1998                 DECEMBER 31, 1997
                                                       -----------------------        -------------------------

         Installment Loans............................            $ 23                            $   0

         Real Estate Loans; Construction..............               0                                0

         Real Estate Loans; Mortgage..................               0                                0



         Commercial Loans and Other...................             338                              600
                                                       -----------------------        -------------------------
                  Total Loans.........................            $361                             $600
                                                       =======================        =========================


PROVISION FOR LOAN LOSSES


         The provision for loan losses represents management's determination of the amount necessary to be charged against the current period's earnings, in order to maintain the allowance for loan losses at a level which is considered adequate, in relation to the estimated risk inherent in the loan portfolio. Since the Bank was formed in 1995, it has been building its loan loss reserves up to 1% of total loans. The loan loss reserve (which is total loans less Small Business Administration guaranteed loans and loans secured by deposits at Liberty) at December 31, 1997, and June 30, 1998 equaled the 1% level. Notwithstanding the process of building a loan loss reserve, management believes its provision for loan losses has been sufficient since 1995. See "Financial Condition - Allowances for Loan Losses."


         The following table presents an analysis of the Company's loss experience for the periods indicated.


                                                        Period Ended
                                                       June 30, 1998                    Year Ended December 31
                                                   ----------------------       ---------------------------------------
                                                                                     1997                    1996
                                                                                     ----                    ----
                                                                          (Dollars in Thousands)
Balance at Beginning of Period....................         $524                       $ 77                      $ 6
Charge-offs:                                                  0
         Real Estate Loans; Construction..........            0                          0                        0
         Real Estate Loans; Mortgage..............            0                          0                        0
         Installment Loans........................            0                          0                        0
         Commercial Loans and Other...............            0                          0                        0
Recoveries:
         Real Estate Loans; Construction..........            0                          0                        0
         Real Estate Loans; Mortgage..............            0                          0                        0
         Installment Loans........................            0                          0                        0
         Commercial Loans and Other...............            0                          0                        0
         Net Provision For Loan Losses............          227                        447                       71
         Additional Provision for Loan Losses.....            0                          0                        0
         Additional Charged to Operations.........            0                          0                        0
                                                   ----------------------       --------------          ---------------
Balance at End of Period..........................         $751                       $524                      $77
                                                   ======================       ==============          ===============


                                                        Period Ended
                                                       June 30, 1998                    Year Ended December 31
                                                   ----------------------       ---------------------------------------
                                                                                     1997                    1996
                                                                                     ----                    ----
                                                                          (Dollars in Thousands)
Ratio of Net Charge-offs During the Period to
Average Net Loans Outstanding During the Period...           0%                         0%                       0%




         The following table presents a breakdown of the allowance for loan losses for the period indicated.




                                        -------------------------------   --------------------
                                                 June 30, 1998              December 31, 1997
                                        -------------------------------   --------------------
                                                       Percent of
                                                          loans
                                                         in each
                                                        category
                                                        to total
                                   Amount                 loans               Amount
                                ---------------       ---------------       -----------

Balance at End of Period
Applicable to:
   Real Estate Loans:              $____                  ___%              $      _
   Construction............
   Real Estate Loans;
   Mortgage                         ____                  ___                      _
   Installment Loans.......            3                  .40                      _
   Commercial Loans and               51                 6.79                     42
   Other...................
   Unallocated Allowance...          697                92.81                    482
                              ---------------       ---------------       -------------
            Total..........        $ 751                  100%              $    524
                              ===============       ===============       =============


                                                            December 31
                                   ---------------------------------------------------------
                                         1997                             1996
                                   ------------------       --------------------------------
                                           Percent                                Percent
                                          of loans                                of loans
                                           in each                                in each
                                          category                                category
                                          to total                                to total
                                            loans              Amount              loans
                                        -------------       -------------       ------------
                                             (Dollars in Thousands)
Balance at End of Period
Applicable to:
   Real Estate Loans:                      _ %                 $    _                  _ %
   Construction.........

   Real Estate Loans;
   Mortgage                                _                        _                  _
   Installment Loans....                   _                        _                  _

   Commercial Loans and                 0.43                        _                  _

   Other................
   Unallocated Allowance               99.57                       77             100.00
                                  ------------          -------------           ------------
            Total.......              100.00%                  $   77             100.00%
                                  ============          =============           ============




         The following table presents an analysis of the activity in the foreclosed assets held for sale account for the period indicated.

                                                    PERIOD ENDED                     YEAR ENDED DECEMBER 31
                                                    ------------                     ----------------------
                                                    JUNE 30, 1998
                                                    -------------
                                                                               1997                         1996
                                                                               ----                         ----
                                                                                     (Dollars in Thousands)
         Balance at Beginning of Period.....        $0                          $0                          $0
         Foreclosures During the Year.......         0                           0                           0
         Writedowns During the Year.........         0                           0                           0
         Proceeds from Sales................         0                           0                           0
         Gain (Loss) on Sales (Net).........         0                           0                           0
                                             ------------------        ---------------------       ----------------------

         Balance at End of Period...........        $0                          $0                          $0
                                             ==================        =====================       ======================
         Ratio of Foreclosed Assets to
         Loans Outstanding..................         0%                          0%                          0%



ALLOWANCE FOR LOAN LOSSES

         The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risk inherent in its loan portfolio and the general economy. Such evaluation, which includes a review of all loans on which full collectibility may not be reasonably assured, considers among other matters, the estimated fair value of the underlying collateral, economic conditions, historical loan loss experience, and other factors that warrant recognition in providing for an adequate loan loss allowance. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses and valuation of foreclosed assets held for sale. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

         Management has established an allowance for loan losses which reduces the total loans outstanding by an estimate of potential loan losses, plus an excess margin for potential future uncertainties. Loans deemed uncollectible are charged against and reduce the allowance. Provisions for loan losses are expensed against current income. The provision replenishes the allowance for loan losses and maintains the allowance at acceptable levels based upon the judgment of management. The allowance for loan losses is based upon current economic conditions, risks in the loan portfolio, historical loan loss experience and other factors which, in management's opinion, deserve current recognition. See "-Results of Operations-Provision for Loan Losses."

DEPOSITS

         The Bank's deposit base is its primary source of funds. The Bank offers a broad range of deposit products, including noninterest demand deposits, NOW accounts, saving deposits, individual retirement accounts and certificates of deposit.

         At December 31, 1997, 17.1% of total deposits were in noninterest bearing accounts, 25.2 % in savings and interest bearing demand accounts and 57.7% in certificates of deposit.

         The following table presents the average balances of and the average rate paid on certain categories of deposits for the periods indicated.


                                                                                  YEAR ENDED DECEMBER 31
                                                 ---------------------------------------------------------------------------------
                                                                   1997                                            1996
                                                 -----------------------------------------       ---------------------------------
                                                      AVERAGE                 AVERAGE                 AVERAGE              AVERAGE
                                                     BALANCE(1)                 RATE                BALANCE(1)              RATE
                                                 ------------------       ----------------       -----------------     -----------
Non-interest Bearing:                                                                   (In Thousands)
    Demand Deposit Accounts.....................        $ 7,366             ---%                       $ 2,765           ---%
Interest Bearing:
    MMDA and NOW Accounts.......................         11,894             4.02                         5,628           3.99
    Savings Deposits............................            343             2.92                            54           3.00
    IRA.........................................            852             5.87                           205           5.85
    CDS Under $100,000..........................         12,016             5.47                         3,116           5.36
    CDS Over $100,000...........................         12,886             5.70                         4,138           5.68
                                                 ------------------                              -----------------
         Total Average Deposits.................        $45,357                                        $15,906
                                                 ==================                              =================

------------------
(1)  Averages are computed on a daily basis.

         Overall total average deposits increased by 185.2% from 1996 to 1997, with certificates of deposit accounting for 59.9% of the total growth.


         The following table presents the amount outstanding as of December 31, 1997, of certain deposits in excess of $100,000 and the maturities thereof. The Bank does not purchase brokered deposits, and the Bank's board of directors review all deposits of $100,000 or more each month to monitor volatility, which, historically, has been nominal.

                                                                             MATURING IN
                                              3 MONTHS                 3 TO 12               OVER 12                 TOTAL
                                              OR LESS                  MONTHS                 MONTHS
                                           ----------------       ---------------        --------------        ---------------
                                                                           (IN THOUSANDS)
 Type of Deposit:
         Certificate of Deposit.........             $5,606               $10,222                $3,118                $18,946
         Other Deposits.................             11,086                     -                     -                 11,086
                                           ----------------       ---------------        --------------        ---------------
               Total....................            $16,692               $10,222                $3,118                $30,032
                                           ================       ===============        ==============        ===============


RETURN ON EQUITY AND ASSETS

         The following table presents the company's return on equity and assets for the periods indicated.


                                                                                 YEAR ENDED DECEMBER 31
                                                                                1997                 1996

Return on Assets (net income divided by average total assets).......             .31%                .47%
Return on Equity (net income divided by average equity).............            3.63%               2.69%
Dividend Payout Ratio (dividends declared per share divided by net
income per share)...................................................              -                   -
Equity to Assets Ratio (average equity divided by average total assets)         8.62%              17.34%



SHORT-TERM BORROWINGS

         Short-term borrowings consist mainly of federal funds purchased and securities sold under agreements to repurchase. These amounted to $7,200,361 at December 31, 1997, and $600,000 at December 31, 1996. The average yield on short-term borrowings was 4.96% and 5.36% during 1997 and 1996, respectively. The majority of these investments have terms ranging from one to 30 days. The maximum amounts of short-term borrowings outstanding at any month end during 1997 and 1996 were $10,645,000 and $950,200. Information regarding the levels of short-term borrowings for 1997 and 1996 are as follows:



                                                                                      DECEMBER 31,
                                                 ----------------------------------------------------------------------------------
                                                                   1997                                             1996
                                                 -----------------------------------------        ---------------------------------
                                                      FEDERAL                                          FEDERAL
                                                       FUNDS                SECURITIES                  FUNDS            SECURITIES
                                                     PURCHASED                 SOLD                   PURCHASED             SOLD
                                                 -----------------       -----------------        -----------------     -----------
                                                                                   (DOLLARS IN THOUSANDS)
         Balance at End of Period.............     $      -                $  7,200                      -                $    600
         Maximum outstanding during the                                           $                      -
           period at any month end............     $    865                  10,645                                       $    950
         Average interest rate end of period..            -                    4.70%                     -                    5.52%
         Average outstanding during period....     $     43                 $ 2,391                      -                $    653
         Average interest rate for the period.         4.86%                   4.97%                     -                    5.36%




         The average amount outstanding was computed from daily averages and the average interest rates for the period were computed by dividing the respective interest expense by the average balance outstanding.

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity risk is managed by the Company through the composition of its assets and liabilities in an effort to meet efficiently the borrowing needs and withdrawal requirements of its customers. Cash and cash equivalents include cash, due from banks and federal funds sold. The primary sources of the

Company's liquidity are cash and cash equivalents, investment securities with short-term maturities, $375,000 of remaining availability on its letter of credit and the Bank's unsecured $1,300,000 line of credit (under which there were no outstanding borrowings at December 31, 1997 and March 31, 1998).


         Although the Company has a relatively high volume of its loans and certificates of deposit (CD'S) that mature in one year or less, the company believes its CD's, which are used primarily to fund loans, are a relatively stable source of funds. Since the Bank's inception, a large majority of the loans and certificates of deposit originated by the Bank have been renewed at maturity. In addition, the Bank has been and continues to be competitive on interest rates for both loans and CD's.

         If a significant portion of CD's were not replaced, the Bank could draw on its $1,675,000 available lines of credit or it could utilize borrowings available to it from the Federal Home Loan Bank (the Bank recently became a member). It could also raise CD rates to stay competitive in the marketplace. The Bank could also sell investment securities, which are all classified as available-for-sale, to the extent they are not pledged for public funds.

         The Company can also increase its liquidity by causing the Bank to sell SBA guaranteed loans and participations in commercial loans. The Company believes its process of asset/liability management allows adequate reaction time for trends in the marketplace as they occur, minimizing the negative impact of such trends on the net interest margin.

         If a significant amount of loans that mature over the next year were not renewed, the Bank could participate in loans originated by other financial institutions, it could increase its investments in securities, or it could lower interest rates charged on loans to remain competitive in its marketplace.

         Cash flows from operating activities for the periods covered by the Statements of Cash Flows relate primarily to net income adjusted for changes in deferred assets, accrued interest receivable, credits and other liabilities, the provision for loan losses, depreciation and the amortization of discounts (premiums) on investments, all of which are non-cash or non-operating adjustments to operating cash flows. Depreciation has increased steadily due to the growth of the Bank since its inception. Three additional branches have been opened since that time. Due to the growth in the loan portfolio, accrued interest receivable has also grown significantly. Operating activities provided cash flows of $363,000 and $446,000 for the period ending June 30, 1998 and the year ended December 31, 1997, respectively. Operating activities used cash flows of $429,000 for the year ended December 31, 1996, primarily due to loans originated for resale but not funded at December 31, 1996.

         During the six months ended June 30, 1998 and the years ended December 31, 1997 and 1996, investing activities used cash of $32.9 million, $43.7 million, and $16.7 million primarily due to the increases in loan, purchases of premises and equipment, and purchases of available-for-sale securities in each period.

         Cash flows from financing activities increased during the six months ended June 30, 1998, and the years ended December 31, 1997 and 1996, due to increases in deposits after interest credited, increases in short-term borrowings and increases in note payable. In addition, cash flows increased due to issuance of additional shares during 1997 and 1998. Financing activities provided cash of $40.0 million for the period ending June 30, 1998, and $31.1 million and $19.2 million for the years ending December 31, 1997 and 1996.

YEAR 2000

         Liberty relies upon computer hardware, software, and data processing services to operate and maintain customer accounts, loan accounts, investments, ATM systems, and other core functions. Other non-core functions also use software and embedded microprocessor technology. Both core and non-core functions are susceptible to the "Year 2000" problem, which means that software and microprocessors will report January 1, 2000, and subsequent dates as January 1, 1900, or other incorrect twentieth century dates. This incorrect dating could make it very difficult for Liberty to conduct business electronically.

                  Third party suppliers provide Liberty with many of these electronic services. (Many of Liberty's suppliers provide the same services to Sac River, and as a result Liberty and Sac River have developed similar programs for dealing with Year 2000 issues.) Liberty also owns or leases other information technology, including equipment with embedded technology that control various systems within the bank.

         Liberty has formed a committee of bank employees to assess and coordinate the bank's Year 2000 compliance. On a quarterly basis the committee reports to Liberty's Board of directors on the status of the bank's compliance efforts. Since its formation in 1997, the committee has undertaken the following activities, among others:

o        Identifying software and equipment that may not be Year 2000 compliant.
o        Seeking certificates of compliance from vendors.
o Identifying borrowers who have Year 2000 problems and seeking information from them about the extent of their compliance efforts.

- Arranging test schedules with vendors and conducting tests of owned and leased equipment.
- Contacting local utilities to determining their ability to provide electricity, water, and gas service after December 31, 1999.
- Installing compliant versions of core technologies provided by the bank's vendors.
-        Preparing a liquidity plan.
-        Preparing a contingency plan.
-        Ordering or installing equipment with compliant embedded technology.
- Mailing brochures to all customers advising them about some of Liberty's plans for dealing with Year 2000 issues.
-        Assessing other commercial customers' Year 2000 readiness.

         As of August 1998, Liberty's core data processing system and teller software were Year 2000 compliant and have been extensively tested by their vendors. Liberty also intends to conduct its own tests of these systems. In addition, the bank's software for communication with the Federal Reserve was compliant following upgrades. Tests of the bank's ATM software will occur before the end of 1998. All of the bank's personal computers loan processing software is compliant.

         Liberty intends to have all remaining software and technology compliant and fully tested by June 30, 1999.

         Third party vendors have borne most of the cost of making Liberty Year 2000 compliant. Costs incurred by Liberty have largely been in the form of the compensation and benefits provided existing bank employees who have conducted the compliance activities. Liberty hired no consultants or new employees to achieve Year 2000 compliance, and it has not allocated employee compensation and benefit expense to the project. To date, Liberty has not incurred any non-employee expenses in implementing its compliance program and expects that its total non-employee costs through January 1, 2000, will be $5,000 or less.

         While Liberty believes that its systems and technology will be compliant on January 1, 2000, and thereafter, it faces an unquantifiable risk that third parties such as customers will encounter Year 2000 problems that cause them to reduce their use of bank services, default on loans, or reduce levels of future borrowings. There is also a risk that other financial organizations with which Liberty maintains relations could experience Year 2000 issues that would adversely affect Liberty. Finally, if other service providers, such as public utilities or telephone companies, are not Year 2000 compliant, the bank could experience service interruptions that would make the conduct of business difficult.

         Liberty has developed a contingency plan to address some of these uncertainties. It will employ back-up generators as needed to provide electric power beginning on January 1, 2000. It will also have in place a cellular based modern communication system to maintain communication with its data service providers in the event that landline communications are disrupted. Immediately before the change of the century, electronic trial balances with extended information will be downloaded for import into local database files. There will also be a complete backup of all files before the century change, and critical information will be printed in hardcopy. The bank will take other steps to assure both liquidity and security.

         In summary, Liberty believes that it has completed about 90% of the actions necessary to achieve Year 2000 compliance for its core systems and 50% of the work necessary to achieve overall compliance. Liberty expects that it will complete the rest of the program before the century date change. There remains, however, the possibility that problems encountered by third parties could adversely affect the bank.


INTEREST RATE SENSITIVITY

         Asset and liability management encompasses both interest rate risk and liquidity management. The Company's net interest margin can be vulnerable to wide fluctuations arising from a change in the general level of interest rates which may affect the yield on interest earning assets differently than the cost of the interest bearing liabilities. The Company monitors its asset and liability mix in an effort to maintain a consistent earnings performance through control of interest rate risk.

         Below is the "Static gap" table for the Company as of December 31, 1997. This is just one of several tools which may be used to measure and manage interest rate sensitivity. Earning assets and interest bearing liabilities are presented below within selected time intervals based on their repricing and maturity characteristics. In this view, the sensitivity position is perfectly matched when an equal amount of assets and liabilities reprice during any given period. Excess assets or liabilities repricing in a given time period result in the "Interest Sensitivity Gap" shown at the bottom of the table. A positive gap indicates more assets than liabilities will reprice in that time period, while a negative gap indicates more liabilities than assets will reprice.

         The table indicates the Company is liability sensitive in the after three months through twelve months period and is asset sensitive in all other periods. This means that during the after three months through twelve months period, interest bearing liabilities are repricing faster than earning assets, thereby improving net interest income when rates are declining and reducing net interest income when rates are rising. While the "static gap" is a widely used measure of interest sensitivity, it is not, in management's opinion, the only indicator of the Company's sensitivity position.

         The following table indicates as of December 31, 1997, the time period in which interest earning assets and interest bearing liabilities are scheduled to mature or reprice in accordance with their contractual terms.



                                                            AFTER         AFTER
                                           THREE           THREE           ONE
                                          MONTHS          THROUGH         THROUGH        AFTER
                                            OR             TWELVE         FIVE           FIVE
                                           LESS            MONTHS         YEARS          YEARS     TOTAL
                                         -------          -------        --------       ------     -----
                                                                  (DOLLARS IN THOUSANDS)
Assets:
Federal Funds Sold and Securities
Purchased under Agreements to                                                                    $ 8,373
Resell...............................   $ 8,373           $     -        $      -      $     -
Taxable Investment Securities........       500               600           9,937            -    11,037
Non-taxable Investment Securities....                           -               -        1,228     1,228
Loans, Net...........................    31,955            15,314           3,559          301    51,129
Other Assets.........................         -                 -               -            -         -
                                        -------           -------        --------      -------   -------




                                                           AFTER         AFTER
                                              THREE        THREE          ONE
                                             MONTHS       THROUGH       THROUGH        AFTER
                                               OR          TWELVE        FIVE          FIVE
                                              LESS         MONTHS        YEARS         YEARS         TOTAL
                                            --------      -------      --------      --------       -------
                                                                (DOLLARS IN THOUSANDS)

Total Assets ......................        $ 40,828      $ 15,914      $ 13,496      $  1,529      $ 71,767
                                           ========      ========      ========      ========      ========
Liabilities:
Interest-bearing Deposits
 (NOW, MMDA, Savings and
Other) ............................        $ 16,278      $     --      $     --      $     --      $ 16,278
Time Deposits .....................          10,813        19,598         6,864      --              37,275
Securities Sold under Agreements to
  Repurchase ......................           6,200         1,000            --            --         7,200
Long-term Debt ....................                         2,500            --            --         2,500
Other Liabilities .................              --            --            --            --            --
                                           --------      --------      --------       -------      --------
         Total Liabilities ........          33,291      $ 23,098      $  6,864      $     --      $ 63,253
                                           ========      ========      ========      ========      ========
Sensitivity gap ...................        $  7,537      $ (7,184)     $  6,632      $  1,529      $  8,514
Gap as a percentage of assets .....           10.50%       (10.01)%        9.24%         2.13%       11.86%
Cumulative sensitivity gap ........        $  7,537      $    353      $  6,985      $  8,514      $     -
Cumulative gap as a percentage of
  assets ..........................           10.50%         0.49 %        9.73%        11.86%           -
Cumulative sensitivity ratio ......          122.64%       100.63 %      111.04%       113.46%      113.46%





         An interest sensitivity table is not a complete picture of the possible effect of interest rate changes on net interest income. First, changes in the general level of interest rates will not affect all categories of assets and liabilities equally or simultaneously. Second, the table represents a one-day position; variations occur daily as the Company adjusts its interest sensitivity throughout the year. Third, the repricing distribution of interest sensitive assets may not be indicative of the liquidity of those assets. Finally, since this table is based on contractual maturities, it does not include required principal payments or estimates of early principal payments on residential mortgages, installment loans and investment securities.

CAPITAL ADEQUACY


         Stockholders' equity represented 5.67% of total assets at June 30, 1998. Risk-based capital and leverage ratios of the Bank exceeded minimum requirements of regulatory banking authorities.


IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

         The FASB recently adopted Statement of Financial Accounting Standards ("SFAS") 128, "Earnings Per Share." This statement replaces the presentation of primary earnings per share with a presentation of basic earnings per share. The statement also requires dual presentation of basic and diluted earnings per shares by entities with complex capital structures and requires a reconciliation of the numerators and denominators between the two calculations. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. Management has presented earnings per share in accordance with SFAS 128 in its December 31, 1997 financial statements. The adoption of SFAS 128 did not have a material impact on the Company's financial statements.

         The FASB recently adopted SFAS 129, "Disclosure of Information about Capital Structure." This statement establishes standards for disclosing information about capital structure, including pertinent rights and privileges of various securities outstanding. SFAS 129 is effective for financial statements issued for periods ending after December 15, 1997. The adoption of SFAS 129 did not have a material impact on the Company's financial statements.

         The FASB recently adopted SFAS 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components, in a full set of financial statements. It does not address issues of recognition or measurement. SFAS 130 is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS 130 did not have a material impact on the Company's financial statements.

         The FASB recently adopted SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way that public business enterprises report information about operating segments in both annual financial statements and interim financial reports issued to shareholders. The statement also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131 is effective for financial statements issued for periods beginning after December 15, 1997. The adoption of SFAS 131 is not expected to have a material impact on the Company's financial statements.

         The FASB recently adopted SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management has not yet determined the impact, if any, of SFAS 133 on the Company's financial statements.


EFFECT OF ECONOMIC CONDITIONS

         The Company's financial statements have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The assets and liabilities of the Company are primarily monetary and interest rates have a greater impact on the Company's performance than does the effect of inflation. The local economy of the southwest Missouri area has experienced growth over the last several years. The area has a good mix of retail, agricultural related and industrial business.

                              BUSINESS OF SAC RIVER

GENERAL


         Sac River is a state bank organized in Missouri in 1912, located in Stockton, Missouri, which is approximately 65 miles northeast of Springfield and has a population of approximately 1,050. Sac River's primary market area is largely rural, containing agricultural, light industrial, recreational and vacation oriented businesses and businesses that cater to the large retired population. Sac River's market area has experienced moderate growth and stable economic conditions in the last decade. Sac River offers a full range of commercial banking services including customary depository products, safe deposit facilities, and commercial, consumer, residential real estate, agricultural and industrial lending.

EMPLOYEES

         As of June 1, 1998, Sac River employed 24 full-time employees. None of these employees is covered by a collective bargaining agreement and management believes that its employee relations are good.

DESCRIPTION OF SAC RIVER'S PROPERTY

         The executive offices of Sac River are located at 14 Public Square, Stockton, Missouri, which is also the location of Sac River's only banking facility. Sac River owns the property and the building at this location, as well as two adjacent buildings, currently vacant, and adjacent parking lots. In addition, Sac River owns 1.9 undeveloped acres south of Stockton.

COMPETITION

         Sac River's principal market area is within a 20 mile radius of Stockton and includes portions of Cedar, Dade, Polk, Barton and Vernon Counties, Missouri. In recent years, Sac River has also become a lender in the Springfield market. The competition among depository institutions in the Stockton area is strong. Sac River competes for deposits and loans with Tri-County State Bank and Great Southern Bank, a savings association, both of which have branches in Stockton. Sac River also competes in the Stockton area with a number of other area, regional, and national commercial banks and savings and loans associations and a variety of other financial intermediaries such as credit unions, mutual funds and brokerage firms. In Springfield, Sac River competes for loans with a large number of local, regional, and national banks and financial institutions. Many of these competing institutions are much larger and have more resources than Sac River. Sac River competes by providing personal service, pricing of interest rates, advertising, and referrals from its customers.

REGULATION AND SUPERVISION OF SAC RIVER

         Sac River is subject to regulation and supervision by the Division of Finance, the FDIC and the FRS Board. Virtually every aspect of Sac River's day-to-day operations are subject to numerous requirements and restrictions. Sac River is subject to laws and regulations that, among other things, prescribe the nature and amount of certain investments, regulate the closure of branch offices, and limit the amount of, and establish required approval procedures, reporting requirements and credit standards for, loans and other extension of credit. Sac River is also subject to the FDIC's and the FRS Board's regulatory capital requirements. Sac River submits quarterly "Call Reports" to the FDIC. See "BUSINESS OF BANCSHARES - Regulation and Supervision of Liberty. The FRS Board examines Sac River for safety and soundness at least once every two years.

         In addition, Missouri law regulates the day to day activities of Sac River, including deposit taking, lending and investment activities. The Division of Finance and the FRS Board share results of their yearly examinations. The Division of Finance examines Sac River at least every two years.

DIVIDENDS

         Sac River has paid dividends to its shareholders yearly for over forty years. In 1997, Sac River paid dividends of $80 per each share of Sac River Common Stock.


LENDING POLICIES


         Sac River makes commercial, consumer and real estate loans to individuals and businesses. Loans are at both fixed and variable rates of interest. Variable interest rate loans generally entail less risk because the interest rate adjusts with the market interest rate, thereby lessening the risk that the interest earned on a loan will be significantly lower than prevailing market rates over the life of the loan. The majority of Sac River's commercial and real estate loans are variable rate loans. Slightly more than half of Sac River's consumer loans are fixed-rate loans. Most of Sac River's consumer loans reprice within one year, substantially reducing any risks associated with fluctuating interest rates.

         As of December 31, 1997, 80% of Sac River's mortgage real estate loans were variable-rate, 93% of Sac River's commercial were variable-rate and 57% of Sac River's consumer loans were variable-rate.

         The operations of Sac River include funding commercial real estate, business and construction loans. These loans involve significant risks compared with other types of lending. See "Risk Factors-Risks Associated with Commercial Real Estate, Business and Construction Loans."

         Sac River requires collateral to secure most loans. Real estate loans, both construction loans and mortgage loans, are secured by the real estate. Sac River generally requires a loan-to-collateral value of not more than 80% of the loan value. Commercial loans are generally secured by inventories and receivables, equipment, machinery, marketable securities or other liquid financial instruments. Sac River generally requires a loan-to-collateral value of not more than 85% on commercial loans. Consumer loans are both secured and unsecured. When secured, the security for these loans consists of consumer goods, marketable securities, certificates of deposit and similar items. In most cases, Sac River receives a first lien on collateral securing loans. In the case of home equity loans, Sac River will take a second lien on the collateral.


              INDEMNIFICATION OF SAC RIVER'S OFFICERS AND DIRECTORS

         Sac River's Articles and By-laws do not provide for any indemnification for the acts or omissions of Sac River's directors or officers. Sac River provides insurance covering its directors and officers for losses related to the performance of their duties. Under Missouri law, a bank may indemnify its directors and officers for all expenses, fees and amounts paid as a result of a suit, claim or other action brought against the officer or director because of his service as an officer or director, as long as the officer or director acted in good faith and in a manner he believed to be in the best interest of the bank and had no reason to believe was unlawful. If the director or officer is successful on the merits in any suit, claim or proceeding described above, he or she shall be indemnified against expenses incurred in connection with the action.


                  DIRECTORS AND EXECUTIVE OFFICERS OF SAC RIVER

         The following table sets forth certain information with respect to the current directors and executive officers of Sac River.

Name and Positions                          AGE AT          YEAR FIRST BECAME
With Sac River                           JUNE 30, 1998    DIRECTOR OF SAC RIVER
--------------                           ------------     ---------------------
Garry L. Robinson, President                  37                   1989

Howard K. Johnson, Director                   70                   1969

Neale W. Johnson, Director                    52                   1996

Charles W. Neale, Director                    66                   1985

Charles L. Skaggs, Director                   59                   1998

Franklin H. Smith, Director                   62                   1973

Stephen T. Wrenn, Director,                   45                   1996
Vice President



         GARRY L. ROBINSON has been a Director of Sac River since 1989. He is the President of Sac River and has held that position since 1989.

         HOWARD K. JOHNSON has been a Director of Sac River since 1969. Mr. Johnson farms near Stockton.

         NEALE W. JOHNSON has been a Director of Sac River since 1985. Dr. Johnson is a dentist and has been practicing since 1973 in Stockton.

         CHARLES W. NEALE has been a Director of Sac River since 1985. Dr. Neale, a dentist, is retired from his dental practice. Dr. Neale has served as the coroner for Cedar County, Missouri since 1997.

         CHARLES L. SKAGGS, has been a Director of Sac River since 1998. Mr. Skaggs is retired. Prior to 1994, Mr. Skaggs was Merchandising Service Manager for Mobil Oil Corporation.

         FRANKLIN H. SMITH has been a Director of Sac River since 1973. Mr. Smith has owned and operated Sac River Lumber Company for more than five years.

         STEPHEN T. WRENN has been a Director of Sac River since 1996. Mr. Wrenn is Vice President of Sac River. Mr. Wrenn has been employed by Sac River since 1975.

CERTAIN BUSINESS RELATIONSHIPS

         At December 31, 1997 and 1996, Sac River had loans outstanding to officers, directors, employees and companies in which the bank's executive officers or directors were principal owners, in the amount of $624,000 and $562,000, respectively.

         Such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, these loans did not involve more than normal risk of collectibility or present other unfavorable features.

         Effective June 1996, Sac River entered into a loan servicing agreement with a company that was controlled by Garry Robinson. The agreement called for the company to service certain of the Bank's existing loan portfolio for a fee. Expense recognized by the Bank relating to this agreement was $161,513 and $40,770 for 1997 and 1996, respectively. Included in the 1997 expense was a payment of $66,000 made to terminate the contract effective December 31, 1997. Fees under the agreement were set at a rate of 1/2% per month on the outstanding balance of all loans serviced.


                  SECURITY OWNERSHIP OF SAC RIVER'S MANAGEMENT

         The following table sets forth, as of the date of this Proxy Statement-Prospectus, the number of shares of Sac River Common Stock owned beneficially by each director and executive officer of Sac River, and all directors and executive officers of Sac River as a group.



                                POSITIONS WITH            NUMBER OF SHARES           PERCENT
NAME                            SAC RIVER                 BENEFICIALLY OWNED         OF CLASS
----                            ---------                 ------------------         --------
Garry L. Robinson               Director,                 32.000    (1)                .32%
                                President
Howard K. Johnson               Director                  71.667    (2)               0.72%

Neale W. Johnson                Director                  574.111   (3)               5.74%

Charles W. ("Bill") Neale       Director                  413.330   (4)               4.13%

Franklin H. Smith               Director                  182.3333  (5)               1.82%

Charles L. Skaggs               Director                  1.000     (6)               0.01%

Stephen T. Wrenn                Director, Vice            1.000     (7)               0.01%
                                President

All directors and executive
officers as a group                                      1,275.441                   12.75%



-----------------------

(1) Does not include 433.333 shares held by the Sac River ESOP of which Mr. Robinson is the sole trustee. See "The Merger - Effect on Employee Benefit Plans".

(2) Held by Howard K. Johnson, Trustee of Revocable Trust U/T/A dated April 28,1995.

(3)      1 share held by Neale W. Johnson, 51 shares held jointly with Frances
         A. Johnson, and 522.111 held by Neale W. Johnson and Piper Price as Co-Trustees of the Darrell W. Johnson and Betty L. Johnson Family Trust dated May 7, 1993.

(4)      1 share is held by Charles W. Neale and 412.33 shares held by Charles
         W. Neale Revocable Living Trust dated May 28, 1992. Does not include an additional 330 shares held by Janet Neale, Mr. Neale's wife, as Trustee of the Janet Neale Revocable Living Trust dated May 28, 1992.

(5)      Does not include 83 shares held by Mary Ruth Smith, Mr. Smith's wife.

(6) Does not include 75 shares held by Charlotte Ann Skaggs, Mr. Skagg's wife.

(7) Does not include 2 shares held by Cede & Company for the benefit of Rhonda Wrenn, Mr. Wrenn's wife, or 712.333 shares held by Thomas C. Wrenn, Trustee under the Thomas C. Wrenn U/T/A dated April 26, 1996, of which Stephen Wrenn is successor Trustee.


                       PRINCIPAL SHAREHOLDERS OF SAC RIVER

         The following table sets forth, as of the date of this Proxy Statement-Prospectus, the persons known by Sac River to be beneficial owners of more than five (5%) percent of the outstanding shares of Sac River Common Stock.



NAME AND ADDRESS OF                                   NUMBER OF SHARES
BENEFICIAL OWNER                                      BENEFICIALLY OWNED        PERCENT OF CLASS
----------------                                      ------------------        ----------------
Thomas C. Wrenn                                           712.333 (1)                7.12%
P.O. Box E
Stockton, MO  65785

Georgia Higgins                                           533.334                    5.33%
707 South High
Stockton, MO  65785

Betty L. Johnson, Trustee of the Betty L.                 527.111                    5.27%
Johnson Trust dated February 2, 1997
Rt. 1, Box 60
Stockton, MO  65785

Neale W. Johnson and Piper Price,                         522.111                    5.22%
Trustees of the Darrell W. Johnson
and Betty L. Johnston Family Trust
dated May 7, 1993
RR 1, Box 60
Stockton, MO  65785

Dorothy Smith                                             515.333 (2)                5.15%
P.O. Box 94
Stockton, MO  65788

Darrell D. Church                                         501.000 (3)                5.01%
2860 Versailles
Springfield, MO  65804




NAME AND ADDRESS OF                                   NUMBER OF SHARES
BENEFICIAL OWNER                                      BENEFICIALLY OWNED        PERCENT OF CLASS
----------------                                      ------------------        ----------------
Nancy Church                                             500.000 (4)                5.00%
2860 Versailles
Springfield, MO  65804



-----------------------

(1) Includes 712.333 shares held by Thomas C. Wrenn, Trustee under the Thomas C. Wrenn U/T/A dated April 26, 1996.
(2) Includes 432 shares held by Dorothy Smith as Trustee of the Dorothy Smith Revocable Living Trust and 83.333 shares held by Dorothy Smith as guardian of Susan Smith.
(3)      Includes 500 shares held by Darrell Church as Trustee for the Darrell
         D. Church U/T/A dated November 21, 1997.
(4) Includes 500 shares held by Darrell Church as Trustee for the Nancy Church U/T/A dated June 10, 1980.


                     COMPENSATION OF SAC RIVER'S MANAGEMENT

EXECUTIVE COMPENSATION

         The following table sets forth the compensation that Sac River paid to its chief executive officer for services rendered in the fiscal year ended December 31, 1997. Mr. Robinson is the only executive officer of Sac River whose salary and bonus exceeded $100,000 during 1997.



                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION
NAME AND PRINCIPAL POSITION                  SALARY      BONUS          ALL OTHER COMPENSATION
---------------------------                  ------      -----          ----------------------
Garry Robinson, President and Chief
Executive Officer
1997                                         $83,041    $27,50                  $ 0

1996                                         $75,000    $25,00                  $ 0

1995                                         $68,958    $20,00                  $ 0




         Mr. Robinson's compensation is set pursuant to an employment contract between Sac River and Mr. Robinson. Mr. Robinson's current employment contract will terminate on July 1, 1998, and a new contract will become effective. Pursuant to the terms of the employment contract effective July 1, 1998, Mr. Robinson will be entitled to receive compensation in the first year of $144,000, with an annual raise of 5%. If the after-tax net profit of Sac River drops below $1,000,000 in any year, Mr. Robinson's salary for the following year will be reduced by 10% of the total salary for each $100,000 the profit is below $1,000,000 for the previous year. The minimum salary paid to Mr. Robinson under this formula is $50,000. In the event that the contract payment is reduced to $50,000 or below, Sac River may terminate Mr. Robinson's employment in its sole discretion. Mr. Robinson will not be entitled to any bonuses under the contract. The term of the contract is for nine (9) years. Mr. Robinson's employment contract will continue in force after the Merger.

COMPENSATION OF DIRECTORS

         The directors of Sac River receive $200 per month plus a $2,000 annual bonus for serving as directors of Sac River. The Sac River Board of Directors held twelve (12) meetings in 1997. The full Board of Directors acts as the Discount Committee of the Board of Directors and approves all loans that do not adhere to the current loan policy of Sac River or loans that are above the current loan limits of each of the officers of Sac River.


                          SAC RIVER'S LEGAL PROCEEDINGS

         As of the date of this prospectus, there are no pending actions, lawsuits or other legal proceedings involving Sac River.


                      SAC RIVER'S MARKET FOR COMMON EQUITY
                        AND RELATED STOCKHOLDER MATTERS


         There is no established public trading market for the shares of Sac River Common Stock. To the knowledge of Sac River's management, in 1997 shares of Sac River Common Stock were purchased by the ESOP at a price of $936.40 per share. One sale of 88 8/9 shares of Sac River Common Stock occurred in February 1998 at a price of $1,400 per share. (The transaction was between a Sac River director and a Bancshares director who were aware of Liberty Bancshares overtures to Sac River.) As of June 30, 1998, there were 10,000 shares of Sac River Common Stock authorized, issued and outstanding.


         As of June 1, 1998, approximately 5,411.881 outstanding shares of Sac River Common Stock were held by affiliates of Sac River and approximately 4,588.119 shares were held by nonaffiliates of Sac River. On that date there were approximately 100 shareholders of Sac River.


                   SELECTED FINANCIAL INFORMATION OF SAC RIVER


         The following table sets forth certain historical financial data with respect to Sac River. The financial data for the fiscal years ended December 31, 1997, and 1996, is derived from Sac River's audited financial statements. The financial data for the six months ended June 30, 1998 and 1997, and the years ended 1995, 1994 and 1993 is unaudited, but it reflects all normal recurring adjustments which are, in the opinion of management, considered necessary for a fair presentation of the financial condition and results of operations for such interim periods. The results for the interim period presented herein are not necessarily indicative of results to be expected for any other period or for the entire fiscal year. The information contained in this table should be read in conjunction with Sac River's Historical Financial Statements and related notes found in this Prospectus.



                                         SIX MONTHS                                                  Year
                                        ENDED JUNE 30                                          Ended December 31
                              ---------------------------------          ----------------------------------------------------------
                                  1998             1997                      1997         1996         1995         1994       1993
                                  ----             ----                      ----         ----         ----         ----       ----
                                                           (Dollars in thousands, except for per share data)
SELECTED STATEMENT
OF CONDITION
INFORMATION:
Total Assets.................  $90,944          $92,497                  $103,044      $92,535      $85,026      $68,814    $70,666
Loans, Net of Allowance for
Loan Losses..................   64,038           59,037                    63,389       60,953       52,526       45,278     42,742
Investment Securities........                    25,270                    29,696       22,785       19,603       18,706     19,458
Total Deposits...............   73,642           74,883                    73,999       72,903       67,345       58,875     59,989
Short-term Borrowings........    1,178            6,339                    14,875        8,751        7,563          936      2,206
Stockholders' Equity.........   11,159           10,738                    11,140       10,354        9,572        8,680      8,136
STATEMENT OF INCOME
INFORMATION:
Interest Income..............   $3,720           $3,565                    $7,358       $6,928       $6,036       $5,051     $5,152

Interest Expense.............    1,879            1,738                      3651        3,414        2,834        1,973      1,947
Net Interest Income..........    1,841            1,827                     3,707        3,514        3,202        3,078      3,205



                                         SIX MONTHS                                       Year
                                        ENDED JUNE 30                              Ended December 31
                              ------------------------------   -----------------------------------------------------------
                                   1998            1997          1997           1996           1995       1994       1993
                                   ----            ----          ----           ----           ----       ----       ----
                                                           (Dollars in thousands, except for per share data)

Provision for Loan Losses....          -              30             30             70             50         10        130
Net Interest Income After
Provision for Loan Losses....      1,841           1,797          3,677          3,444          3,152      3,068      3,075

Noninterest Income ..........        205             150            303            277            248        273        274
Noninterest Expense..........        750             723          1,606          1,296          1,289      1,375      1,265
STATEMENT OF INCOME
INFORMATION:
Provision for Income.........        469             433            791            799            667        444        658
Net Income...................        827             791          1,584          1,626          1,446      1,522      1,426
PER SHARE DATA
Earnings per Common Share....   $  82.72       $   79.08        $158.37      $   162.1       $ 144.56    $152.25    $142.60
Cash Dividends Declared per
Common Share.................      80.00           40.00          80.00          80.00          80.00      80.00      80.00
Book Value per Common
Share........................   1,115.90        1,073.80      1,1113.99       1,035.38         957.21     863.60     813.60
Dividend Payout Ratio........       96.7%           50.6%          50.5%          49.2%          55.3%      52.5%      56.1%
Weighted Average Number of
Common Shares Outstanding....     10,000          10,000         10,000         10,000         10,000     10,000     10,000



                                             SIX MONTHS                                             Year
                                            ENDED JUNE 30                                     Ended December 31
                                  ---------------------------------      ----------------------------------------------------------

                                        1998            1997              1997        1996          1995         1994       1993
                                        ----            ----              ----        ----          ----         ----       ----
                                                               (Dollars in thousands, except for per share data)
FINANCIAL RATIOS
Return on Average Assets(1).....        1.70%           1.71%             1.66%       1.85%         1.87%        2.15%      2.04%
Return on Average
Shareholders' Equity(1).........       14.37%          14.71%            14.45%      16.05%        15.49%       17.48%     17.53%
Average Equity to Average
Assets..........................       11.81%          11.60%             11.4%      11.51%        12.05%       12.31%     11.65%
Earnings to Fixed Charges.......       168.9%          170.4%            165.1%      171.0%        174.6%       199.6%     207.0%
Net Interest Margin.............        3.91%           4.02%             3.92%       4.06%         4.33%        4.51%      4.72%
Net Interest Spread.............        3.50%           3.56%             3.46%       3.58%         3.70%        3.95%      4.18%
CAPITAL RATIOS
Tier 1 Capital Ratio............        12.1%           11.7%             11.2%       11.2%         11.4%        12.5%      11.7%
Tier 1 Risk-Based Capital
Ratio...........................        18.0%           18.7%             17.9%       16.8%         18.9%        20.8%      21.5%
Total Risk-Based Capital Ratio..        19.2%           20.0%             19.2%       18.1%         20.5%        22.9%      23.3%
ASSET QUALITY RATIOS
Non-performing loans to total
loans...........................           0%           0.11%                0%       0.26%         0.57%        0.17%      0.18%
Non-performing assets to total
assets..........................         .06%            .07%                0%       0.22%         0.36%        0.11%      0.11%
Allowance for loan losses to
Non-performing loans............         N/A         1,294.3%              N/A       520.6%        258.8%       895.5%     908.2%
Allowance for loan losses as a
percentage of loans.............        1.34%           1.43%              1.33%      1.35%         1.48%        1.54%      1.61%





------------------------
(1) Interim ratios have been annualized for purposes of comparability with year-end data.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                         FINANCIAL CONDITION AND RESULTS
                           OF OPERATIONS OF SAC RIVER

         The following discussion of financial condition and results of operations should be read in conjunction with the financial statements of Sac River and the related notes. As used in the following discussion, the term "Bank" refers to Sac River.

GENERAL

         Sac River's Stockton market area has not experienced the rapid population and economic growth of the Springfield area. Nonetheless in 1997, two other banking institutions opened branches in the Stockton market area, increasing competitive pressures on Sac River.

FINANCIAL CONDITION

TOTAL ASSETS

         Sac River's total assets at December 31, 1997, were $103,044,000, an increase of $10,509,000, or 11.4%, over total assets of $92,535,000 at December 31, 1996. $6,124,000 of this increase resulted from the proceeds of repurchase agreements with Liberty Bank and another southwest Missouri bank. Under these agreements, Sac River sold Liberty Bank and the other institution securities subject to Sac River's obligation to repurchase the securities on a specified date. The balance of the increase in Sac River's assets reflected growth in local deposits.


         For the six months ended June 30, 1998, Sac River's total assets were $90,944,000, a decrease of $1,553,000, or 1.7%, over the same period in the prior year. This decrease reflected changes in both the repurchase agreements with Liberty Bank and the other financial institution. Total assets at June 30, 1998, were lower by $12,100,000, or 11.7%, over total assets at December 31, 1997. This decrease also primarily reflected a reduction of the level of repurchase agreements with Liberty Bank.



NET LOANS


         Sac River's loans net of loan allowances grew by $2,436,000, or 4.0%, from December 31, 1996, to December 31, 1997, and by $5,001,000, or 8.5%, from June 30, 1997, to June 30, 1998. At June 30, 1998, net loans were $649,000, or
1.0% greater than the level at December 31, 1997.


INVESTMENT SECURITIES


         Sac River's total investment securities increased $6,911,000, or 30.3%, to $29,696,000 at December 31, 1997, from $22,785,000 at December 31, 1996. This increase largely reflected Sac River's investment of the proceeds of repurchase agreements with Liberty Bank and the other southwest Missouri bank. For the six months ended June 30, 1998, investment securities totaled

$17,218,000, a decrease of $8,052,000, or 31.7%, over $25,270,000 of investment securities at June 30, 1997. At June 30, 1998, investment securities were $12,478,000 lower than six months earlier at December 31, 1997. Both of these decreases reflected Liberty Bank's liquidation of some of its repurchase agreements with Sac River to make funds available for loan production.


DEPOSITS


         Sac River's deposits increased slightly from December 31, 1996, to December 31, 1997, rising to $73,999,000 from $72,903,000, or 1.5%. From June
30, 1997, to June 30, 1998, total deposits decreased by $1,241,000, or 1.7%, to $73,642,000 reflecting a stable deposit base during the periods.


SHORT-TERM BORROWINGS


         Sac River's short-term borrowings grew from $8,751,000, at December 31, 1996, to $14,875,000 at December 31, 1997, an increase of 70.0%. For the six months ended June 30, 1998, short-term borrowings were $1,178,000 compared to $6,339,000 on the same date a year earlier, a decrease of 81.4%. At June 30, 1998, short-term borrowings were 92.1% lower than at December 31, 1997. The increase in short-term borrowings in 1997 resulted from the increase in the amount of repurchase agreements with Liberty Bank and the other southwest Missouri bank, while the decrease in the first six months of 1998 reflected both of those bank's reduction of the amount of repurchase agreements with Sac River.


STOCKHOLDERS' EQUITY


         The $786,000 growth in Sac River's stockholders' equity in 1997 paralleled Sac River's net income after payment of dividends, while the $421,000 increase from June 30, 1997 to June 30, 1998, reflected the effect of the payment of $800,000 of dividends in 1998 compared to $400,000 in 1997.



RESULTS OF OPERATIONS

NET INCOME

         Sac River's net income for the year ended December 31, 1997, decreased slightly to $1,584,000 from $1,626,000 for the year ended December 31, 1996. The $42,000 decrease resulted from narrowing net interest margins and an increase in noninterest expense associated with a computer conversion project and the addition of personnel to administer new loans and loan participations. Net income for the year ended December 31, 1996, was $180,000 or 12.4%, greater than that realized in the year ended December 31, 1995.


         For the six months ended June 30, 1998, net income increased by 4.6% over net income in the period ended June 30, 1997, growing from $791,000 to $827,000.

INTEREST INCOME


         In the two prior fiscal years, interest income has increased as total assets have grown. Interest income of $7,358,000 for the year ended December 31, 1997, represented a 6.2%, or $430,000, increase over interest income of $6,928,000 for the year ended December 31, 1996. Interest income for 1996 represented an $892,000, or 14.8%, increase of interest income of $6,036,000 for the year ended December 31, 1995.




         In the six months ended June 30, 1998, interest income reached $3,720,000, an increase of $155,000, or 4.3%, over interest income of $3,565,000 for the six months ended June 30, 1997. The rate of increase was less than in prior periods due to the decline in total assets.


NONINTEREST INCOME AND EXPENSE


         Noninterest income has been provided primarily by overdraft charges, service charges on depository accounts, safety deposit box fees, and other similar charges, and while not material in comparison to interest income, noninterest income grew by 9.4% in the year ended December 31, 1997, 11.7% in the year ended December 31, 1996, and 36.7% in the six months ended June 30, 1998, when compared to the six months ended June 30, 1997.




         Noninterest expense includes the costs of operations, including overhead and added personnel expenses as employees are added to administer additional loans and loan participations. Noninterest expense in the year ended December 31, 1997, also included the costs of a computer conversion project and totaled $1,606,000, an increase of $310,000, or 23.9%, over noninterest expense of $1,296,000 in the year ended December 31, 1996. Noninterest expense in 1996 grew a nominal $7,000 over noninterest expense in the year ended December 31, 1995. For the six months ended June 30, 1998, noninterest expense increased by $27,000 or 3.7% to $750,000 over the noninterest expense in the same period a year earlier.


NET INTEREST INCOME

          Net interest income, the primary source of earnings for the Bank, is the difference between interest income earned on loans and other earning assets, and interest paid on deposits and other interest bearing liabilities. Earning assets include loans, investment securities and federal funds sold. Interest bearing liabilities include interest-bearing deposits (NOW accounts, MMDA, savings and others), time deposits, federal funds purchased and securities sold under agreements to repurchase.

         The following table sets forth the Bank's average balance of assets, liabilities and stockholders' equity as well as the amount of interest income or interest expense and the average rate for each category of interest earning assets and interest bearing liabilities. Included in the average balances are non-accruing loans. Loan fees are included in interest income. Average balances are computed on a daily basis.


                                                                           DECEMBER 31
                                      ------------------------------------------------------------------------------------------
                                                          1997                                           1996
                                      -----------------------------------------      -------------------------------------------
                                        Average          Interest       Average        Average         Interest        Average
                                        Balance          and Fees       Rate           Balance         and Fees        Rate
                                        -------          --------       -------        -------         --------        -------
                                                                        (Dollars in Thousands)
ASSETS............................
   Cash and Due From Banks(1).....      $ 2,451          $   --          --%           $ 1,756         $     --        -- %
   Federal Funds Sold and
   Securities Purchased Under
   Agreements to Resell...........        5,463             302         5.53             6,882              398        5.78
   Deposits with Banks                      600              32         5.33               400               23        5.75
   Taxable Investment Securities..       20,943           1,264         6.04            15,449              922        5.97
   Non-taxable Investment                 5,097             290         5.69             5,342              310        5.80
   Securities.....................
   Loans, Net(2)..................       59,987           5,470         9.12            56,423            5,275        9.35
                                       --------        --------                       --------        ---------
         Total Interest Earning
         Assets...................       94,541           7,358         7.78            86,652            6,928        8.00
   Bank Premises and
   Equipment......................          453                           --               351                           --
   Other Assets...................        1,390                           --             1,366                           --
                                       --------                                       --------
         Total Assets.............      $96,384                                        $87,969
                                       ========                                       ========


                                                                                      DECEMBER 31
                                                      ------------------------------------------------------------------------------
                                                                        1997                                  1996
                                                      -------------------------------------- ---------------------------------------
                                                        Average       Interest     Average    Average       Interest       Average
                                                        Balance       and Fees      Rate      Balance       and Fees        Rate
                                                        -------       --------     -------    -------       --------       -------


                                                                                (Dollars in Thousands)
LIABILITIES ANDSHAREHOLDER'S EQUITY
   Non-interest Bearing Deposits ................       $ 4,854                              $ 4,700
   Interest Bearing Deposits ....................        24,486        $   672      2.74%     23,642        $   657          2.78%
   Time Deposits ................................        43,549          2,351      5.40      40,803          2,299          5.63%
   Federal Funds Purchased and
   Securities Sold Under Agreements
   to Repurchase ................................        11,653            627      5.38       8,057            458          5.68%
                                                       --------         ------              --------         ------
         Total Interest Bearing
         Liabilities ............................        84,542          3,651      4.32      77,202          3,414          4.42
                                                                        ------                               ------
   Other Liabilities ............................           881                                  639
   Stockholders' Equity .........................        10,961                               10,128
                                                       --------                             --------
         Total Liabilities and
         Stockholders' Equity ...................       $96,384                              $87,969
                                                       ========                             ========
NET INTEREST INCOME, NET
INTEREST SPREAD .................................                      $ 3,707      3.46%                   $ 3,514          3.58%
NET INTEREST YIELD(3) ...........................                                   3.92%                                    4.06%




---------------------
(1)  Includes non-interest bearing balances, cash and cash items.
(2)  Loans, net of loan losses.
(3) Net interest yield is net interest earnings divided by total interest-earning assets, with net interest earnings equal to the difference between total interest earned and total interest paid.


         Total average interest bearing liabilities and average interest earning assets grew by 9.5% and 9.1%, respectively, in 1997 over 1996. The net interest spread and net interest yield each declined slightly, primarily reflecting the effects of the loans made in the more price-competitive Springfield market.

         The effect of changes in average balance and rate from the corresponding prior period on interest income, interest expense and net interest income for the year ended December 31, 1997 is set forth below. The effect of a change in average balance has been determined by applying the average rate for the earlier period to the change in the average balance for the later period, as compared with the earlier period. The effect of a change in the average rate has been determined by applying the average balance for the earlier period to the change in the average rate for the later period, as compared with the earlier period. The variances attributable to simultaneous balance and rate changes have been allocated in proportion to the relationship of the dollar amount of change in each category.



                                                                                             1997 COMPARED WITH 1996
                                                                                             -----------------------

                                                                                               Increase (decrease)
                                                                                               Due to a Change in
                                                                                               ------------------
                                                                             Average                Average
                                                                             Balance                  Rate                   Total
                                                                             -------                  ----                   -----
                                                                                             (Dollars in Thousands)
Interest Earned On:
    Federal Funds Sold and Securities Purchased Under Agreements to
    Resell..............................................................      $ (119)                 $ 23                   $ (96)
    Deposits with Banks.................................................          11                    (2)                      9
    Taxable Investment Securities.......................................         331                    11                     342
    Non-taxable Investment Securities...................................         (14)                   (6)                    (20)
    Loans, Net..........................................................         327                  (132)                    195
                                                                            ----------            ----------              ----------
    Total Interest Income...............................................         536                  (106)                    430
                                                                            ----------            ----------              ----------
Interest Paid on:
    Interest-bearing Deposits (NOW accounts, MMDA, savings and other)...          24                    (9)                     15
    Time Deposits.......................................................         150                   (97)                     53
    Federal Funds Purchased and Securities Sold under Agreements to
    Repurchase..........................................................         159                    10                     169
                                                                            ----------            ----------              ----------

    Total Interest Expense..............................................         333                   (96)                    237
                                                                            ----------            ----------              ----------
Change in Net Interest Income...........................................      $  203                  $(10)                  $ 193
                                                                            ==========            ==========              ==========
Percent Increase in Net Interest Income over the Prior Period...........                                                      5.49%


INVESTMENT SECURITIES PORTFOLIO ANALYSIS

         The Bank invests a portion of its available funds in short-term and longer-term instruments, including federal funds sold and investment securities. Investment securities include obligations of the U.S. Government or its agencies, obligations of state and political subdivisions and debt securities.


         Federal funds sold are used primarily for daily cash management purposes. The Bank's investment securities portfolio is utilized to collateralize certain of the Bank's line of credit and public and fiduciary deposits. It also provides liquidity through proceeds from scheduled maturities. The majority of the Bank's investment securities carry fixed interest rates, and at December 31, 1997 and June 30, 1998, the Bank's investment portfolio reflected a net unrealized gain of approximately $187,000 and $150,000, respectively.


         The following table presents the Bank's investments in certain securities accounted for as held to maturity ("HTM") or as available for sale ("AFS") on the dates indicated.



                                                                                  DECEMBER 31
                                                                 ---------------------------------------------
                                                                        1997                      1996
                                                                 ------------------        -------------------
                                                                                  BOOK VALUE
                                                                                (IN THOUSANDS)
U.S. Government, HTM............................................       $    -                      $   -
U.S. Government, AFS............................................         11,497                      8,748
U.S. Agencies, HTM..............................................            -                          -
U.S. Agencies, AFS..............................................         11,754                      9,001


                                                                                DECEMBER 31
                                                                 ---------------------------------------------
                                                                        1997                      1996
                                                                 ------------------        -------------------
                                                                                  BOOK VALUE
                                                                                (IN THOUSANDS)
Mortgage Backed Bonds, HTM...................................              -                          -
Mortgage Backed Bonds, AFS...................................              -                          -
Municipal Securities, HTM....................................          6,445                      5,036
Municipal Securities, AFS....................................              -                          -
Corporates...................................................              -                          -
                                                                    ----------                 ----------
     Total Securities........................................         29,696                     22,785
     Federal Funds Sold and Securities Purchased under
     Agreements to Resell....................................          5,585                      3,850
                                                                    ----------                 ----------
     Total Investments.......................................        $35,281                    $26,635
                                                                    ==========                 ==========


         The increase in total investments primarily reflected the growth of the Bank.

         The following table sets forth the amounts by book value and weighted average yields, as of December 31, 1997, of each category of investment listed in the preceding table maturing during certain time periods.



                                                                      MATURING
                               --------------------------------------------------------------------------------------
                                                        AFTER ONE YEAR        AFTER FIVE YEARS
                                                          BUT WITHIN            BUT WITHIN
                                  WITHIN ONE YEAR         FIVE YEARS             TEN YEARS              TOTAL
                                  ---------------         ----------             ---------              -----
                                  AMOUNT   YIELD       AMOUNT     YIELD       AMOUNT    YIELD      AMOUNT    YIELD
                                  -----    -----       ------     -----       ------    -----      ------    -----
                                                                   (IN THOUSANDS)
Held to Maturity:
U.S. Government............       $___     ___%       $___        ___%       $___       ___%       $___      ___%
U.S. Agencies..............        ___     ___         ___        ___         ___       ___         ___      ___
Mortgage Backed Bonds......        ___     ___         ___        ___         ___       ___         ___      ___
Municipal Securities.......        420    5.79%       3,701      5.31%       2,324     5.48%       6,445    5.40%
Corporates.................        ___     ___         ___        ___         ___       ___         ___      ___
                                                                                                ---------  -------
                                                                                                 $ 6,445    5.40%
                                                                                                =========  =======

Available for Sale:
U.S. Government............    $10,753    5.97%       $ 744      5.68%       $___       ___%     $11,497    5.95%
U.S. Agencies..............      4,256    6.16%       7,498      6.08%        ___       ___       11,754    6.11%
Mortgage Backed                    ___     ___         ___        ___         ___       ___         ___      ___
  Bonds...................
Municipal Securities.......        ___     ___         ___        ___         ___       ___         ___      ___
                                                                                                ---------  -------
                                                                                                 $23,251    6.03%
                                                                                                =========  =======

         On December 31, 1997, the Bank had no investments in the debt securities of any issuer (excluding U.S. Government and U.S. Agencies and corporations) with a book value of more than ten percent (10%) of the Bank's shareholders' equity.

LOAN PORTFOLIO

         The following table presents the amount of loans outstanding at the dates indicated, according to loan category:


                                                                             YEAR ENDED DECEMBER 31
                                                                             ----------------------
                                                                              1997            1996
                                                                              ----            ----
                                                                             (DOLLARS IN THOUSANDS)
         Real Estate Loans; Construction...........................         $  2,394       $  2,854
         Real Estate Loans; Mortgage...............................           44,507         42,240
         Installment Loans.........................................            3,238          3,381
         Commercial Loans and Other................................           14,102         13,311
                                                                           ----------     ----------
                  Total Loans......................................         $ 64,241       $ 61,786
                                                                           ==========     ==========


         Real Estate construction loans consist primarily of residential and commercial construction loans for properties located in southwest Missouri.

         Real estate mortgage loans, including 1-4 family and multi-family loans, are collateralized by residential properties that are principally located in southwest Missouri.

         Real estate-non-farm, non-residential loans are secured by commercial properties principally located in Springfield, Missouri.

         Sac River's commercial and industrial loans are primarily loans to customers in the southwest Missouri trade area and are diversified from an industry and customer standpoint, which helps to minimize risk. Consistent with management's emphasis on relationship banking, most borrowing customers also maintain deposit accounts and use other banking services. Management believes the inherent risks of commercial and industrial loans to be relatively low, given the diversity of the portfolio and collateral margins. Sac River holds Small Business Administration guarantees of slightly more than half of the amount of its commercial loans.

         The consumer loan portfolio consists of both secured and unsecured loans to individuals for various personal reasons such as automobile financing, home improvements, education and recreational purposes. New charge-offs of consumer loans have been relatively low for the past several years. Management believes the inherent risks associated with these loans to be relatively low and that net charge-offs on these loans will continue to be below industry averages, due to sufficient collateral margins and the diversity of the portfolio.

         The following table presents the repricing frequency of certain loan categories at December 31, 1997.



                                                       WITHIN               1-5              Over 5
                                                      ONE YEAR             YEARS              YEARS          TOTAL
                                                    -----------        -----------        ----------       ----------
                                                                             (IN THOUSANDS)
         Real Estate Loans; Construction.........   $   2,394           $     _             $   _           $  2,394
         Real Estate Loans; Mortgage.............      41,778              2,445               284            44,507
         Installment Loans.......................       2,056              1,180                 2             3,238
         Commercial Loans and Other..............      13,335                431               336            14,102
                                                    -----------        -----------        ----------       ----------
                  Total Loans....................   $  59,563           $  4,056            $  622          $ 64,241
                                                    ===========        ===========        ==========       ==========



         The table below presents the interest rate sensitivity at December 31, 1997, on loans contractually due after one year in the following categories.




                                                                                    FIXED            ADJUSTABLE
                                                                                 INTEREST              INTEREST
                                                                                     RATE                  RATE
                                                                               -------------       ---------------
                                                                                          (IN THOUSANDS)
         Real Estate Loans; Construction...................................     $   ____               $  _____
         Real Estate Loans; Mortgage.......................................        2,810                 11,216
         Installment Loans.................................................        1,262                  1,653
         Commercial Loans and Other........................................          586                  7,685
                                                                               -------------       ---------------
                  Total Loans..............................................     $  4,658               $ 20,554
                                                                               =============       ===============


         The Bank's loan portfolio is varied, with no undue concentration in any single industry, although most of the loans in the Bank's portfolio have been made to borrowers in the southwest Missouri area.

RISK ELEMENTS OF LOAN PORTFOLIO

         Management reviews the Bank's loan portfolio on a regular basis for problem loans. During the ordinary course of business, management becomes aware of borrowers that may not be able to meet contractual requirements of loan agreements. Such loans are placed on the Bank's watch list, which is reviewed by the Bank's Board of Directors on a monthly basis. Management then determines the need for additions to the allowance for loan loss. The Bank's allowance for loan loss is determined as 50% of loans management considers doubtful, 10% of loans on the watch list, and 1 1/2% of the remainder of the Bank's loan portfolio. Those loans on which management does not expect to collect interest in the normal course of business, or which are 90 days or more past due as to principal or interest, are generally placed on nonaccrual status and management determines the need for a partial or full charge-off of such loans. After a loan is placed on nonaccrual status, interest income is recognized only on a cash basis so long as management is satisfied there is not impairment of the book value of the loan. The loan is returned to accrual status only when the borrower has brought all past due principal and interest payments current, and in the opinion of management, the borrower has demonstrated the ability to make future payments of principal and interest as scheduled.

         The following table presents the amount of non-performing loans outstanding at the dates indicated, by category:


                                                              JUNE 30                           DECEMBER 31
                                                         -----------------        ----------------------------------------
                                                              1998                     1997                   1996
                                                         -----------------        ----------------       -----------------
                                                                             (DOLLARS IN THOUSANDS)
         Nonaccrual Loans............................           $0                      $0                    $ 10
         Loans 90 Days Past Due and Still Accruing...            0                       0                     150
         Restructured Loans..........................            0                       0                       0
                                                         -----------------        ----------------       -----------------
                  Total Non-performing Loans.........           $0                      $0                    $160
                                                         =================        ================       =================





         As of June 30, 1998 and December 31, 1997, the gross interest income on loans recorded for the year then ended was $2,826,310 and $5,469,502. The amount of interest income on the above-referenced loans accounted for in nonaccrual status that would have been recorded during such year if such loans had been current in accordance with their terms was $0 for both periods.


         As of December 31, 1996, the gross interest income on loans recorded for the year then ended was $5,274,519. The amount of interest income on the above-referenced loans accounted for in nonaccrual status that would have been recorded during such year if such loans had been current in accordance with their terms was $0.

         The following table presents the book value of loans excluded from the previous table but classified by the Bank, as of December 31, 1997, as watch list loans.



                                                                                              BOOK VALUE
                                                                       ---------------------------------------------------------
                                                                            JUNE 30, 1998                 DECEMBER 31, 1997
                                                                       ---------------------------------------------------------
                                                                                         (IN THOUSANDS)
         Installment Loans.........................................              $ 3                           $ 0
         Real Estate Loans; Construction...........................                0                             0
         Real Estate Loans; Mortgage...............................              770                           882
         Commercial Loans and Other................................               22                            65
                                                                       ------------------                -----------------------
                  Total Loans......................................             $795                          $947
                                                                       ===================               =======================

PROVISION FOR LOAN LOSSES

         The provision for loan losses represents management's determination of the amount necessary to be charged against the current period's earnings, in order to maintain the allowance for loan losses at a level which is considered adequate, in relation to the estimated risk inherent in the loan portfolio. The Bank determines its allowance for loan loss as 50% of loans the management considers doubtful, 10% of loans on the watch list and 1 1/2% of all other loans in the Bank's portfolio. See "Financial Condition-Allowances for Loan Losses."

         The following table presents an analysis of the Bank's loss experience for the periods indicated.



                                                                     PERIOD ENDED            YEAR ENDED DECEMBER 31
                                                                     ------------            ----------------------
                                                                     JUNE 30                           31
                                                                     ------------                      --
                                                                     1998                    1997                 1996
                                                                     ----                    ----                 ----
                                                                                             (Dollars in Thousands)
Balance at Beginning of Period................................       $852                   $833                 $792
Charge-offs:                                                           -
         Real Estate Loans; Construction......................        (5)                     -                    -
         Real Estate Loans; Mortgage..........................         -                    (33)                 (20)
         Installment Loans....................................         -                     (1)                  (7)
         Commercial Loans and Other...........................         -                     (6)                 (29)
                                                                   --------               --------            --------
                                                                      (5)                   (40)                 (56)
                                                                   --------               --------            --------
Recoveries:
         Real Estate Loans; Construction......................         -                      -                    -
         Real Estate Loans; Mortgage..........................        17                     12                    -
         Installment Loans....................................         -                      1                    5
         Commercial Loans and Other...........................         7                     16                   22
                                                                   --------               --------            --------
         Net recovery ........................................        24                     29                   27
                                                                   --------               --------            --------
         Net Provision for Loan Losses........................         -                     30                   70


Balance at End of Period......................................       $871                   $852                 $833
                                                                   ========               ========            =========
Ratio of Net Charge-offs During the Period to Average Net Loans
  Outstanding During the Period...............................       .00%                   .02%                 .05%
                                                                   ========               ========            =========

         The following table presents a breakdown of the allowance for loan losses for the period indicated.





                                                                                                  DECEMBER 31
                                        ------------------------           --------------------------------------------------------
                                             June 30, 1998                          1997                          1996
                                        ------------------------           ----------------------         -------------------------

                                                       PERCENT OF                       PERCENT                          PERCENT
                                                          LOANS                         OF LOANS                         OF LOANS
                                                         IN EACH                         IN EACH                         IN EACH
                                                        CATEGORY                        CATEGORY                         CATEGORY
                                                        TO TOTAL                        TO TOTAL                         TO TOTAL
                                           AMOUNT        LOANS               AMOUNT      LOANS              AMOUNT        LOANS
                                         ----------   ----------           ----------- ----------         ----------    -----------
                                                                                           (DOLLARS IN THOUSANDS)
Balance at End of Period Applicable
to:
         Real Estate Loans; Construction. $    -            - %               $ -            - %            $  -              - %
         Real Estate Loans; Mortgage ....     77         8.84                  88        10.33               115          13.81
         Installment Loans...............      -           -                    -            -                 -              -
         Commercial Loans and                  -         0.23                   7          .82                 7            .84
         Other...........................      2
         Unallocated Allowance...........    792        90.93                 757        88.85               711          85.35
                                          ---------   --------             --------   ----------          --------     ----------
                  Total..................   $871       100.00                $852       100.00%             $833         100.00%
                                          =========   ========             ========   ==========          =========    ==========



         The following table presents an analysis of the activity in the foreclosed assets held for sale account for the period indicated.





                                                                                               YEAR ENDED DECEMBER 31
                                                                                               ----------------------
                                                          PERIOD ENDED                    1997                        1996
                                                          ------------                    ----                        ----
                                                          JUNE 30, 1998
                                                          -------------
                                                                                               (DOLLARS IN THOUSANDS)
         Balance at Beginning of Period..............           $4                        $45                         $65
         Foreclosures During the Year................           72                          3                           -
         Writedowns During the Year..................            -                        (10)                        (20)
         Proceeds from Sales.........................          (25)                       (28)                          -
         Gain (Loss) on Sales (Net)..................            -                         (6)                          -
                                                          ---------------            -------------                --------------
         Balance at End of Period....................          $51                        $ 4                         $45
                                                          ===============            =============                ==============
         Ratio of Foreclosed Assets to Loans                   .08%                       .01%                        .07%
         Outstanding.................................     ===============            =============                ==============


ALLOWANCE FOR LOAN LOSSES

          Management establishes the allowance for loan losses through a provision for loan losses based on its evaluation of the risk inherent in its loan portfolio and the general economy. This evaluation, which includes a review of all loans on which full collectibility may not be reasonably assured, considers among other matters, the estimated fair value of the underlying collateral, economic conditions, historical loan loss experience, and other factors that warrant recognition in providing for an adequate loan loss allowance. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses and valuation of foreclosed assets held for sale. These agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

         Management has established an allowance for loan losses which reduces the total loans outstanding by an estimate of potential loan losses, plus an excess margin for potential future uncertainties. Loans deemed uncollectible are charged against and reduce the allowance. Sac River expenses its provisions for loan losses against current income. The provision replenishes the allowance for loan losses and maintains the allowance at acceptable levels based upon the judgment of management. Sac River bases the allowance for loan losses upon current economic conditions, risks in the loan portfolio, historical loan loss experience and other factors that, in management's opinion, deserve current recognition. See "Results of Operations-Provision for Loan Losses."

DEPOSITS

         The Bank's deposit base is its primary source of funds. The Bank offers a broad range of deposit products, including noninterest demand deposits, NOW accounts, savings deposits, individual retirement accounts and certificates of deposit.

         At December 31, 1997, 6.9% of total deposits were in noninterest bearing accounts, 32.2% in savings and interest bearing demand accounts and 60.9% in certificates of deposit.

         The following table presents the average balances of and the average rate paid on certain categories of deposits for the periods indicated.



                                                                                  YEAR ENDED DECEMBER 31
                                                   ---------------------------------------------------------------------------------
                                                                   1997                                            1996
                                                   ----------------------------------       ----------------------------------------
                                                      AVERAGE                 AVERAGE                 AVERAGE               AVERAGE
                                                     BALANCE(1)                 RATE                BALANCE(1)               RATE
                                                   ----------------       ----------------       -----------------        ----------
                                                                                    (IN THOUSANDS)
Noninterest Bearing:
         Demand Deposit Accounts................        $ 4,854                 --                     $ 4,700               --
Interest Bearing:
         MMDA and NOW Accounts..................         19,583                 2.68%                   19,275               2.73%
         Savings Deposits.......................          4,903                 2.99                     4,367               3.00
         IRA....................................          2,409                 5.50                     2,931               5.60
         CD's under $100,000....................         33,428                 5.58                    31,262               5.71
         CD's over $100,000.....................          7,712                 4.57                     6,610               5.30
                                                   ---------------                                  --------------
                  Total Average Deposits........        $72,889                                        $69,145
                                                   ===============                                  ==============

(1) Averages are computed on a daily basis.

         Total average deposits grew by $3,744,000, or 5.4%, in 1997 over 1996, with 87.3% of the growth in certificates of deposit.

         The following table presents the amount outstanding as of December 31, 1997, of certain deposits in excess of $100,000 and the maturities thereof.



                                                                                 MATURING IN
                                        --------------------------------------------------------------------------------------------

                                                                                                      OVER
                                         THREE MONTHS                   THREE TO                     TWELVE
                                            OR LESS                  TWELVE MONTHS                   MONTHS                  TOTAL
                                        ------------------       ----------------------        ------------------        -----------
                                                                                (IN THOUSANDS)
Type of Deposit:
         Certificate of Deposit.....        $3,592                       $4,732                      $644                    $8,968
         Other Deposits.............           852                           --                        --                       852
                                        ------------------       ----------------------        ------------------       ------------
                  Total.............        $4,444                       $4,732                      $644                    $9,820
                                        ==================       ======================        ==================       ============




RETURN ON EQUITY AND ASSETS

         The following table presents the Bank's return on equity and assets for the periods indicated.


                                                                                YEAR ENDED DECEMBER
                                                                                        31
                                                                     ----------------------------------------
                                                                           1997                    1996
                                                                     ----------------        ----------------
                                                                              (DOLLARS IN THOUSANDS)
Return on Assets (net income divided by average total assets).......       1.66%                   1.85%
Return on Equity (net income divided by average equity).............      14.45%                  16.05%
Dividend Payout Ratio (dividends declared per share divided by
net income per share)...............................................       50.5%                   49.2%
Equity to Assets Ratio (average equity divided by average total
assets).............................................................       11.4%                  11.51%



         The decreases in return on assets and return on equity reflected the effects of increases in non-interest expenses associated with a computer conversion project and increased personnel costs, growth in the Bank's size, and increased competition.


SHORT-TERM BORROWINGS


         Short-term borrowings consist of securities sold under agreements to repurchase. These amounted to $14,875,000 at December 31, 1997, and $8,751,000 at December 31, 1996. The average yield on short-term borrowings was 5.38% and 5.68% during 1997 and 1996, respectively. The majority of these instruments have terms ranging from one to 365 days. The maximum amounts of short-term borrowings outstanding at any month end during 1997 and 1996 were $14,875,000 and $9,936,000. Information regarding the levels of short-term borrowings for 1997 and 1996 are as follows:



                                                                                      DECEMBER 31,
                                                  ---------------------------------------------------------------------------------
                                                                 1997                                             1996
                                                  ------------------------------------           ----------------------------------
                                                    FEDERAL                                          FEDERAL
                                                     FUNDS                SECURITIES                  FUNDS              SECURITIES
                                                   PURCHASED                 SOLD                   PURCHASED               SOLD
                                                  ---------------       --------------           ---------------       ------------
                                                                                 (DOLLARS IN THOUSANDS)
         Balance at End of Period.............         --                 $ 14,875                      --                 $ 8,751
         Maximum Outstanding During the
           Period at any Month-end............         --                 $ 14,875                      --                 $ 9,936
         Average Interest Rate End of Period..         --                     5.93%                     --                    5.71%
         Average Outstanding During Period....         --                 $ 11,602                      --                 $ 8,056
         Average Interest Rate For the Period.         --                     5.38%                     --                    5.68%



         The average amount outstanding was computed from daily averages and the average interest rates for the period were computed by dividing the respective interest expense by the average balance outstanding. The increase in securities sold under agreements to repurchase in 1997 resulted primarily from repurchase agreements with Liberty Bank and another southwest Missouri bank.

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity risk is managed by the Bank through the composition of its assets and liabilities in an effort to meet efficiently the borrowing needs and withdrawal requirements of its customers. Cash and cash equivalents include cash, due from banks and federal funds sold. The primary sources of the Bank's liquidity are cash and cash equivalents and investment securities with short-term maturities. The Bank's primary method of asset/liability management is the matching of the length of assets (loans) to the length of liabilities (deposits). The Bank believes its process of asset/liability management allows adequate reaction time for trends in the marketplace as they occur, minimizing the negative impact of such trends on the net interest margin.


         Although the Bank has a relatively high volume of its loans and certificates of deposit (CD's) that mature in one year or less, the Bank's CD's have historically been a stable source of funds. Historically, a large majority of the loans and certificates of deposit originated by the Bank have been renewed at maturity. In addition, the Bank has been and continues to be competitive on interest rates for both loans and CD's.



          If a significant portion of CD's were not replaced at maturity, the Bank could utilize borrowings available to it from the Federal Home Loan Bank. It could also raise CD rates to stay competitive in the marketplace. In addition, the Bank could sell available-for-sale investment securities to the extent they are not pledged for public funds. At December 31, 1997, the Bank had $23.3 million of available-for-sale securities in its portfolio.



         If a significant amount of loans that mature over the next year were not renewed, the Bank could participate in loans originated by other financial institutions as it has done in the past, it could increase its investments in securities, or it could lower interest rates charged on loans to remain competitive in its marketplace.



         Cash flows from operating activities for the periods covered by the Statements of Cash Flows relate primarily to net income, adjusted for changes in accrued interest receivable, credits and other liabilities, the provision for loan losses, depreciation and the amortization of discounts (premiums) on investments, all of which are non-cash or non-operating adjustments to operating cash flows. Operating activities provided cash flows of $941,000, $2.0 million, and $1.3 million for the period ended June 30, 1998 and the years ended December 31, 1997 and 1996, respectively.



      During the six months ended June 30, 1998, investing activities provided cash of $11.7 million primarily due to the maturity of $12.5 million of available-for-sale securities. For the years ended December 31, 1997 and 1996, investing activities used cash of $10.0 million and $12.2 million, respectively, due to the purchase of available-for-sale and held-to-maturity securities in each period, as well as the net originations of loans.



         Cash flows used in financing activities was $12.5 million during the six months ended June 30, 1998, due primarily to a decrease in securities sold under agreement to repurchase of $13.7 million. This was partially offset by $2.0 million in loan proceeds taken as a Federal Home Loan Bank advance. Financing activities increased during the years ended December 31, 1997 and 1996 due to increases in deposits after interest credited and an increase in securities sold under agreement to repurchase in both years. In all periods, the bank paid dividends of $800,000. Cash provided by financing activities was $8.9 million and $5.9 million for the years ended December 31, 1997 and 1996.


YEAR 2000


         Like all banks, Sac River is heavily reliant upon computer hardware and software, including data processing services to operate and maintain customer accounts, loan accounts, investments, ATM systems, and other core functions. Other non-core functions also use software and embedded microprocessor technology. Both core and non-core functions are susceptible to the "Year 2000" problem, which means that software and microprocessors will report January 1, 2000, and subsequent dates as January 1, 1900, or other incorrect twentieth century dates. This incorrect dating could make it very difficult for Sac River to conduct business electronically.

         Third party suppliers provide Sac River with many of these electronic services. (Many of Sac River's suppliers provide the same services to Liberty, and as a result Sac River and Liberty have developed similar programs for dealing with Year 2000 issues.) Sac River also owns or leases other information technology, including equipment with embedded technology that control various systems within the bank.



         In 1997, Sac River formed a committee of employees to assess the bank's Year 2000 issues and implement remedies. The committee meets regularly and has undertaken the following activities, among others:

         - Identifying software and equipment that may not be Year 2000 compliant.
         - Identifying borrowers who may face Year 2000 issues and assessing the seriousness of the problem.
         - Creating a database identifying each system, its compliance status, its level of risk, estimated cost to comply, estimated date to comply, and last test date.
         -        Seeking certificates of compliance from vendors.
         - Arranging test schedules with vendors and conducting tests of owned and leased equipment.
         - Contacting local utilities to determining their ability to provide electricity, water, and gas service after December 31, 1999.
         - Installing compliant versions of core technologies provided by the bank's vendors.
         -        Preparing a liquidity plan.
         -        Preparing a contingency plan.
         - Ordering or installing equipment with compliant embedded technology.



         As of August 1998, Sac River's core data processing system and teller software were Year 2000 compliant and had been extensively tested by their vendors. Sac River intends, however, to conduct its own tests of these systems. Similarly, the bank's software for communication with the Federal Reserve was compliant following upgrades. Tests of the bank's ATM software will occur in February 1999. All of the bank's personal computers are compliant, as is the bank's loan processing software.



         Certain less significant systems remain to be tested, including the payroll, processing software, certain credit services software, and the telephone switch software. Sac River anticipates that all remaining software and technology will be compliant and fully tested by June 30, 1999.



         Third party vendors have borne most of the cost of making Sac River Year 2000 compliant. Costs incurred by Sac River have largely been in the form of the compensation and benefits provided existing bank employees who have conducted the compliance activities. Sac River hired no consultants or new employees to achieve Year 2000 compliance, and it has not allocated employee compensation and benefit expense to the project. Sac River has not incurred any non-employee expenses to date in implementing its compliance program and expects that its total non-employee costs will be $3,000 or less through January 1, 2000.



          While Sac River believes that its systems and technology will be compliant on January 1, 2000, and thereafter, it faces an unquantifiable risk that third parties such as customers will encounter Year 2000 problems that cause them to reduce their use of bank services, default on loans, or reduce levels of future borrowings. There is also a risk that other financial organizations with which Sac River maintains relations could experience Year 2000 issues that would adversely affect Sac River. Finally, if other service providers, such as public utilities or telephone companies, are not Year 2000 compliant, the bank could experience service interruptions that would make the conduct of business difficult.



          Sac River has developed a contingency plan to address some of these uncertainties. For example, the bank will have a backup generator available if its electric utility cannot deliver power. It also plans to have in place a cellular based modern communication system to maintain communication with its data service providers in the event that landline communications are disrupted. Immediately before the change of the century, electronic trial balances with extended information will be downloaded for import into local database files. There will also be a complete backup of all files before the century change, and critical information will be printed in hardcopy. The bank will take other steps to assure both liquidity and security.



          In summary, Sac River believes that it has completed about 90% of the actions necessary to achieve Year 2000 compliance for its core systems and 50% or more of the work necessary to achieve overall compliance. Sac River believes that it will complete the rest of the program and achieve compliance before the century date change. There remains, however, the possibility that problems encountered by third parties could adversely affect the bank.



INTEREST RATE SENSITIVITY

         Asset and liability management encompasses both interest rate risk and liquidity management. Sac River's net interest margin can be vulnerable to wide fluctuations arising from a change in the general level of interest rates which may affect the yield on interest earning assets differently than the cost of the interest bearing liabilities. Sac River monitors its asset and liability mix in an effort to maintain a consistent earnings performance through control of interest rate risk.

         Below is the "Static gap" table for Sac River as of December 31, 1997. This is just one of several tools which may be used to measure and manage interest rate sensitivity. Earning assets and interest bearing liabilities are presented below within selected time intervals based on their repricing and maturity characteristics. In this view, the sensitivity position is perfectly matched when an equal amount of assets and liabilities reprice during any given period. Excess assets or liabilities repricing in a given time period result in the "Interest Sensitivity Gap" shown at the bottom of the table. A positive gap indicates more assets than liabilities will reprice in that time period, while a negative gap indicates more liabilities than assets will reprice.

         The table indicates Sac River is liability sensitive in the three months or less period and is asset sensitive in all other periods. This means that during the three months or less period, interest bearing liabilities are repricing faster than earning assets, thereby improving net interest income when rates are declining and reducing net interest income when rates are rising. While the "static gap" is a widely used measure of interest sensitivity, it is not, in management's opinion, the only indicator of Sac River's sensitivity position.

         The following table indicates as of December 31, 1997, the time period in which interest earning assets and interest bearing liabilities are scheduled to mature or reprice in accordance with their contractual terms.



                                                                         AFTER             AFTER
                                                      THREE              THREE              ONE
                                                      MONTHS            THROUGH           THROUGH            AFTER
                                                       OR                TWELVE            FIVE              FIVE
                                                      LESS               MONTHS            YEARS             YEARS           TOTAL
                                                    -----------       ------------      -----------       -----------     ----------
                                                                                (DOLLARS IN THOUSANDS)
Assets:
Deposits with Banks .........................        $    100          $    550          $    200         $   --           $    850
Federal Funds Sold and Securities Purchased
Under Agreements to Resell ..................           2,100              --                --               --
Taxable Investment Securities ...............           2,249            12,759             8,243             --             23,251
Non-taxable Investment Securities ...........             265               155             3,701            2,323            6,444
Loans, Net ..................................          31,906            26,667             3,834              982           63,389
Other Assets ................................            --                --                --               --               --
                                                     --------          --------          --------         --------         --------
         Total Assets .......................        $ 36,620          $ 40,131          $ 15,978         $  3,305         $ 96,034
                                                     ========          ========          ========         ========         ========
Liabilities:
Interest-bearing Deposits (NOW, MMDA, Savings
and Other) ..................................        $ 29,248          $   --            $   --           $   --           $ 29,248
Time Deposits ...............................          14,203            23,298             7,580             --             45,081
Securities Sold Under Agreements to
Repurchase ..................................          11,801             2,774               300             --             14,875
Long-term Debt ..............................            --               2,500              --               --              2,500
Other Liabilities ...........................            --                --                --               --               --
                                                     --------          --------          --------         --------         --------
         Total Liabilities ..................        $ 55,252          $ 28,572          $  7,880         $   --           $ 91,704
                                                     ========          ========          ========         ========         ========

Sensitivity Gap .............................        $(18,632)         $ 11,559          $  8,098         $  3,305         $  4,330
Gap as a Percentage of Assets ...............          (19.40)%           12.04%             8.43%            3.44%            4.51%
Cumulative Sensitivity Gap ..................        $(18,632)         $ (7,073)         $  1,025         $  4,330         $     --
Cumulative Gap as a Percentage of Assets ....          (19.40)%           (7.37)%            1.07%            4.51%              --%
Cumulative Sensitivity Ratio ................          (66.28)%          (91.56)%          101.12%          104.72%          104.72%


         An interest sensitivity table is not a complete picture of the possible effect of interest rate changes on net interest income. First, changes in the general level of interest rates will not affect all categories of assets and liabilities equally or simultaneously. Second, the table represents a one-day position; variations occur daily as the Company adjusts its interest sensitivity throughout the year. Third, the repricing distribution of interest sensitive assets may not be indicative of the liquidity of those assets. Finally, since this table is based on contractual maturities, it does not include required principal payments or estimates of early principal payments on residential mortgages, installment loans and investment securities.

CAPITAL ADEQUACY


         Stockholders' equity represented 12.3% of total assets at June 30, 1998. Risk-based capital and leverage ratios of the Bank exceeded minimum requirements of regulatory banking authorities. See note 10 to Sac River's financial statements for the years ended December 31, 1997 and 1996 for additional information about Sac River's capitalization and regulatory capital requirements.


IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

         The FASB recently adopted Statement of Financial Accounting Standards ("SFAS") 128, "Earnings Per Share." This statement replaces the presentation of primary earnings per share with a presentation of basic earnings per share. The statement also requires dual presentation of basic and diluted earnings per shares by entities with complex capital structures and requires a reconciliation of the numerators and denominators between the two calculations. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. Management has presented earnings per share in accordance with SFAS 128 in its December 31, 1997 financial statements. The adoption of SFAS 128 did not have a material impact on the Bank's financial statements.

         The FASB recently adopted SFAS 129, "Disclosure of Information about Capital Structure." This statement establishes standards for disclosing information about capital structure, including pertinent rights and privileges of various securities outstanding. SFAS 129 is effective for financial statements issued for periods ending after December 15, 1997. The adoption of SFAS 129 did not have a material impact on the Bank's financial statements.

         The FASB recently adopted SFAS 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components, in a full set of financial statements. It does not address issues of recognition or measurement. SFAS is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS 130 did not have a material impact on the Bank's financial statements.

         The FASB recently adopted SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way that public business enterprises report information about operating segments in both annual financial statements and interim financial reports issued to shareholders. The statement also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131 is effective for financial statements issued for periods beginning after December 15, 1997. The adoption of SFAS 131 is not expected to have a material impact on the Bank's financial statements.

         The FASB recently adopted SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management has not yet determined the impact, if any, of SFAS 133 on the Bank's financial statements.

EFFECT OF ECONOMIC CONDITIONS

          The Bank's financial statements have been prepared in accordance with generally accepted accounting principles, which required the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The assets and liabilities of the Bank are primarily monetary and interest rates have a greater impact on the Bank's performance than does the effect of inflation. The local economy of the Southwest Missouri area has experienced growth over the last several years. The area has a good mix of retail, agricultural related and industrial business.


                         ADJOURNMENT OF SPECIAL MEETING

         Under certain circumstances, Sac River's management may determine at the time of the Special Meeting that it is in the best interest of Sac River and its shareholders to adjourn the Special Meeting to a later date. For example, in the event that the number of shares present, in person or by proxy, at the Special Meeting is insufficient to constitute a quorum or to approve the Merger Agreement, Sac River might decide to adjourn the Special Meeting to permit further solicitation of proxies. Sac River might also decide to adjourn the Special Meeting in the event that the parties determine that events occurring subsequent to the date of this Proxy Statement require Sac River to furnish additional proxy soliciting information to the shareholders and to give the shareholders an opportunity to assimilate such information. If the Special Meeting is adjourned, no further notice of the time and place of the adjourned meeting is required to be given to Sac River shareholders other than an announcement of such time and place at the Special Meeting. The vote of the holders of a majority of shares of Sac River Common Stock present at the Special Meeting in person or by proxy, whether or not a quorum is present, is required to approve a proposal for adjournment at the Special Meeting.

         Sac River's management also may determine at the time of the Special Meeting that it is in the best interest of Sac River and its shareholders to adjourn the Special Meeting for up to 90 days if, at the time of the Special Meeting, the holders of a sufficient number of Sac River Common Stock have indicated that they intend to elect under the Merger Agreement to receive the Optional Per Share Cash Amount rather than the right to receive shares of Bancshares Common Stock, and, as a result, the total cash payable by Bancshares as the Optional Per Share Cash Amount to all shareholders of Sac River would exceed $2,800,000. During the adjournment, representatives of Sac River would ascertain whether a sufficient number of shareholders would change their election so that the Option Per Share Cash Amount would not exceed $2,800,000.

         SAC RIVER SHAREHOLDERS WILL NOT HAVE A VOTE ON ANY OF THE ADJOURNMENTS DESCRIBED IN THIS SECTION.

         The board of directors of Sac River recommends that shareholders vote FOR the proposal to adjourn the Special Meeting so that such proxies may be voted in favor of such adjournment under such circumstances.

                                 LEGAL OPINIONS

         The legality of the Bancshares Common Stock to be issued pursuant to the Merger will be passed upon for Bancshares by Husch & Eppenberger, LLC. Husch & Eppenberger has also delivered an opinion to Bancshares and Sac River concerning certain federal income tax consequences of the Merger. See "THE MERGER-Federal Income Tax Consequences."

                                     EXPERTS

         Bancshares' financial statements at December 31, 1995, 1996, and 1997, and for the 65 days and years then respectively ended, in the Proxy Statement-Prospectus and Registration Statement have been audited by Baird, Kurtz & Dobson, independent accountants as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         Sac River's financial statements at December 31, 1996, and 1997, and for the years then ended, in the Proxy Statement-Prospectus and Registration Statement have been audited by Baird, Kurtz & Dobson, independent accountants as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given the authority of such firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS



LIBERTY BANCSHARES, INC. AND SUBSIDIARY............................................................................LF-1

         Independent Accountants' Report...........................................................................LF-2

         Consolidated Balance Sheets at June 30, 1998 (unaudited)
         and December 31, 1997 and 1996............................................................................LF-3

         Consolidated Statements of Income for Six Months Ended June 30, 1998
         and 1997 (unaudited) and Years Ended December 31, 1997 and 1996 and 65 Days Ended December 31, 1995.......................................................................LF-4

         Consolidated Statements of Changes in Stockholders' Equity for
         Six Months Ended June 30, 1998 and 1997 and Years Ended December 31, 1997
         and 1996 and 65 Days Ended December 31, 1995..............................................................LF-5


         Consolidated Statements of Cash Flows for Six Months Ended June 30,
         1998 and 1997 (unaudited) and Years Ended December 31, 1997 and 1996 and 65 Days Ended December 31, 1995.......................................................................LF-6

         Notes to Financial Statements.............................................................................LF-8

SAC RIVER VALLEY BANK..............................................................................................SF-1

         Independent Accountant's Report...........................................................................SF-2

         Balance Sheets at June 30, 1998 (unaudited) and December 31, 1997 and 1996................................SF-3

         Statements of Income for Six Months ended June 30, 1998 and 1997 (unaudited)
         and Years Ended December 31, 1997 and 1996................................................................SF-4

         Statements of Changes in Stockholders' Equity for Six Months Ended June 30, 1998
         and 1997, and Years Ended December 31, 1997 and 1996......................................................SF-5

         Statements of Cash Flow for the Six Months Ended June 30, 1998 and 1997 (unaudited)
         and Years Ended December 31, 1997 and 1996................................................................SF-6

         Notes to Financial Statements.............................................................................SF-8


LIBERTY BANCSHARES, INC. AND SUBSIDIARIES PRO-FORMA CONDENSED, CONSOLIDATED
FINANCIAL STATEMENTS...............................................................................................PF-1

         Pro-forma Condensed, Consolidated Balance Sheet at June 30, 1998 (unaudited)..............................PF-2


         Pro-forma Condensed, Consolidated Statements of Income for
         Six Months Ended June 30, 1998 (unaudited)................................................................PF-3

         Pro-forma Condensed, Consolidated Statements of Income
         for Twelve Months Ended December 31, 1997 (unaudited).....................................................PF-4

         Notes to Pro-form Condensed, Consolidated Financial Statements............................................PF-5

   INDEX TO FINANCIAL STATEMENTS OF LIBERTY BANCSHARES, INC. AND SUBSIDIARY

Independent Accountants' Report...........................................................................LF-2
Consolidated Balance Sheets June 30, 1998 and December 31, 1997 and 1996..................................LF-3
Consolidated Statements of Income.........................................................................LF-4
Consolidated Statements of Changes in Stockholders' Equity................................................LF-5
Consolidated Statements of Cash Flows.....................................................................LF-6
Notes to Consolidated Financial Statements................................................................LF-8

[BAIRD, KURTZ & DOBSON LETTERHEAD]


                         Independent Accountants' Report


Board of Directors
Liberty Bancshares, Inc.
    and Subsidiary
Springfield, Missouri


    We have audited the accompanying consolidated balance sheets of LIBERTY BANCSHARES, INC. AND SUBSIDIARY as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 1997 and 1996, and for the 65-day period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LIBERTY BANCSHARES, INC. AND SUBSIDIARY as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the two years ended December 31, 1997 and 1996, and for the 65-day period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                     /s/ Baird, Kurtz & Dobson


Springfield, Missouri
February 27, 1998

                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                  JUNE 30, 1998 AND DECEMBER 31, 1997 AND 1996



                                                      ASSETS
                                                                   June 30,
                                                                     1998                     December 31,
                                                               ----------------   ------------------------------------
                                                                   (Unaudited)           1997                1996
                                                                                         ----                ----
Cash                                                           $        858,459   $        362,519   $         206,238
Due from banks                                                       10,818,783          4,410,937           1,800,015
Securities purchased under agreements to resell                              --          7,600,000           6,100,000
Federal funds sold                                                           --            772,710             350,000
                                                               ----------------   ----------------   -----------------
         Cash and cash equivalents                                   11,677,242         13,146,166           8,456,253
Available-for-sale securities                                        16,172,212         12,264,610           1,448,052
Mortgage loans held for sale                                            470,828            625,000             587,000
Loans, net of allowance for loan losses                              79,028,525         51,129,119          19,284,811
Premises and equipment, net                                           3,000,355          2,204,038           1,599,584
Interest receivable                                                     744,725            455,783             120,606
Deferred income taxes                                                   181,581             53,869                  --
Other                                                                   186,531            146,730              93,432
                                                               ----------------   ----------------   -----------------
         Total Assets                                          $    111,461,999   $     80,025,315   $      31,589,738
                                                               ================   ================   =================

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
   Deposits
     Demand deposits                                           $     14,308,981   $     11,032,300   $       4,874,735
     Savings, NOW and money market deposits                          20,396,181         16,277,598           8,003,295
     Time deposits                                                   55,790,011         37,274,872          14,430,677
                                                               ----------------   ----------------   -----------------
              Total Deposits                                         90,495,173         64,584,770          27,308,707
   Securities sold under agreements to repurchase                     8,481,801          7,200,361             600,000
   Federal funds purchased                                            1,488,567                 --                  --
   Note payable                                                       4,125,000          2,500,000                  --
   Accrued interest payable                                             387,232            250,463              89,471
   Income taxes payable                                                 154,701            181,241               2,722
   Deferred income taxes                                                     --                 --              18,000
   Accrued expenses and other liabilities                                 7,382             20,328              11,582
                                                               ----------------   ----------------   -----------------
              Total Liabilities                                     105,139,856         74,737,163          28,030,482
                                                               ----------------   ----------------   -----------------
STOCKHOLDERS' EQUITY
   Capital stock
     Class A common; June 30, 1998, par value $1 a share,
         authorized 556,090 shares, issued 511,090 shares;
         December 31, 1997, par value $5 a share, authorized
         505,280 shares, issued 470,280 shares; December 31,
         1996, par value $5 a share authorized 360,000 shares,
         issued 345,000 shares                                          511,090          2,351,400           1,725,000
   Additional paid-in capital                                         5,256,480          2,773,600           1,725,000
   Retained earnings                                                    563,937            271,330             105,045
   Treasury stock, at cost; June 30, 1998 and
     December 31, 1997  - 10,000 shares                                      --           (107,830)                 --
   Accumulated other comprehensive income -
     unrealized appreciation (depreciation) on
         available-for-sale securities, net of income taxes              (9,364)              (348)              4,211
                                                               ----------------   ----------------   -----------------
              Total Stockholders' Equity                              6,322,143          5,288,152           3,559,256
                                                               ----------------   ----------------   -----------------

              Total Liabilities and Stockholders' Equity       $    111,461,999   $     80,025,315   $      31,589,738
                                                               ================   ================   =================




See Notes to Consolidated Financial Statements

                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME

                     SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                   AND YEARS ENDED DECEMBER 31, 1997 AND 1996
                       AND 65 DAYS ENDED DECEMBER 31, 1995


                                                          June 30,                               December 31,
                                              ------------------------------     ------------------------------------------
                                                   1998             1997            1997             1996           1995
                                                   ----             ----            ----             ----           ----
                                               (Unaudited)      (Unaudited)
INTEREST INCOME
   Loans                                     $      2,955,737  $  1,177,587       $3,130,609       $ 995,765      $  38,161
   Available-for-sale securities                      426,467        78,848          283,400          63,687          5,188
   Federal funds sold and securities
   purchased under agreements to resell               161,677       199,616          533,891         324,158         59,128
   Deposits with banks                                     --            --               --              --         95,758
                                             ----------------  ------------       ----------       ---------      ---------
                                                    3,543,881     1,456,051        3,947,900       1,383,610        198,235
                                             ----------------  ------------       ----------       ---------      ---------
INTEREST EXPENSE
   Deposits                                         1,728,084       720,466        1,926,555         639,642         40,364
   Federal funds purchased and securities
     sold under agreements to repurchase              140,620        28,842          120,640          35,464            815
   Notes payable                                       84,055         8,038           83,756              --             --
                                             ----------------  ------------       ----------       ---------      ---------
                                                    1,952,759       757,346        2,130,951         675,106         41,179
                                             ----------------  ------------       ----------       ---------      ---------
NET INTEREST INCOME                                 1,591,122       698,705        1,816,949         708,504        157,056

PROVISION FOR LOAN LOSSES                             226,800        72,000          447,000          70,800          6,000
                                             ----------------  ------------       ----------       ---------      ---------

NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES                        1,364,322       626,705        1,369,949         637,704        151,056
                                             ----------------  ------------       ----------       ---------      ---------

NONINTEREST INCOME
   Service charges and fees                           166,917        67,832          170,981          43,191          1,064
   Other income                                         3,683         2,257           30,517           3,587             22
                                             ----------------  ------------       ----------       ---------      ---------
                                                      170,600        70,089          201,498          46,778          1,086
                                             ----------------  ------------       ----------       ---------      ---------
NONINTEREST EXPENSE
   Salaries and employee benefits                     649,429       271,434          671,290         258,516         77,801
   Net occupancy expense                               44,507        29,568           67,795          45,225          7,384
   Equipment expense                                   59,868        33,825           80,828          45,017          3,859
   Deposit assessments and fees                        11,196         4,214           13,603           5,039             --
   Other operating expenses                           331,815       137,111          454,646         197,777         48,061
                                             ----------------  ------------       ----------       ---------      ---------
                                                    1,096,815       476,152        1,288,162         551,574        137,105
                                             ----------------  ------------       ----------       ---------      ---------
INCOME BEFORE INCOME TAXES                            438,107       220,642          283,285         132,908         15,037

PROVISION FOR INCOME TAXES                            145,500        83,000          117,000          39,200          3,700
                                             ----------------  ------------       ----------       ---------      ---------

NET INCOME                                            292,607       137,642          166,285          93,708         11,337

OTHER COMPREHENSIVE INCOME
   Unrealized appreciation (depreciation)
     on available-for-sale securities, net
     of income taxes of ($5,342) and ($3,093) for
     June 30, 1998 and 1997, and ($2,690)
     and $2,484 for December 31, 1997
     and 1996                                          (9,016)       (5,266)          (4,559)          4,211             --
                                             ----------------  ------------       ----------       ---------      ---------

COMPREHENSIVE INCOME                         $        283,591  $    132,376       $  161,726       $  97,919      $  11,337
                                             ================  ============       ==========       =========      =========

BASIC EARNINGS PER SHARE                     $            .60   $       .41      $       .42      $      .27    $       .03
                                             ================   ===========      ===========      ==========    ===========


See Notes to Consolidated Financial Statements
                                      LF-4

                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                     SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                   AND YEARS ENDED DECEMBER 31, 1997 AND 1996
                       AND 65 DAYS ENDED DECEMBER 31, 1995


                                                                                                  Accumulated
                                                                                                     Other
                                                                                                 Comprehensive
                                                                                                    Income -
                                                                                                  Appreciation
                                                                                                 (Depreciation)
                                                 Additional                                      on Available-
                                   Common         Paid-in         Retained        Treasury          for-Sale
                                   Stock          Capital         Earnings          Stock       Securities, Net        Total
                                   -----          -------         --------          -----       ---------------        -----
BALANCE, INCEPTION             $           0   $           0   $            0  $            0   $            0   $            0
  Issuance of common stock
    for cash                       1,725,000       1,725,000               --              --               --        3,450,000
  Net income                              --              --           11,337              --               --           11,337
                               -------------   -------------   --------------  --------------   --------------   --------------

BALANCE, DECEMBER 31, 1995         1,725,000       1,725,000           11,337              --               --        3,461,337
   Net income                             --              --           93,708              --               --           93,708
   Change in unrealized
     appreciation on
     available-for-sale
     securities,
     net of income taxes                  --              --               --              --            4,211            4,211
                               -------------   -------------   --------------  --------------   --------------   --------------

BALANCE, DECEMBER 31, 1996         1,725,000       1,725,000          105,045              --            4,211        3,559,256
   Issuance of common stock
     for cash                        626,400       1,048,600               --              --               --        1,675,000
   Net income                             --              --          166,285              --               --          166,285
   Treasury stock purchased               --              --               --        (107,830)              --         (107,830)
   Change in unrealized
     depreciation on
     available-for-sale
     securities, net of
     income taxes                         --              --               --              --           (4,559)          (4,559)
                               -------------   -------------   --------------  --------------   --------------   --------------

BALANCE, DECEMBER 31, 1997         2,351,400       2,773,600          271,330        (107,830)            (348)       5,288,152
   Issuance of common stock
     for cash (unaudited)            254,050         496,350               --              --               --          750,400
   Net income (unaudited)                 --              --          292,607              --               --          292,607
   Retirement of treasury
     stock (unaudited)              (107,830)             --               --         107,830               --               --
   Change in par value of
     stock outstanding
     (unaudited)                  (1,986,530)      1,986,530               --              --               --               --
   Change in unrealized
     depreciation on
     available-for-sale
     securities, net of
     income taxes (unaudited)             --              --               --              --           (9,016)          (9,016)
                               -------------   -------------   --------------  --------------   --------------   --------------

BALANCE, JUNE 30, 1998
   (UNAUDITED)                 $     511,090   $   5,256,480   $      563,937  $           --   $       (9,364)  $    6,322,143
                               =============   =============   ==============  ==============   ==============   ==============


See Notes to Consolidated Financial Statements

                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                   AND YEARS ENDED DECEMBER 31, 1997 AND 1996
                       AND 65 DAYS ENDED DECEMBER 31, 1995



                                                            June 30,                               December 31,
                                                --------------------------------  ---------------------------------------------
                                                        1998             1997            1997              1996           1995
                                                        ----             ----            ----              ----           ----
                                                    (Unaudited)      (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                    $       292,607  $       137,642  $       166,285 $        93,708  $    11,337
   Originations of loans held for sale                (7,693,600)      (2,179,400)      (6,288,000)     (1,074,000)          --
   Proceeds of loans held for sale                     7,894,872        2,766,400        6,250,000         487,000           --
   Items not requiring (providing) cash:
     Depreciation and amortization                        46,389           24,489           78,660          42,940        3,144
     Provision for loan losses                           226,800           72,000          447,000          70,800        6,000
     Amortization  of premiums and discounts on
       securities                                         (3,339)             956           (2,864)           (314)      (2,553)
     Deferred income taxes                              (122,370)         (27,657)         (71,713)         15,000        3,000
     Gain on sale of loans                               (47,100)              --          (71,373)             --           --
     Gain on sale of premises and equipment                   --               --          (22,666)             --           --
   Changes in:
     Accrued interest receivable                        (288,942)        (129,388)        (335,177)        (98,691)     (21,915)
     Prepaid expenses and other                          (39,801)          19,465          (51,989)        (20,778)     (77,412)
     Accrued interest payable                            136,769           64,434          160,992          68,117       21,354
     Accounts payable and accrued expenses               (12,946)           4,054            8,746         (15,127)      26,709
     Income taxes payable (receivable)                   (26,540)         113,387          178,519           2,022          700
                                                 ---------------  ---------------  --------------- ---------------  -----------
         Net cash provided by (used in)
              operating activities                       362,799          866,382          446,420        (429,323)     (29,636)
                                                 ---------------  ---------------  --------------- ---------------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Net originations of loans                         (28,126,206)     (16,526,034)     (40,149,252)    (14,927,187)  (4,434,424)
   Proceeds from sales of loans                               --               --        7,929,317              --           --
   Purchase of premises and equipment                   (842,706)        (256,434)        (822,583)     (1,002,112)    (638,798)
   Proceeds from sales of premises and
     equipment                                                --               --          165,826              --           --
   Proceeds from maturities of
     available-for-sale securities                     1,900,000          600,000          350,000         700,000           --
   Proceeds from sales of available-for-sale
     securities                                               --               --          500,000              --           --
   Purchases of available-for-sale securities         (5,818,621)      (2,804,358)     (11,668,409)     (1,451,089)    (689,885)
   Investment in trust company                                --               --           (5,000)             --           --
                                                 ---------------  ---------------  --------------- ---------------  -----------
         Net cash used in investing activities       (32,887,533)     (18,986,826)     (43,700,101)    (16,680,388)  (5,763,107)
                                                 ---------------  ---------------  --------------- ---------------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase in demand deposits, money
     market, NOW and savings deposits                  7,395,264        7,046,474       14,431,868       7,853,403    5,024,627
   Net increase in time deposits                      18,515,139        8,952,114       22,844,195      11,245,232    3,185,445
   Proceeds from notes payable                         1,625,000        1,500,000        2,500,000              --           --
   Proceeds from issuance of common stock                750,400               --        1,675,000              --    3,450,000
   Purchase of treasury stock                                 --         (107,830)        (107,830)             --           --
   Net increase in federal funds purchased             1,488,567               --               --              --           --
   Net increase in securities sold under
     agreements to repurchase                          1,281,440        1,584,164        6,600,361         100,008      499,992
                                                 ---------------  ---------------  --------------- ---------------  -----------
         Net cash provided by financing
           activities                                 31,055,810       18,974,922       47,943,594      19,198,643   12,160,064
                                                 ---------------  ---------------  --------------- ---------------  -----------



See Notes to Consolidated Financial Statements

                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                   AND YEARS ENDED DECEMBER 31, 1997 AND 1996
                       AND 65 DAYS ENDED DECEMBER 31, 1995



                                                            June 30,                               December 31,
                                                --------------------------------  ---------------------------------------------
                                                     1998             1997            1997             1996           1995
                                                     ----             ----            ----             ----           ----
                                                  (Unaudited)      (Unaudited)
INCREASE (DECREASE) IN CASH AND CASH
    EQUIVALENTS                                   $(1,468,924)     $   854,478      $ 4,689,913     $ 2,088,932      $6,367,321

CASH AND CASH EQUIVALENTS,
   BEGINNING OF PERIOD                             13,146,166        8,456,253        8,456,253       6,367,321               0
                                                  -----------      -----------      -----------     -----------      ----------

CASH AND CASH EQUIVALENTS,
   END OF PERIOD                                  $11,677,242      $ 9,310,731      $13,146,166     $ 8,456,253      $6,367,321
                                                  ===========      ===========      ===========     ===========      ==========


See Notes to Consolidated Financial Statements

                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                       AND 65 DAYS ENDED DECEMBER 31, 1995


NOTE 1:      NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
             ACCOUNTING POLICIES

NATURE OF OPERATIONS

   Liberty Bancshares, Inc. (the Company) operates as a one-bank holding company. Liberty Bank (the Bank) opened for business on October 27, 1995, and is primarily engaged in providing a full range of banking and mortgage services to individual and corporate customers in southwest Missouri. The Bank is subject to competition from other financial institutions. The Bank also is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

   The consolidated financial statements as of June 30, 1998, and for the periods ended June 30, 1998 and 1997, are unaudited, but in the opinion of management, include all adjustments, consisting only of normal, recurring items, necessary for fair presentation.

USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the valuation of foreclosed assets held for sale, management obtains independent appraisals for significant properties.

   Management believes that the allowances for losses on loans are adequate. While management uses available information to recognize losses on loans, changes in economic conditions may necessitate revision of these estimates in future years. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments of information available to them at the time of their examination.

PRINCIPLES OF CONSOLIDATION

   The consolidated financial statements include the accounts of Liberty Bancshares, Inc. and its 100%-owned subsidiary, Liberty Bank. Significant intercompany accounts and transactions have been eliminated in consolidation.

CASH EQUIVALENTS

   The Bank considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 1997 and 1996, cash equivalents consisted of federal funds sold and securities purchased under agreements to resell.

                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                       AND 65 DAYS ENDED DECEMBER 31, 1995

INVESTMENTS IN DEBT AND EQUITY SECURITIES

   Available-for-sale securities, which include any security for which the Bank has no immediate plan to sell but which may be sold in the future, are carried at fair value. Realized gains and losses, based on specifically identified amortized cost of the specific security, are included in other income. Unrealized gains and losses are recorded, net of related income tax effects, in stockholders' equity. Premiums and discounts are amortized and accreted, respectively, to interest income using the level-yield method over the period to maturity. The Bank has classified all of its investment securities as available-for-sale.

   Interest and dividends on investments in debt and equity securities are included in income when earned.

MORTGAGE LOANS HELD FOR SALE

   Mortgage loans held for sale are carried at the lower of cost or fair value, determined using an aggregate basis. Write-downs to fair value are recognized as a charge to earnings at the time the decline in value occurs. Forward commitments to sell mortgage loans are acquired to reduce market risk on mortgage loans in the process of origination and mortgage loans held for sale. Amounts paid to investors to obtain forward commitments are deferred until such time as the related loans are sold. The fair values of the forward commitments are not recognized in the financial statements. Gains and losses resulting from sales of mortgage loans are recognized when the respective loans are sold to investors. Gains and losses are determined by the difference between the selling price and the carrying amount of the loans sold, net of discounts collected or paid, commitment fees paid and considering a normal servicing rate. Fees received from borrowers to guarantee the funding of mortgage loans held for sale and fees paid to investors to ensure the ultimate sale of such mortgage loans are recognized as income or expense when the loans are sold or when it becomes evident that the commitment will not be used.

LOANS

   Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-offs are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

ALLOWANCE FOR LOAN LOSSES

   The allowance for loan losses is increased by provisions charged to expense and reduced by loans charged off, net of recoveries. The allowance is maintained at a level considered adequate to provide for potential loan losses, based on management's evaluation of the loan portfolio, as well as on prevailing and anticipated economic conditions and historical losses by loan category. General allowances have been established, based upon the aforementioned factors, and allocated to the individual loan categories. Allowances are accrued on specific loans evaluated for impairment for which the basis of each loan, including accrued interest, exceeds the discounted amount of expected future collections of interest and principal or, alternatively, the fair value of loan collateral.

   A loan is considered impaired when it is probable that the Bank will not receive all amounts due according to the contractual terms of the loan. This includes loans that are delinquent 90 days or more (nonaccrual loans) and certain other loans identified by management. Accrual of interest is discontinued, and interest accrued and unpaid is removed, at the time such amounts are delinquent 90 days. Interest is recognized for nonaccrual loans only upon receipt, and only after all principal amounts are current according to the terms of the contract.

                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                       AND 65 DAYS ENDED DECEMBER 31, 1995

PREMISES AND EQUIPMENT

   Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized using the straight-line method over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter.

FEE INCOME

   Loan origination fees, net of direct origination costs, are recognized as income over the term of the loans.

EARNINGS PER SHARE

   Effective December 15, 1997, the Company adopted the provisions of SFAS No. 128, Earnings Per Share (EPS), which requires dual presentation of basic and diluted EPS for all entities with complex capital structures. Basic earnings per share is computed based on the weighted average number of shares outstanding during each year. Diluted earnings per share is computed using the weighted average common shares and all potential dilutive common shares outstanding during the period.

   The computation of per share earnings is as follows:

                                                              June 30,                      December 31,
                                                    ----------------------------  -------------------------------------
                                                         1998           1997         1997         1996           1995
                                                         ----           ----         ----         ----           ----
                                                      (Unaudited)    (Unaudited)

     Net income                                      $    292,607   $   137,642   $    166,285  $     93,708  $    11,337
                                                     ============   ===========   ============  ============  ===========

     Average common shares outstanding                    489,190       336,160        393,900       345,000      345,000
     Average common share stock options outstanding         2,344         2,194          2,831         1,123        1,013
                                                     ------------   -----------   ------------  ------------  -----------

     Average diluted common shares                        491,534       338,354        396,731       346,123      346,013
                                                     ============   ===========   ============  ============  ===========

     Basic earnings per share                        $        .60  $        .41   $        .42 $         .27  $       .03
                                                     ============   ===========   ============  ============  ===========

     Diluted earnings per share                      $        .60  $        .41   $        .42 $         .27  $       .03
                                                     ============   ===========   ============  ============  ===========

   Subsequent to December 31, 1997, the Company declared a 10 for 1 stock split effective in the form of a dividend on the outstanding common stock of the Company. Historical per share disclosures have been updated where applicable to account for the stock split.

INCOME TAXES

   Deferred tax liabilities and assets are recognized for the tax effect of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                       AND 65 DAYS ENDED DECEMBER 31, 1995


ADOPTION OF NEW ACCOUNTING STANDARD

   During the period ended June 30, 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" by reclassification of all prior periods presented.


NOTE 2:      INVESTMENTS IN DEBT SECURITIES

   The amortized cost and approximate fair value of available-for-sale securities are as follows:


                                                                        December 31, 1997
                                           ---------------------------------------------------------------------------
                                                                     Gross              Gross           Approximate
                                               Amortized          Unrealized         Unrealized             Fair
                                                  Cost               Gains             Losses              Value
                                           -----------------   -----------------  -----------------  -----------------
   U.S. Treasury                           $         599,949   $              --  $              75  $         599,874
   U.S. government agencies                       10,437,349              18,200             10,339         10,445,210
   State and political subdivisions                1,227,816                  --              8,290          1,219,526
                                           -----------------   -----------------  -----------------  -----------------

                                           $      12,265,114   $          18,200  $          18,704  $      12,264,610
                                           =================   =================  =================  =================



                                                                         December 31, 1996
                                           ---------------------------------------------------------------------------
                                                                     Gross              Gross           Approximate
                                               Amortized          Unrealized         Unrealized             Fair
                                                  Cost               Gains             Losses              Value
                                           -----------------   -----------------  -----------------  -----------------
   U.S. Treasury                           $         849,199   $             903  $           1,318  $         848,784
   U.S. government agencies                          594,642               4,626                 --            599,268
                                           -----------------   -----------------  -----------------  -----------------

                                           $       1,443,841   $           5,529  $           1,318  $       1,448,052
                                           =================   =================  =================  =================


   Maturities of available-for-sale debt instruments at December 31, 1997:


                                                                                    Amortized          Approximate
                                                                                       Cost            Fair Value
                                                                                -----------------   -----------------
One year or less                                                                $       1,099,809   $       1,100,029
After one through five years                                                            9,937,489           9,945,054
After ten years                                                                         1,227,816           1,219,527
                                                                                -----------------   -----------------

                                                                                $      12,265,114   $      12,264,610
                                                                                =================   =================


   The book value of securities pledged as collateral to secure public deposits amounted to $3,988,000 and $749,300 at December 31, 1997 and 1996, respectively. The approximate fair value of pledged securities amounted to $3,989,000 at December 31, 1997, and $752,000 at December 31, 1996.

                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                       AND 65 DAYS ENDED DECEMBER 31, 1995

   The book value of securities sold under agreements to repurchase amounted to $7,586,000 and $593,700 at December 31, 1997 and 1996, respectively (see Note
7).

   There were no gains or losses realized from sales of available-for-sale securities for the years ended December 31, 1997 and 1996, and for the 65-day period ended December 31, 1995.


NOTE 3: SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL

   Securities purchased under agreements to resell at December 31, 1997 and 1996, are summarized as follows:


                                                                                     1997                   1996
                                                                                     ----                   ----
   State and political subdivision securities with
     an estimated fair value of $5,146,000                                   $                --    $         5,100,000

   U.S. government securities with an estimated
     fair value of $7,589,000 and $997,600, respectively                               7,600,000              1,000,000
                                                                             -------------------    -------------------

                                                                             $         7,600,000    $         6,100,000
                                                                             ===================    ===================


   The Bank enters into purchases of securities under agreements to resell. The amounts advanced under these agreements represent short-term loans and are reflected as a receivable in the balance sheet. The securities underlying the agreements are book-entry securities. During the period, the securities were delivered by appropriate entry into a third-party custodian's account designated by the Bank under a written custodial agreement that explicitly recognizes the Bank's interest in the securities. These agreements mature on demand. At December 31, 1997 and 1996, all agreements to resell securities purchased were with one correspondent bank. Securities purchased under agreements to resell averaged $8,010,000 and $5,327,000 during 1997 and 1996, and the maximum amount outstanding at any month end during 1997 and 1996 was $12,520,000 and $6,900,000, respectively.


NOTE 4:  LOANS AND ALLOWANCE FOR LOAN LOSSES

   Categories of loans at December 31, 1997 and 1996, include:

                                                                                     1997                   1996
                                                                                     ----                   ----
   Commercial                                                                $         9,803,933    $         3,452,940
   Real estate construction and development                                            7,052,362              2,787,188
   Commercial real estate and agricultural                                            23,464,589              9,054,430
   Residential real estate                                                             8,694,785              3,501,261
   Consumer                                                                            2,594,039                548,578
   Other                                                                                  43,211                 17,214
                                                                             -------------------    -------------------
         Total loans                                                                  51,652,919             19,361,611
   Less:  Allowance for loan losses                                                      523,800                 76,800
                                                                             -------------------    -------------------

         Net loans                                                           $        51,129,119    $        19,284,811
                                                                             ===================    ===================



                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                       AND 65 DAYS ENDED DECEMBER 31, 1995



   Loans sold and serviced for others totaled $5,212,984 and $6,967,120 at December 31, 1997 and 1996, respectively. The Bank has not had any loans considered impaired since inception.

   Transactions in the allowance for loan losses were as follows:


                                                           1997                   1996                  1995
                                                           ----                   ----                  ----
   Balance, beginning of period                    $            76,800    $             6,000   $                 0
     Provision charged to expense                              447,000                 70,800                 6,000
                                                   -------------------    -------------------   -------------------

   Balance, end of period                          $           523,800    $            76,800   $             6,000
                                                   ===================    ===================   ===================



NOTE 5:  PREMISES AND EQUIPMENT

   Major classifications of premises and equipment, stated at cost, at December 31, 1997 and 1996, are as follows:


                                                                                     1997                   1996
                                                                                     ----                   ----
   Land                                                                      $           632,340    $           734,753
   Buildings and improvements                                                            956,629                489,759
   Vehicles                                                                              101,415                 53,591
   Equipment                                                                             629,949                362,807
                                                                             -------------------    -------------------
                                                                                       2,320,333              1,640,910
   Less accumulated depreciation                                                         116,295                 41,326
                                                                             -------------------    -------------------

   Net premises and equipment                                                $         2,204,038    $         1,599,584
                                                                             ===================    ===================


   Depreciation expense totaled $74,969 and $38,182 for the years ended December 31, 1997 and 1996, and $3,144 for the 65-day period ended December 31, 1995.


NOTE 6:  INTEREST BEARING TIME DEPOSITS

   Interest bearing time deposits in denominations of $100,000 or more were $18,946,000 and $7,813,000 on December 31, 1997 and 1996, respectively.

   At December 31, 1997, the scheduled maturities of certificates of deposit are as follows:

                  1998                                                     $      30,411,000
                  1999                                                             6,000,000
                  2000                                                               510,000
                  Thereafter                                                         353,872
                                                                           -----------------

                                                                           $      37,274,872
                                                                           =================


                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                       AND 65 DAYS ENDED DECEMBER 31, 1995


NOTE 7:  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

   The Bank enters into sales of securities under agreements to repurchase. These agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the balance sheet. The dollar amount of securities underlying the agreements remains in the asset accounts. Securities sold under agreements to repurchase totaled $7,200,361 and $600,000 at December 31, 1997 and 1996, respectively. At December 31, 1997 and 1996, no material amount of agreements to repurchase securities sold was outstanding with any individual dealer. Securities sold under agreements to repurchase averaged $2,392,000 and $551,800 during 1997 and 1996, and the maximum amount outstanding at any month end during 1997 and 1996 was $10,645,000 and $950,200, respectively.


NOTE 8:  NOTE PAYABLE

   The note payable to bank, secured by 34,000 shares of Liberty Bank, is due December 24, 1998, with interest payable quarterly and rates adjusted daily to the then prime rate offered by Chase Manhattan in New York, which as adjusted at December 31, 1997, was 8.50%.


NOTE 9:  INCOME TAXES

   The provision for income taxes consists of:


                                                          1997                   1996                  1995
                                                          ----                   ----                  ----
   Taxes currently payable                        $           188,713    $            24,200   $               700
   Deferred income taxes                                      (71,713)                15,000                 3,000
                                                  -------------------    -------------------   -------------------

                                                  $           117,000    $            39,200   $             3,700
                                                  ===================    ===================   ===================


   The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:


                                                                                     1997                   1996
                                                                                     ----                   ----
   Deferred tax assets:
     Allowance for loan losses                                               $           121,500    $            23,800
     Unrealized depreciation on available-for-sale securities                                156                     --
                                                                             -------------------    -------------------
                                                                                         121,656                 23,800

   Deferred tax liability:
     Accumulated depreciation                                                            (67,787)               (41,800)
                                                                             -------------------    -------------------

   Net deferred tax liability                                                $            53,869    $           (18,000)
                                                                             ===================    ===================


                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                       AND 65 DAYS ENDED DECEMBER 31, 1995

   A reconciliation of income tax expense at the statutory rate to the Bank's actual income tax expense is shown below:


                                                            1997                   1996                  1995
                                                            ----                   ----                  ----

   Computed at the statutory rate (34%)             $            96,300    $            45,200   $             5,100

   Increase (decrease) resulting from:
     Nondeductible officers' life insurance costs                 1,100                  1,000                    --
     Nondeductible expenses                                       3,800                  1,300                    --
     State income taxes - net of federal tax
       benefit                                                   19,500                  6,800                   300
     Graduated rates                                                 --                (14,900)               (1,700)
     Other                                                       (3,700)                  (200)                   --
                                                    -------------------    -------------------   -------------------

   Actual tax provision                             $           117,000    $            39,200   $             3,700
                                                    ===================    ===================   ===================

NOTE 10: REGULATORY MATTERS

   The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possible additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

   Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

   As of December 31, 1997, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

   The Bank's actual capital amounts and ratios are also presented in the table.

                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                       AND 65 DAYS ENDED DECEMBER 31, 1995


                                                                                                   To Be Well
                                                                                                Capitalized Under
                                                                         For Capital            Prompt Corrective
                                                Actual                 Adequacy Purposes        Action Provisions
                                         ------------------           ------------------       ------------------
                                         Amount       Ratio           Amount       Ratio       Amount       Ratio
                                         ------       -----           ------       -----       ------       -----
                                                                (Dollar Amounts In Thousands)
As of December 31, 1997:
Total Risk Based Capital
   (to Risk Weighted Assets)                $8,114     15.8%           $4,109       8.0%         $5,136       10.0%

   Tier I Capital
     (to Risk Weighted Assets)               7,590     14.8%            2,055       4.0%          3,082        6.0%

   Tier I Capital
     (to Average Assets)                     7,590     10.4%            2,920       4.0%          3,650        5.0%

As of December 31, 1996:
Total Risk Based Capital
   (to Risk Weighted Assets)                 3,579     12.9%            2,226       8.0%           2,783      10.0%

   Tier I Capital
     (to Risk Weighted Assets)               3,502     12.6%            1,113       4.0%           1,670       6.0%

   Tier I Capital
     (to Average Assets)                     3,502     12.7%            1,105       4.0%           1,381       5.0%


   Additionally, the Bank is subject to certain restrictions on the amount of dividends that it may pay without prior regulatory approval. Currently, the Bank may not pay dividends which would reduce Tier I Capital below 10.0%.

   Subsequent to December 31, 1997, the Company's Board of Directors voted to inject additional capital of $750,400 into the Bank during 1998.


NOTE 11:  STOCK OPTION PLAN

   Under the Company's stock option plan, 15,000 shares of common stock were reserved for issuance upon exercise of options granted to officers and key employees. The plan basically provides that the option price will be no less than fair market value of the stock at the date of the grant. Options granted are exercisable immediately after the date of grant and expire October 27, 2006.

   A summary of the status of the plan at December 31, 1997 and 1996, and changes during the periods then ended is presented below:

                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                       AND 65 DAYS ENDED DECEMBER 31, 1995





                                                                  1997                           1996
                                                    -----------------------------    ---------------------------
                                                                       Weighted                       Weighted
                                                                       Average                         Average
                                                                       Exercise                       Exercise
                                                        Shares          Price           Shares          Price
                                                        ------          -----           ------          -----
   Outstanding, Beginning of Year                        5,000        $     10              --        $     --
   Granted                                               3,500              13           5,000              10
                                                         -----        --------           -----        --------

   Outstanding, End of Year                              8,500        $     11           5,000        $     10
                                                         =====        ========           =====        ========

   Options Exercisable, End of Year                      8,500        $     11           5,000        $     10
                                                         =====        ========           =====        ========

   The fair value of each option granted is estimated on the date of the grant using the minimum value method with the following weighted-average assumptions:


                                                1997               1996
                                                ----               ----
Dividends per share                                 --                  --
Risk-Free Interest Rate                             6%                  6%
Expected Life of Options                    8.75 years            10 years
Weighted Average Fair Value of
   Options Granted During the Year               $5.15               $4.42


   The following table summarizes information about stock options under the plan outstanding at December 31, 1997:


                                              Weighted-            Weighted-                           Weighted-
                                               Average              Average                             Average
      Range of             Number             Remaining             Exercise           Number          Exercise
  Exercise Prices       Outstanding        Contractual Life          Price          Exercisable          Price
  ---------------       -----------        ----------------          -----          -----------          -----
        $10                5,000              8.8 years               $10              5,000              $10
        $13                3,500              8.8 years               $13              3,500              $13


    The Company applies APB Opinion 25 and related Interpretations in accounting for the plan, and no compensation cost has been recognized. Had compensation cost for the Company's Plan been determined based on the fair value at the grant dates using Statement of Financial Accounting Standards No. 123, the Company's net income would have decreased by $13,600 and $14,600 and earnings per share would have decreased by $.03 and $.04 for 1997 and 1996, respectively. The effects of applying this statement for either recognizing compensation cost or providing pro forma disclosures are not likely to be representative of the effects on reported net income for future years because options vest over several years and additional awards generally are made each year.

                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                       AND 65 DAYS ENDED DECEMBER 31, 1995



NOTE 12:      TRANSACTIONS WITH RELATED PARTIES

   At December 31, 1997 and 1996, the Bank had loans outstanding to employees, executive officers, directors and companies in which the bank's executive officers or directors were principal owners, in the amount of $11,862,000 and $3,042,000, respectively.

   A reconciliation of the activity in these loans for the year ended December 31, 1997, is as follows:


        Balance, beginning of year                                              $     3,042,000
        Loans originated                                                             11,868,000
        Loans paid                                                                   (3,048,000)
                                                                                ---------------
        Balance, end of year                                                    $    11,862,000
                                                                                ===============

   In management's opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management's opinion, these loans did not involve more than normal risk of collectibility or present other unfavorable features.


NOTE 13:      ADDITIONAL CASH FLOW INFORMATION


                                                              1997             1996              1995
                                                              ----             ----              ----
ADDITIONAL CASH PAYMENT INFORMATION
   Interest paid                                           $1,969,959         $607,354          $19,460
   Income taxes paid                                          $13,468          $21,832               --



NOTE 14:      SIGNIFICANT ESTIMATES AND CONCENTRATIONS

   Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for loan losses are reflected in the footnote regarding loans. Current vulnerabilities due to certain concentrations of credit risk are discussed in the footnote on commitments and credit risk.


NOTE 15:      COMMITMENTS AND CREDIT RISK

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's credit worthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

   At December 31, 1997 and 1996, the Bank had outstanding commitments to originate loans aggregating approximately $3,927,000 and $4,110,000, respectively. The commitments extended over varying periods of time with the majority being disbursed within a one-year period.

                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                       AND 65 DAYS ENDED DECEMBER 31, 1995


   Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

   The Bank had total outstanding letters of credit amounting to $218,000 and $846,000 at December 31, 1997 and 1996, with terms ranging from 30 days to 24 months.

   Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer's credit worthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as it does for on-balance sheet instruments.

   At December 31, 1997 and 1996, the Bank had granted unused lines of credit to borrowers aggregating approximately $2,927,000 and $797,000, respectively, for commercial lines and open-end consumer lines.


NOTE 16: DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

CASH AND CASH EQUIVALENTS

   For these short-term instruments, the carrying amount approximates fair value.

INVESTMENT SECURITIES

   Fair values for investment securities equal quoted market prices, if available. If quoted market prices are not available, fair values are estimated based on quoted market prices of similar securities.

LOANS

   The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of accrued interest receivable approximates its fair value.

DEPOSITS

   The fair value of demand deposits, savings accounts, NOW accounts and certain money market deposits is the amount payable on demand at the reporting date (i.e., their carrying amount). The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                       AND 65 DAYS ENDED DECEMBER 31, 1995

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

   For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

NOTE PAYABLE

   Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate fair value of the existing note payable.

LETTERS OF CREDIT AND LINES OF CREDIT

   The fair value of letters of credit and lines of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date.

   The following table presents estimated fair values of the Company's financial instruments. The fair values of certain of these instruments were calculated by discounting expected cash flows, which method involves significant judgments by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Company does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.



                                                                                       December 31, 1997
                                                                               -----------------------------
                                                                               Carrying
                                                                                Amount            Fair Value
                                                                                ------            ----------
Financial assets:
   Cash and cash equivalents                                                     $13,146,166        $13,146,166
   Available-for-sale securities                                                  12,264,610         12,264,610
   Interest receivable                                                               455,783            455,783
   Loans held for sale                                                               625,000            625,000
   Loans, net of allowance for loan losses                                        51,129,119         51,173,000

Financial liabilities:
   Deposits                                                                       64,584,770         64,652,000
   Securities sold under agreements to repurchase                                  7,200,361          7,200,361
   Note payable                                                                    2,500,000          2,500,000
   Interest payable                                                                  250,463            250,463
   Unrecognized financial instruments (net of contract amount):
     Letters of credit                                                                    --                 --
     Lines of credit                                                                      --                 --
     Loan commitments                                                                     --                 --


                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                       AND 65 DAYS ENDED DECEMBER 31, 1995

NOTE 17:      CONDENSED PARENT COMPANY STATEMENTS

   The condensed balance sheets at December 31, 1998 and 1997, and statements of income and cash flows for the years ended December 31, 1998 and 1997, and the 65 days ended December 31, 1995, for the parent company, Liberty Bancshares, Inc., are as follows:


                                                      December 31, 1997     December 31, 1996
                                                      -----------------     -----------------
BALANCE SHEETS
Assets
   Cash                                             $           129,602    $            17,656
   Investment in subsidiary bank                              7,589,931              3,502,290
   Other                                                         68,619                 39,310
                                                    -------------------    -------------------

                                                    $         7,788,152    $         3,559,256
                                                    ===================    ===================

Liabilities and Stockholders' Equity
   Note payable                                     $         2,500,000    $                --
   Common stock                                               2,351,400              1,725,000
   Additional paid-in capital                                 2,773,600              1,725,000
   Retained earnings                                            271,330                105,045
   Treasury stock                                              (107,830)                    --
   Accumulated other comprehensive income -
     unrealized appreciation (depreciation) on
     available-for-sale securities, net                            (348)                 4,211
                                                    -------------------    -------------------

                                                    $         7,788,152    $         3,559,256
                                                    ===================    ===================



                                                            1997                   1996                  1995
                                                            ----                   ----                  ----
STATEMENTS OF INCOME
Income
   Interest income                                  $             2,236    $               948   $            95,758
                                                    -------------------    -------------------   -------------------
     Total income                                                 2,236                    948                95,758
                                                    -------------------    -------------------   -------------------

Expense
   Operating expenses                                            13,395                 12,258                70,982
   Interest expense                                              83,756                     --                    --
                                                    -------------------    -------------------   -------------------
     Total expenses                                              97,151                 12,258                70,982
                                                    -------------------    -------------------   -------------------

Income (loss) before income taxes and equity in
  undistributed earnings of subsidiary                          (94,915)               (11,310)               24,776
Provision (credit) for income taxes                             (33,000)                   300                 6,200
                                                    -------------------    -------------------   -------------------
Income before equity in earnings of subsidiary                  (61,915)               (11,610)               18,576
Equity in undistributed earnings of subsidiary                  228,200                105,318                (7,239)
                                                    -------------------    -------------------   -------------------

     Net Income                                     $           166,285    $            93,708   $            11,337
                                                    ===================    ===================   ===================


                     LIBERTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                       AND 65 DAYS ENDED DECEMBER 31, 1995



                                                            1997                   1996                  1995
                                                            ----                   ----                  ----
STATEMENTS OF CASH FLOWS
Cash Flows from Operating Activities
   Net income                                       $           166,285    $            93,708   $            11,337
   Items not requiring (providing) cash
     Amortization                                                 3,691                  4,758                    --
     Equity in earnings of subsidiary                          (228,200)              (105,317)                7,238
   Changes in:
     Other assets                                               (33,000)                (6,191)                6,191
     Income taxes payable                                            --                   (700)                  700
                                                    -------------------    -------------------   -------------------
         Net cash provided by (used in)
              operating activities                              (91,224)               (13,742)               25,466
                                                    -------------------    -------------------   -------------------

Cash Flows from Investing Activities
   Investment in subsidiary                                  (3,864,000                     --            (3,400,000)
   Capitalized organizational costs                                  --                     --               (44,068)
                                                    -------------------    -------------------   -------------------
         Net cash used in investing activities               (3,864,000)                    --            (3,444,068)
                                                    -------------------    -------------------   -------------------

Cash Flows from Financing Activities
   Proceeds from note payable                                 2,500,000                     --                    --
   Treasury stock purchased                                    (107,830)                    --                    --
   Proceeds from issuance of common stock                     1,675,000                     --             3,450,000
                                                    -------------------    -------------------   -------------------
         Net cash provided by financing activities            4,067,170                     --             3,450,000
                                                    -------------------    -------------------   -------------------

   Increase (decrease) in cash                                  111,946                (13,742)               31,398
   Cash, Beginning of Year                                       17,656                 31,398                    --
                                                    -------------------    -------------------   -------------------
   Cash, End of Year                                $           129,602    $            17,656   $            31,398
                                                    ===================    ===================   ===================


                              SAC RIVER VALLEY BANK

                             Accountants' Report and
                              Financial Statements

                           December 31, 1997 and 1996

             INDEX TO FINANCIAL STATEMENTS OF SAC RIVER VALLEY BANK

Independent Accountants' Report............................................SF-2
Balance Sheets June 30, 1998 and December 31, 1997 and 1996................SF-3
Statements of Income.......................................................SF-4
Statements of Changes in Stockholders' Equity..............................SF-5
Statements of Cash Flows...................................................SF-6
Notes to Financial Statements..............................................SF-8

[BAIRD, KURTZ & DOBSON LETTERHEAD]






                         Independent Accountants' Report

Board of Directors
Sac River Valley Bank
Springfield, Missouri


    We have audited the accompanying balance sheets of SAC RIVER VALLEY BANK as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SAC RIVER VALLEY BANK as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years then ended in conformity with generally accepted accounting principles.



                                                    /s/ Baird, Kurtz & Dobson


Springfield, Missouri
May 13, 1998

                              SAC RIVER VALLEY BANK

                                 BALANCE SHEETS

                  JUNE 30, 1998 AND DECEMBER 31, 1997 AND 1996

                                     ASSETS


                                                                   June 30,
                                                                     1998                     December 31,
                                                                  ----------       ----------------------------------
                                                                  (Unaudited)           1997                1996
                                                                                        ----                ----
Cash                                                           $        208,503   $        239,342   $        286,335
Due from banks                                                          759,729            973,741          1,684,850
Securities purchased under agreements to resell                       1,000,000          2,100,000            600,000
Federal funds sold                                                    4,645,000          3,485,000          3,250,000
                                                               ----------------   ----------------   ----------------
         Cash and cash equivalents                                    6,613,232          6,798,083          5,821,185
Interest bearing deposits with banks                                    850,000            850,000            550,000
Available-for-sale securities                                        11,775,050         23,251,031         17,748,410
Held-to-maturity securities                                           5,442,585          6,444,524          5,036,475
Loans held for sale                                                          --             15,812            257,055
Loans, net of allowance for loan losses                              64,037,772         63,389,112         60,952,945
Premises and equipment, net                                             509,190            448,117            422,869
Foreclosed assets held for sale, net                                     50,811              4,013             44,544
Interest receivable                                                   1,077,057          1,327,381          1,232,966
Deferred income taxes                                                   187,336            182,554            179,450
Refundable income taxes                                                   4,997             18,756                 --
Other                                                                   395,973            315,012            289,114
                                                               ----------------   ----------------   ----------------
              Total Assets                                     $     90,944,003   $    103,044,395   $     92,535,013
                                                               ================   ================   ================

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
   Deposits
     Demand deposits                                           $      4,994,344   $      5,127,563   $      5,454,460
     Savings, NOW and money market deposits                          23,007,538         23,790,546         24,423,983
     Time deposits                                                   45,640,552         45,080,763         43,024,866
                                                               ----------------   ----------------   ----------------
                                                                     73,642,434         73,998,872         72,903,309
   Securities sold under agreements to repurchase                     1,177,808         14,875,049          8,751,000
   Advances from Federal Home Loan Bank                               4,500,000          2,500,000                 --
   Income taxes payable                                                      --                 --             51,973
   Accrued interest and other liabilities                               464,760            530,542            474,898
                                                               ----------------   ----------------   ----------------
         Total Liabilities                                           79,785,002         91,904,463         82,181,180
                                                               ----------------   ----------------   ----------------
STOCKHOLDERS' EQUITY
   Capital stock
   Class A common, par value $30 a share,
     authorized, issued and outstanding 10,000 shares                   300,000            300,000            300,000
   Additional paid-in capital                                           500,000            500,000            500,000
   Retained earnings                                                 10,341,561         10,314,351          9,530,649
                                                               ----------------   ----------------   ----------------
                                                                     11,141,561         11,114,351         10,330,649
   Accumulated other comprehensive income - unrealized
     appreciation on available-for-sale securities, net
     of income taxes of $10,243 at June 30, 1998 and
     $15,024 and $13,616 at December 31, 1997 and 1996,
     respectively                                                        17,440             25,581             23,184
                                                               ----------------   ----------------   ----------------
         Total Stockholders' Equity                                  11,159,001         11,139,932         10,353,833
                                                               ----------------   ----------------   ----------------
         Total Liabilities and Stockholders' Equity            $     90,944,003   $    103,044,395   $     92,535,013
                                                               ================   ================   ================

See Notes to Financial Statements

                              SAC RIVER VALLEY BANK

                              STATEMENTS OF INCOME

                   SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                 June 30,                         December 31,
                                                     -------------------------------    --------------------------------
                                                         1998              1997              1997             1996
                                                         ----              ----              ----             ----
                                                      (Unaudited)      (Unaudited)
INTEREST INCOME
   Loans                                            $     2,826,310  $     2,692,268   $     5,469,502   $     5,274,519
   Available-for-sale securities                            547,639          589,638         1,263,971           922,593
   Held-to-maturity securities                              164,083          140,794           290,110           309,963
   Federal funds sold and securities purchased
     under agreements to resell                             157,974          103,649           302,333           376,198
   Deposits with banks                                       24,337           38,748            32,431            44,744
                                                    ---------------  ---------------   ---------------   ---------------
                                                          3,720,343        3,565,097         7,358,347         6,928,017
                                                    ---------------  ---------------   ---------------   ---------------
INTEREST EXPENSE
   Deposits                                               1,564,784        1,486,012         3,024,209         2,955,761
   Federal funds purchased and
     securities sold under agreements to repurchase         231,146          252,149           626,915           457,951
   Advances from Federal Home
     Loan Bank                                               83,555               --                --                --
                                                    ---------------  ---------------   ---------------   ---------------
                                                          1,879,485        1,738,161         3,651,124         3,413,712
                                                    ---------------  ---------------   ---------------   ---------------
NET INTEREST INCOME                                       1,840,858        1,826,936         3,707,223         3,514,305
PROVISION FOR LOAN LOSSES                                        --           30,000            30,000            70,000
                                                    ---------------  ---------------   ---------------   ---------------
NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES                              1,840,858        1,796,936         3,677,223         3,444,305
                                                    ---------------  ---------------   ---------------   ---------------

NONINTEREST INCOME
   Service charges and fees                                 164,743          131,721           267,196           226,592
   Other income                                              40,752           18,464            36,254            50,706
                                                    ---------------  ---------------   ---------------   ---------------
                                                            205,495          150,185           303,450           277,298
                                                    ---------------  ---------------   ---------------   ---------------
NONINTEREST EXPENSE
   Salaries and employee benefits                           456,567          388,644           831,754           797,432
   Net occupancy expense                                     21,257           18,367            44,860            34,877
   Equipment expense                                         22,533           22,713            51,158            30,946
   Deposit assessments and fees                               4,546            6,317            10,933             2,000
   Outside processing fees                                   91,795           72,560           305,382           135,978
   Other operating expenses                                 153,145          214,646           361,984           294,943
                                                    ---------------  ---------------   ---------------   ---------------
                                                            749,843          723,247         1,606,071         1,296,176
                                                    ---------------  ---------------   ---------------   ---------------

INCOME BEFORE INCOME TAXES                                1,296,510        1,223,874         2,374,602         2,425,427
PROVISION FOR INCOME TAXES                                  469,300          433,100           790,900           799,300
                                                    ---------------  ---------------   ---------------   ---------------

NET INCOME                                                  827,210          790,774         1,583,702         1,626,127
OTHER COMPREHENSIVE INCOME
   Unrealized appreciation (depreciation)
     on available-for-sale securities,
     net of income taxes of ($4,781) and ($4,124)
     at June 30, 1998 and 1997 and $1,408 and
     ($26,079) at December 31, 1997 and 1996                 (8,141)          (7,021)            2,397           (44,405)
                                                    ---------------  ---------------   ---------------   ---------------
COMPREHENSIVE INCOME                                $       819,069  $       783,753   $     1,586,099   $     1,581,722
                                                    ===============  ===============   ===============   ===============

BASIC EARNINGS PER SHARE                            $         82.72   $        79.08    $       158.37    $       162.61
                                                    ===============   ==============    ==============    ==============


                              SAC RIVER VALLEY BANK

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                   SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                                              Accumulated
                                                                                                 Other
                                                                                             Comprehensive
                                                                                               Income -
                                                                                              Unrealized
                                                                                             Appreciation
                                                                                            (Depreciation)
                                                             Additional                      on Available-
                                                Common         Paid-in        Retained         for-Sale
                                                Stock          Capital        Earnings      Securities, Net       Total
                                                -----        ----------       --------      ---------------       -----

BALANCE, JANUARY 1, 1996                    $    300,000    $    500,000   $    8,704,522  $       67,589     $    9,572,111
   Net income                                         --              --        1,626,127              --          1,626,127
   Dividends on common stock, $80 per
     share                                            --              --         (800,000)             --           (800,000)
   Change in unrealized appreciation
     on available-for-sale securities,
     net of income taxes of $26,079                   --              --               --         (44,405)           (44,405)
                                            ------------    ------------   --------------  --------------     --------------

BALANCE, JANUARY 1, 1997                         300,000         500,000        9,530,649          23,184         10,353,833
   Net income                                         --              --        1,583,702              --          1,583,702
   Dividends on common stock,                                                    (800,000)             --           (800,000)
     $80 per share                                    --              --
   Change in unrealized appreciation
     on available-for-sale securities, net
     of income taxes of $1,408                        --              --               --           2,397              2,397
                                            ------------    ------------   --------------  --------------     --------------

BALANCE, DECEMBER 31, 1997                       300,000         500,000       10,314,351          25,581         11,139,932
   Net income (unaudited)                             --              --          827,210              --            827,210
   Dividends on common stock, $80 per share           --              --         (800,000)             --           (800,000)
   Change in unrealized appreciation
     on available-for-sale securities,
     net of income taxes of $4,781                    --              --               --          (8,141)            (8,141)
                                            ------------    ------------   --------------  --------------     --------------

BALANCE, JUNE 30, 1998
   (UNAUDITED)                              $    300,000    $    500,000   $   10,341,561  $       17,440     $   11,159,001
                                            ============    ============   ==============  ==============     ==============




See Notes to Financial Statements

                              SAC RIVER VALLEY BANK

                            STATEMENTS OF CASH FLOWS

                   SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND
                     YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                               June 30,                            December 31,
                                                  -----------------------------------   -----------------------------------
                                                       1998               1997                1997               1996
                                                       ----               ----                ----               ----
                                                   (Unaudited)        (Unaudited)
CASH FLOWS FROM OPERATING
   ACTIVITIES
     Net income                                 $         827,210   $         790,774  $       1,583,702  $       1,626,127
     Items not requiring (providing) cash:
        Depreciation                                       19,070              17,790             43,267             24,636
        Amortization of premiums and
           discounts on securities                        (22,759)            (18,309)            12,766              1,561
        Provision for loan losses                              --              30,000             30,000             70,000
        Deferred income taxes                                  --              (1,382)            (4,512)           (18,100)
        Loss on sale of foreclosed assets                      --               6,000             15,589                 --
        Origination of loans held for delivery
           against commitments                         (3,207,751)         (1,450,937)        (2,075,453)        (2,411,719)
        Proceeds from sale of loans                     3,238,632           1,634,223          2,557,939          2,074,105
        Gain on loans sold                                (30,881)                 --                 --                 --
        Changes in:
           Accrued interest receivable                    250,324             172,464            (94,415)           (48,209)
           Prepaid expenses                               (80,961)            (26,892)           (25,898)           (42,105)
           Accrued interest and other accrued
               expenses                                   (65,782)              5,054             55,644             36,827
           Income taxes (payable) refundable               13,759             (15,431)           (70,729)           (11,364)
                                                -----------------   -----------------  -----------------  -----------------
               Net cash provided by
                   operating activities                   940,861           1,143,354          2,027,900          1,301,759
                                                -----------------   -----------------  -----------------  -----------------

CASH FLOWS FROM INVESTING
   ACTIVITIES
     Net (originations) repayment of loans               (705,314)          1,970,675         (2,710,704)        (8,461,090)
     Purchase of premises and equipment                   (80,143)            (48,537)           (68,515)          (171,928)
     Proceeds from sale of foreclosed assets               25,668              25,499             28,236                 --
     Proceeds from maturities of available-for-
        sale securities                                12,500,000           4,250,000          6,500,000          5,500,000
     Purchases of available-for-sale securities        (1,007,344)         (6,947,500)       (12,003,405)        (9,469,375)
     Proceeds from maturities of  held-to-
        maturity securities                               995,100             320,000            395,750            975,000
     Purchases of held-to-maturity securities                  --            (100,000)        (1,811,976)          (260,000)
     Purchases of interest bearing deposits
        with banks                                             --            (800,000)          (400,000)          (300,000)
     Maturities of interest bearing deposits
        with banks                                             --                  --            100,000                 --
                                                -----------------   -----------------  -----------------  -----------------
           Net cash provided by (used in)
               investing activities                    11,727,967          (1,329,863)        (9,970,614)       (12,187,393)
                                                -----------------   -----------------  -----------------  -----------------


See Notes to Financial Statements

                              SAC RIVER VALLEY BANK

                            STATEMENTS OF CASH FLOWS

                   SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND
                     YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                               June 30,                            December 31,
                                                  -----------------------------------   -----------------------------------
                                                       1998               1997                1997               1996
                                                       ----               ----                ----               ----
                                                   (Unaudited)        (Unaudited)
CASH FLOWS FROM FINANCING
   ACTIVITIES
     Net increase (decrease) in demand deposits,
        money market, NOW and savings
        accounts                                $        (916,227)  $       1,781,058  $        (960,334) $         785,743
     Net increase in time deposits                        559,789             198,890          2,055,897          4,773,026
     Proceeds from FHLB advances                        2,000,000                  --          2,500,000                 --
     Dividends paid                                      (800,000)           (400,000)          (800,000)          (800,000)
     Net increase (decrease) in securities sold
        under agreements to repurchase                (13,697,241)         (2,411,602)         6,124,049          1,188,000
                                                -----------------   -----------------  -----------------  -----------------
             Net cash provided by
                (used in) financing activities        (12,853,679)           (831,654)         8,919,612          5,946,769
                                                -----------------   -----------------  -----------------  -----------------

INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                      (184,851)         (1,018,163)           976,898         (4,938,865)

CASH AND CASH EQUIVALENTS,
   BEGINNING OF PERIOD                                  6,798,083           5,821,185          5,821,185         10,760,050
                                                -----------------   -----------------  -----------------  -----------------

CASH AND CASH EQUIVALENTS,
   END OF PERIOD                                $       6,613,232   $       4,803,022  $       6,798,083  $       5,821,185
                                                =================   =================  =================  =================






See Notes to Financial Statements

                              SAC RIVER VALLEY BANK

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 1:     NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
            ACCOUNTING POLICIES

NATURE OF OPERATIONS

   Sac River Valley Bank is primarily engaged in providing a full range of banking and mortgage services to individual and corporate customers in southwest Missouri. The Bank is subject to competition from other financial institutions. The Bank also is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

   The consolidated financial statements as of June 30, 1998, and for the periods ended June 30, 1998 and 1997, are unaudited, but in the opinion of management, include all adjustments, consisting only of normal, recurring items, necessary for fair presentation.

USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the valuation of foreclosed assets held for sale, management obtains independent appraisals for significant properties.

   Management believes that the allowances for losses on loans and the valuation of foreclosed assets held for sale are adequate. While management uses available information to recognize losses on loans and foreclosed assets held for sale, changes in economic conditions may necessitate revision of these estimates in future years. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and valuation of foreclosed assets held for sale. Such agencies may require the Bank to recognize additional losses based on their judgments of information available to them at the time of their examination.

CASH EQUIVALENTS

   The Bank considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 1997 and 1996, cash equivalents consisted of federal funds sold and securities purchased under agreements to resell.

INVESTMENTS IN DEBT SECURITIES

   Available-for-sale securities, which include any security for which the Bank has no immediate plan to sell but which may be sold in the future, are carried at fair value. Realized gains and losses, based on specifically identified amortized cost of the specific security, are included in other income. Unrealized gains and losses are recorded, net of related income tax effects, in stockholders' equity. Premiums and discounts are amortized and accreted, respectively, to interest income using the level-yield method over the period to maturity.

                              SAC RIVER VALLEY BANK

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


   Held-to-maturity securities, which include any security for which the Bank has the positive intent and ability to hold until maturity, are carried at historical cost adjusted for amortization of premiums and accretion of discounts. Premiums and discounts are amortized and accreted, respectively, to interest income using the level-yield method over the period to maturity.

   Interest and dividends on investments in debt and equity securities are included in income when earned.

LOANS HELD FOR SALE

   Loans held for sale are carried at the lower of cost or fair value, determined using an aggregate basis. Write-downs to fair value are recognized as a charge to earnings at the time the decline in value occurs. Gains and losses resulting from sales of loans are recognized when the respective loans are sold to investors. Gains and losses are determined by the difference between the selling price and the carrying amount of the loans sold, net of discounts collected or paid and considering a normal servicing rate. Fees received from borrowers to guarantee the funding of loans held for sale and fees paid to investors to ensure the ultimate sale of such loans are recognized as income or expense when the loans are sold or when it becomes evident that the commitment will not be used.

LOANS

   Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

ALLOWANCE FOR LOAN LOSSES

   The allowance for loan losses is increased by provisions charged to expense and reduced by loans charged off, net of recoveries. The allowance is maintained at a level considered adequate to provide for potential loan losses, based on management's evaluation of the loan portfolio, as well as on prevailing and anticipated economic conditions and historical losses by loan category. General allowances have been established, based upon the aforementioned factors and allocated to the individual loan categories. Allowances are accrued on specific loans evaluated for impairment for which the basis of each loan, including accrued interest, exceeds the discounted amount of expected future collections of interest and principal or, alternatively, the fair value of loan collateral.

   A loan is considered impaired when it is probable that the Bank will not receive all amounts due according to the contractual terms of the loan. This includes loans that are delinquent 90 days or more (nonaccrual loans) and certain other loans identified by management. Accrual of interest is discontinued and interest accrued and unpaid is removed at the time such amounts are delinquent 90 days. Interest is recognized for nonaccrual loans only upon receipt, and only after all principal amounts are current according to the terms of the contract.

PREMISES AND EQUIPMENT

   Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using straight-line and accelerated methods over the estimated useful lives of the assets.

                              SAC RIVER VALLEY BANK

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


FORECLOSED ASSETS HELD FOR SALE

   Assets acquired by foreclosure or in settlement of debt and held for sale are valued at estimated fair value as of the date of foreclosure, and a related valuation allowance is provided for estimated costs to sell the assets. Management evaluates the value of foreclosed assets held for sale periodically and increases the valuation allowance for any subsequent declines in fair value. Increases in the valuation allowance and gains/losses on sales of foreclosed assets are included in noninterest expense.

INCOME TAXES

   Deferred tax liabilities and assets are the tax effect of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

ADOPTION OF NEW ACCOUNTING STANDARD

   During the period ended June 30, 1998, the Bank adopted the provisions of Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" by reclassification of all prior periods presented.


NOTE 2:     INVESTMENTS IN DEBT SECURITIES

   The amortized cost and approximate fair value of available-for-sale securities are as follows:


                                                               December 31, 1997
                               --------------------------------------------------------------------------------
                                                           Gross                Gross             Approximate
                                    Amortized           Unrealized           Unrealized              Fair
                                      Cost                 Gains               Losses                Value
                                    ---------           ----------           -----------          -----------
U.S. Treasury                  $      11,480,747    $          17,899    $          (1,849)   $      11,496,797
U.S. government agencies              11,729,679               25,333                 (778)          11,754,234
                               -----------------    -----------------    -----------------    -----------------
                               $      23,210,426    $          43,232    $          (2,627)   $      23,251,031
                               =================    =================    =================    =================


                                                               December 31, 1996
                               --------------------------------------------------------------------------------
                                                           Gross                Gross             Approximate
                                    Amortized           Unrealized           Unrealized              Fair
                                      Cost                 Gains               Losses                Value
                                    ---------           ----------           -----------          -----------
U.S. Treasury                  $       8,732,889    $          26,737    $         (12,086)   $       8,747,540
U.S. government agencies               8,978,721               26,531               (4,382)           9,000,870
                               -----------------    -----------------    -----------------    -----------------
                               $      17,711,610    $          53,268    $         (16,468)   $      17,748,410
                               =================    =================    =================    =================

   Maturities of available-for-sale securities at December 31, 1997:

                                                                                                  Approximate
                                                                              Amortized              Fair
                                                                                Cost                 Value
                                                                             -----------          -----------
   One year or less                                                      $      14,980,211    $      15,008,018
   After one through five years                                                  8,230,215            8,243,013
                                                                         -----------------    -----------------

                                                                         $      23,210,426    $      23,251,031
                                                                         =================    =================


                              SAC RIVER VALLEY BANK

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


   The amortized cost and approximate fair value of held-to-maturity securities are as follows:

                                                                   December 31, 1997
                                   --------------------------------------------------------------------------------
                                                               Gross                Gross             Approximate
                                        Amortized           Unrealized           Unrealized              Fair
                                          Cost                 Gains               Losses                Value
                                        ---------           ----------           ----------           -----------
State and political subdivisions   $       6,444,523     $        158,589     $        (12,112)    $      6,591,000
                                   =================     ================     ================     ================

                                                                   December 31, 1996
                                   --------------------------------------------------------------------------------
                                                               Gross                Gross             Approximate
                                        Amortized           Unrealized           Unrealized              Fair
                                          Cost                 Gains               Losses                Value
                                        ---------           ----------           ----------           -----------
State and political subdivisions   $       5,036,475     $        130,327     $        (20,802)    $      5,146,000
                                   =================     ================     ================     ================

   Maturities of held-to-maturity securities at December 31, 1997:


                                                                                                Approximate
                                                                            Amortized               Fair
                                                                              Cost                 Value
                                                                            ---------           -----------

   One year or less                                                    $          420,363   $          421,000
   After one through five years                                                 3,701,200            3,753,000
   After five through ten years                                                 2,322,960            2,417,000
                                                                       ------------------   ------------------

                                                                       $        6,444,523   $        6,591,000
                                                                       ==================   ==================


   The book value of securities pledged as collateral, to secure public deposits and for other purposes, amounted to $8,529,545 at December 31, 1997, and $7,462,630 at December 31, 1996. The approximate fair value of pledged securities amounted to $8,647,000 at December 31, 1997, and $7,479,000 at December 31, 1996.

   The book value of securities sold under agreements to repurchase amounted to $16,517,443 and $9,374,420 at December 31, 1997 and 1996, respectively (See
Note 7).

   There were no sales of available-for-sale securities during 1997 or 1996.


NOTE 3:     SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL

   The Bank enters into purchases of securities under agreements to resell. The amounts advanced under these agreements represent short-term loans and are reflected as a receivable in the balance sheet. The securities underlying the agreements are book-entry securities. During the period, the securities were delivered by appropriate entry into a third-party custodian's account designated by the Bank under a written custodial agreement that explicitly recognizes the Bank's interest in the securities. These agreements have a weighted average remaining maturity of three months. At December 31, 1997 and 1996, these agreements to resell securities purchased were all outstanding with one entity. The Bank's policy requires that all securities purchased under agreements to resell be fully collateralized.

                              SAC RIVER VALLEY BANK

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 4:     LOANS AND ALLOWANCE FOR LOAN LOSSES

   Categories of loans at December 31, 1997 and 1996, include:


                                                                              1997                   1996
                                                                              ----                   ----
   Commercial                                                         $        13,975,657    $        13,260,000
   Real estate construction and development                                     2,394,077              2,854,000
   Commercial real estate and agricultural                                     27,963,916             25,524,940
   Residential real estate                                                     16,543,001             16,715,000
   Consumer                                                                     3,237,988              3,380,944
   Other                                                                          126,464                 51,000
                                                                      -------------------    -------------------
                                                                               64,241,103             61,785,884
   Less: Allowance for loan losses                                                851,991                832,939
                                                                      -------------------    -------------------

   Net loans                                                          $        63,389,112    $        60,952,945
                                                                      ===================    ===================



   Impaired loans totaled $-0- and $10,118 at December 31, 1997 and 1996, respectively. There was no allowance for loan losses related to these impaired loans at December 31, 1997 or 1996.

   Interest of $2,343 and $6,661 was received on a cash basis on average impaired loans of $6,200 and $16,900 for 1997 and 1996. The amount of interest recognized on these loans was not materially different from amounts received on a cash basis.

   Transactions in the allowance for loan losses are as follows:

                                                                              1997                   1996
                                                                              ----                   ----

   Balance, beginning of year                                         $           832,939    $           791,904
   Provision charged to expense                                                    30,000                 70,000
   Losses charged off                                                             (39,830)               (55,796)
   Recoveries                                                                      28,882                 26,831
                                                                      -------------------    -------------------

   Balance, end of year                                               $           851,991    $           832,939
                                                                      ===================    ===================

   The amount of loans serviced for others amounted to $3,509,000 and $2,412,000 at December 31, 1997 and 1996, respectively.


NOTE 5:     PREMISES AND EQUIPMENT

   Major classifications of premises and equipment, stated at cost, at December 31, 1997 and 1996, are as follows:


                                                                              1997                   1996
                                                                              ----                   ----
   Land                                                               $            34,305    $            34,305
   Buildings and improvements                                                     400,230                384,502
   Equipment                                                                      479,244                426,457
                                                                      -------------------    -------------------
                                                                                  913,779                845,264
   Less accumulated depreciation                                                  465,662                422,395
                                                                      -------------------    -------------------
                                                                      $           448,117    $           422,869
                                                                      ===================    ===================

                              SAC RIVER VALLEY BANK

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 6:     INTEREST BEARING TIME DEPOSITS

   Interest bearing time deposits in denominations of $100,000 or more were $8,968,000 and $7,460,000 on December 31, 1997 and 1996, respectively.

   At December 31, 1997, the scheduled maturities of certificates of deposit are as follows:

                   1998           $       37,501,000
                   1999                    6,036,000
                   2000                    1,543,763
                                  ------------------

                                  $       45,080,763
                                  ==================


NOTE 7:     SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

   Securities sold under agreements to repurchase totaled $14,875,049 and $8,751,000 at December 31, 1997 and 1996, respectively.

   At December 31, 1997, the maturities of securities sold under agreements to repurchase are as follows:

            U.S. government securities:
               Maturing on demand             $       4,600,651
               Maturing 0-30 days                     6,000,000
               Maturing 31-90 days                    1,200,000
               Maturing >90 days                      3,074,398
                                              -----------------

                                              $      14,875,049
                                              =================

   The Bank enters into sales of securities under agreements to repurchase. These agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the balance sheet. The dollar amount of securities underlying the agreements remains in the asset accounts. Securities sold under agreements to repurchase had book values including accrued interest of $16,691,092 and $9,513,559 and fair values of $16,517,000 and
$9,500,000 at December 31, 1997 and 1996, respectively. Securities sold under agreements to repurchase averaged $11,602,000 and $8,056,000 during 1997 and 1996, and the maximum amount outstanding at any month end during 1997 and 1996 was $14,875,000 and $9,936,000, respectively. The weighted average interest rates on securities sold under agreements to repurchase was 5.93% and 5.71% at December 31, 1997 and 1996, respectively.


NOTE 8:     ADVANCES FROM FEDERAL HOME LOAN BANK

   The Bank has an advance from the Federal Home Loan Bank outstanding at December 31, 1997, in the amount of $2,500,000, with an interest rate of 5.81%. This advance matures December 31, 1998.

   Although no loans are specifically pledged, the FHLB requires the Bank to maintain mortgage loans free of other pledges, liens and encumbrances in an amount equal to at least 150% of outstanding advances as collateral for such borrowings.

                              SAC RIVER VALLEY BANK

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 9:     INCOME TAXES

   The provision for income taxes consists of:

                                                                              1997               1996
                                                                              ----               ----

   Taxes currently payable                                             $        795,412    $        817,400
   Deferred income taxes                                                         (4,512)            (18,100)
                                                                       ----------------    ----------------

                                                                       $        790,900    $        799,300
                                                                       ================    ================

   A reconciliation of income tax expense at the statutory rate to the Bank's actual income tax expense is shown below:

                                                                              1997               1996
                                                                              ----               ----

Computed at the statutory rate (34%)                                   $        807,365    $        824,645
Increase (decrease) resulting from:
   Tax-exempt interest                                                          (80,200)            (92,051)
   State income taxes - net of federal tax benefit                               60,477              67,880
   Other                                                                          3,258              (1,174)
                                                                       ----------------    ----------------

Actual tax provision                                                   $        790,900    $        799,300
                                                                       ================    ================

   The tax effects of temporary differences related to deferred taxes shown on the balance sheets are:

                                                                              1997               1996
                                                                              ----               ----

   Deferred tax assets:
     Allowance for loan losses                                         $        217,181    $        206,068
                                                                       ----------------    ----------------
                                                                                217,181             206,068
                                                                       ----------------    ----------------

   Deferred tax liabilities:
     Accumulated depreciation                                                   (19,603)            (13,002)
     Unrealized appreciation on available-for-sale securities                   (15,024)            (13,616)
                                                                       ----------------    ----------------
                                                                                (34,627)            (26,618)
                                                                       ----------------    ----------------

   Net deferred tax asset                                              $        182,554    $        179,450
                                                                       ================    ================


NOTE 10: REGULATORY MATTERS

   The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possible additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

                              SAC RIVER VALLEY BANK

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

   Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

   As of December 31, 1997, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

   The Bank's actual capital amounts and ratios are also presented in the table.


                                                                                                   To Be Well
                                                                                                Capitalized Under
                                                                         For Capital            Prompt Corrective
                                                Actual                 Adequacy Purposes        Action Provisions
                                         ------------------           ------------------       ------------------
                                         Amount       Ratio           Amount       Ratio       Amount       Ratio
                                         ------       -----           ------       -----       ------       -----
                                                                (Dollar Amounts In Thousands)
As of December 31, 1997:
Total Risk-Based Capital
   (to Risk Weighted Assets)               $11,891     19.2%           $4,964       8.0%         $6,205       10.0%

Tier I Capital
   (to Risk Weighted Assets)                11,114     17.9%            2,482       4.0%          3,723        6.0%

Tier I Capital
   (to Average Assets)                      11,114     11.2%            3,979       4.0%          4,974        5.0%


As of December 31, 1996:
Total Risk-Based Capital
   (to Risk Weighted Assets)                11,099     18.1%            4,916       8.0%          6,145       10.0%

Tier I Capital
   (to Risk Weighted Assets)                10,331     16.8%            2,458       4.0%          3,687        6.0%

Tier I Capital
   (to Average Assets)                      10,331     11.2%            3,696       4.0%          4,620        5.0%


   The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At December 31, 1997 and 1996, the Bank exceeded its minimum capital requirements. The Bank may not pay dividends which would reduce capital below the minimum requirements shown above.

                              SAC RIVER VALLEY BANK

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 11:    TRANSACTIONS WITH RELATED PARTIES

   At December 31, 1997 and 1996, the Bank had loans outstanding to officers, directors and employees and companies in which the bank's executive officers or directors were principal owners, in the amount of $624,000 and $562,000, respectively.

   A reconciliation of the activity in these loans for the year ended December 31, 1997, is as follows:

             Balance, beginning of year                $      562,000
             New loans                                        300,000
             Repayments                                      (238,000)
                                                       --------------

             Balance, end of year                      $      624,000
                                                       ==============

   In management's opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management's opinion, these loans did not involve more than normal risk of collectibility or present other unfavorable features.

   Effective June 1996, the Bank entered into a loan servicing agreement with a company that was controlled by one of the executive officers of the Bank. The agreement called for the outside company to service certain of the Bank's existing loan portfolio for a fee. Expense recognized by the Bank relating to this agreement was $161,513 and $40,770 for 1997 and 1996, respectively. Included in the 1997 expense was a payment of $66,000 made to terminate the contract effective December 31, 1997.


NOTE 12:    EMPLOYEE BENEFIT PLANS

   The Bank has a defined contribution pension plan covering substantially all employees. Employees may contribute up to $9,500 of their compensation with the Bank matching a discretionary amount determined annually by the Board of Directors up to the first 6% of the employee's compensation. Employer contributions charged to expense for 1997 and 1996 were $11,191 and $9,174, respectively.

   The Bank has in place an Employee Stock Ownership Plan (ESOP) for full-time employees age 21 years or older who have at least one year of credited service. Annual contributions to the ESOP are discretionary and are determined annually by the Bank's Board of Directors. Contributions are credited to participants' individual accounts based proportionally on each participant's compensation for the plan year to total compensation of all participants in that plan year. Benefits become 100% vested after seven years of service. Forfeitures are reallocated among remaining participating employees. Benefits are payable upon retirement, disability or separation from service. Distributions may be paid in shares of the Bank's stock or in cash. The Plan includes a stock repurchase option, whereby a participant electing to receive a distribution can elect to sell the vested shares back to the Bank at its determined fair market value. At December 31, 1997, the repurchase option was $986 per share. All shares are considered outstanding for Earnings Per Share computations. The ESOP holds
433.33 shares of the Bank's stock at December 31, 1997.

   Compensation expense was $41,000 and $43,000 for the years ended December 31, 1997 and 1996, respectively. Dividends declared on ESOP shares were $34,666 for both 1997 and 1996.

                              SAC RIVER VALLEY BANK

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 13:    ADDITIONAL CASH FLOW INFORMATION


                                                                               1997                   1996
                                                                               ----                   ----
NONCASH INVESTING AND FINANCING ACTIVITIES
   Real estate acquired in settlement of loans                             $        3,294         $       64,919

ADDITIONAL CASH PAYMENT INFORMATION
   Interest paid                                                                3,573,461              3,372,833
   Income taxes paid                                                              864,753                830,217


NOTE 14:    DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

CASH AND CASH EQUIVALENTS

   For these short-term instruments, the carrying amount approximates fair value.

INVESTMENT SECURITIES

   Fair values for investment securities equal quoted market prices, if available. If quoted market prices are not available, fair values are estimated based on quoted market prices of similar securities.

LOANS

   The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of accrued interest receivable approximates its fair value.

DEPOSITS

   The fair value of demand deposits, savings accounts, NOW accounts and certain money market deposits is the amount payable on demand at the reporting date (i.e., their carrying amount). The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

   For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

ADVANCES FROM FEDERAL HOME LOAN BANK

   Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate fair value of existing advances.

                              SAC RIVER VALLEY BANK

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


LETTERS OF CREDIT AND LINES OF CREDIT

   The fair value of letters of credit and lines of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date.

   The following table presents estimated fair values of the Bank's financial instruments. The fair values of certain of these instruments were calculated by discounting expected cash flows, which method involves significant judgments by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Bank does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.


                                                                                       December 31, 1997
                                                                               ------------------------------
                                                                               Carrying
                                                                                Amount            Fair Value
                                                                               --------           ----------
Financial assets:
   Cash and cash equivalents                                                    $6,798,083         $6,798,083
   Interest  bearing deposits with banks                                           850,000            850,000
   Available-for-sale securities                                                23,251,031         23,251,031
   Held-to-maturity securities                                                   6,444,524          6,591,000
   Interest receivable                                                           1,327,381          1,327,381
   Loans held for sale                                                              15,812             15,812
   Loans, net of allowance for loan losses                                      63,389,112         63,355,000

Financial liabilities:
   Deposits                                                                     73,998,872         74,081,000
   Securities sold under agreements to repurchase                               14,875,049         14,875,049
   Advances from Federal Home Loan Bank                                          2,500,000          2,500,000
   Interest payable                                                                530,542            530,542
   Unrecognized financial instruments (net of contract amount):
     Letters of credit                                                                  --                 --
     Lines of credit                                                                    --                 --


NOTE 15:    SIGNIFICANT ESTIMATES AND CONCENTRATIONS

   Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for loan losses are reflected in the footnote regarding loans. Current vulnerabilities due to certain concentrations of credit risk are discussed in the footnote on commitments and credit risk.

                              SAC RIVER VALLEY BANK

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 16:    COMMITMENTS AND CREDIT RISK

   Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

     The Bank had total outstanding letters of credit amounting to $686,000 and $800,000 at December 31, 1997 and 1996, respectively, with terms ranging from five months to five years.

   Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as it does for on-balance-sheet instruments.

   At December 31, 1997 and 1996, the Bank had granted unused lines of credit to borrowers aggregating approximately $4,375,000 and $6,735,000 for commercial lines and open-end consumer lines, respectively.


NOTE 17:    MERGER AGREEMENT

   On April 9, 1998, the Bank entered into a letter of intent to merge with Liberty Bancshares, Inc., a Missouri based one-bank holding company with approximately $80 million in total assets. The agreement formulates a transaction whereby all of the outstanding stock of Sac River Valley Bank would be exchanged for shares of Liberty Bancshares, Inc. The merger is subject to regulatory and shareholder approval and, if approved, is anticipated to occur in late 1998.

                  LIBERTY BANCSHARES, INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                                                           JUNE 30, 1998
                                                          (IN THOUSANDS)
                                                            (UNAUDITED)

                                                   Liberty
                                                 Bancshares,         Sac River          Pro Forma
                                                    Inc.            Valley Bank         Adjustment            Pro Forma
                                               ---------------     ---------------    ---------------      ---------------
         ASSETS
Earning Assets:
   Loans - net                                $         79,167    $         64,038   $             --     $        143,205
   Securities available-for-sale                        16,172              11,775                 --               27,947
   Other earning assets                                     --              11,938             (2,000)(1)            9,938
                                              ----------------    ----------------   ----------------     ----------------
         Total Earning Assets                           95,339              87,751             (2,000)             181,090
                                                                                                  (19)(1)
                                                                                                4,198(2)
   Other                                                16,123               3,203             (4,857)(3)           18,648
                                              ----------------    ----------------   ----------------     ----------------

         Total Assets                         $        111,462    $         90,954   $         (2,678)    $        199,738
                                              ================    ================   ================     ================

   LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
   Interest checking                          $         19,178    $         18,420   $             --     $         37,598
   Certificates of deposit and other                    57,008              50,228                 --              107,236
                                              ----------------    ----------------   ----------------     ----------------
         Total Interest Bearing Deposits                76,186              68,648                 --              144,834

Other interest bearing liabilities                      14,095               5,678             (2,000)(1)           20,573
                                                            --                  --              2,800(4)                --
                                              ----------------    ----------------   ----------------     ----------------
         Total Interest Bearing Liabilities             90,281              74,326                800              165,407

Demand deposits                                         14,309               4,994                (19)(1)           19,284
                                              ----------------    ----------------   ----------------     ----------------
         Total Sources of Funds                        104,590              79,320                781              184,691
Other liabilities                                          550                 475                 --                1,025
                                              ----------------    ----------------   ----------------     ----------------
         Total Liabilities                             105,140              79,795                781              185,716
                                              ----------------    ----------------   ----------------     ----------------

Stockholders' Equity
                                                                                                  260(2)
   Common stock                                            511                 300               (300)(2)              771
   Capital surplus                                       5,256                 500             14,597(2)            12,696
                                                                                               (2,800)(4)
                                                                                               (4,857)(3)
   Retained earnings                                       564              10,342            (10,342)(2)              564
   Unrealized appreciation (depreciation)
     on available-for-sale securities                       (9)                 17                (17)(2)               (9)
                                              ----------------    ----------------   ----------------     ----------------
         Total Stockholders' Equity                      6,322              11,159             (3,459)              14,022
                                              ----------------    ----------------   ----------------     ----------------
         Total Liabilities and
              Stockholders' Equity            $        111,462    $         90,954   $         (2,678)    $        199,738
                                              ================    ================   ================     ================


See Notes to Pro Forma Condensed Consolidated Financial Statements

                   LIBERTY BANCSHARES, INC. AND SUBSIDIARIES

                   PRO FORMA CONDENSED CONSOLIDATED STATEMENTS
                OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                       Liberty
                                                     Bancshares,        Sac River         Pro Forma
                                                         Inc.          Valley Bank        Adjustment         Pro Forma
                                                     ----------        -----------        ----------         ---------
INTEREST INCOME
   Loans                                            $        2,956   $        2,826    $           --     $        5,782
   Available-for-sale securities                               426              548                --                974
   Held-to-maturity securities                                  --              164                --                164
   Federal funds sold and securities purchased
     under agreements to resell                                162              158                --                320
   Other                                                        --               24                --                 24
                                                    --------------   --------------    --------------     --------------
                                                             3,544            3,720                --              7,264
                                                    --------------   --------------    --------------     --------------
INTEREST EXPENSE
   Deposits                                                  1,728            1,565                --              3,293
   Federal funds purchased and securities sold
     under agreements to repurchase                            141              231                --                372
   Notes payable                                                84               --               108(5)             192
   Advances from Federal Home Loan Bank                         --               83                --                 83
                                                    --------------   --------------    --------------     --------------
                                                             1,953            1,879               108              3,940
                                                    --------------   --------------    --------------     --------------

NET INTEREST INCOME                                          1,591            1,841              (108)             3,324

PROVISION FOR LOAN LOSSES                                      227               --                --                227
                                                    --------------   --------------    --------------     --------------

NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES                                 1,364            1,841              (108)             3,097
                                                    --------------   --------------    --------------     --------------

NONINTEREST INCOME
   Service charges and fees                                    167              165                --                332
   Other income                                                  4               40                --                 44
                                                    --------------   --------------    --------------     --------------
                                                               171              205                --                376
                                                    --------------   --------------    --------------     --------------
NONINTEREST EXPENSE
   Salaries and employee benefits                              649              457                --              1,106
   Net occupancy expense                                        45               21                --                 66
   Equipment expense                                            60               23                --                 83
   Outside processing fees                                      66               92                --                158
   Other operating expenses                                    277              157               140(5)             574
                                                    --------------   --------------    --------------     --------------
                                                             1,097              750               140              1,987
                                                    --------------   --------------    --------------     --------------

INCOME BEFORE INCOME TAXES                                     438            1,296              (248)             1,486

PROVISION FOR INCOME TAXES                                     145              469               (40)(5)            574
                                                    --------------   --------------    --------------     --------------
NET INCOME                                          $          293   $          827    $         (208)    $          912
                                                    ==============   ==============    ==============     ==============
BASIC EARNINGS PER SHARE                            $          .60   $        82.72    $           --     $         1.08
                                                    ==============   ==============    ==============     ==============
WEIGHTED-AVERAGE NUMBER OF
   SHARES OUTSTANDING                                      489,190           10,000               --             844,350
                                                    ==============   ==============    ==============     ==============

See Notes to Pro Forma Condensed Consolidated Financial Statements

                   LIBERTY BANCSHARES, INC. AND SUBSIDIARIES

                   PRO FORMA CONDENSED CONSOLIDATED STATEMENTS
             OF INCOME FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                         Liberty
                                                        Bancshares,       Sac River          Pro Forma
                                                           Inc.          Valley Bank        Adjustment         Pro Forma
                                                       -------------     -------------    -------------       -------------
INTEREST INCOME
   Loans                                              $        3,131    $        5,470   $           --      $        8,601
   Available-for-sale securities                                 283             1,264               --               1,547
   Held-to-maturity securities                                    --               290               --                 290
   Federal funds sold and securities purchased
     under agreements to resell                                  534               302               --                 836
   Deposits with banks                                            --                33               --                  33
                                                      --------------    --------------   --------------      --------------
                                                               3,948             7,359               --              11,307
                                                      --------------    --------------   --------------      --------------
INTEREST EXPENSE
   Deposits                                                    1,926             3,024               --               4,950
   Federal funds purchased and securities sold
     under agreements to repurchase                              121               627               --                 748
   Notes payable                                                  84                --              227(5)              311
                                                      --------------    --------------   --------------      --------------
                                                               2,131             3,651              227               6,009
                                                      --------------    --------------   --------------      --------------

NET INTEREST INCOME                                            1,817             3,708             (227)              5,298

PROVISION FOR LOAN LOSSES                                        447                30               --                 477
                                                      --------------    --------------   --------------      --------------

NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES                                   1,370             3,678             (227)              4,821
                                                      --------------    --------------   --------------      --------------

NONINTEREST INCOME
   Service charges and fees                                      171               267               --                 438
   Other income                                                   30                36               --                  66
                                                      --------------    --------------   --------------      --------------
                                                                 201               303               --                 504
                                                      --------------    --------------   --------------      --------------
NONINTEREST EXPENSE
   Salaries and employee benefits                                671               832               --               1,503
   Net occupancy expense                                          68                45               --                 113
   Equipment expense                                              81                51               --                 132
   Outside processing fees                                        --               305               --                 305
   Other operating expenses                                      468               373              280(5)            1,121
                                                      --------------    --------------   --------------      --------------
                                                               1,288             1,606              280               3,174
                                                      --------------    --------------   --------------      --------------

INCOME BEFORE INCOME TAXES                                       283             2,375             (507)              2,151

PROVISION FOR INCOME TAXES                                       117               791              (84)(5)             824
                                                      --------------    --------------   --------------      --------------

NET INCOME                                            $          166    $        1,584   $         (423)     $        1,327
                                                      ==============    ==============   ==============      ==============
BASIC EARNINGS PER SHARE                              $          .42    $       158.37   $           --      $         1.77
                                                      ==============    ==============   ==============      ==============
WEIGHTED-AVERAGE NUMBER OF
   SHARES OUTSTANDING                                        393,900            10,000               --             749,060
                                                      ==============    ==============   ==============      ==============

See Notes to Pro Forma Condensed Consolidated Financial Statements

                    LIBERTY BANCSHARES, INC. AND SUBSIDIARIES

               NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                   STATEMENTS




NOTE 1:     PRO FORMA PRESENTATION

   The unaudited pro forma combined financial statements assume a business transaction between Liberty Bancshares, Inc. (Bancshares) and Sac River Valley Bank (Sac River) (in the form of a merger) accounted for as a purchase. The pro forma condensed balance sheet combines Bancshares' and Sac River's unaudited balance sheets at June 30, 1998, giving effect to the merger as if such transaction had occurred as of that date. The pro forma condensed consolidated statements of income combine Bancshares historical consolidated statements of income for the unaudited three-month period as of June 30, 1998, and the year ended December 31, 1997, with the corresponding Sac River historical statements of income for such periods, giving effect to the merger as if such transaction had happened at the beginning of the earliest period.

   The unaudited historical consolidated financial statement data of Bancshares as of June 30, 1998, and for the six months ended June 30, 1998, and the unaudited historical financial statements of Sac River as of June 30, 1998, and for the six months ended June 30, 1998, have been prepared on the same basis as the historical information derived from audited financial statements, and in the opinion of their respective managements, reflects all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for such periods.

   The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the actual operating results or financial position of the combined entity that would have been achieved had the merger been consummated at the dates presented, nor is it necessarily indicative of the combined entity's future operating results or financial position. The unaudited pro forma condensed financial statements do not incorporate any benefits from cost savings or synergies of operations of the combined entity that may occur. Bancshares and Sac River anticipate incurring direct transaction costs and integration costs related to the merger.

   The pro forma condensed financial statements are based on the historical consolidated financial statements of Bancshares and notes thereto and the historical financial statements of Sac River and the notes thereto, and should be read in conjunction with the financial statements of Bancshares and Sac River included elsewhere in this Form S-4 filing.

                   LIBERTY BANCSHARES, INC. AND SUBSIDIARIES

               NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                   STATEMENTS





NOTE 1:     PRO FORMA PRESENTATION (CONTINUED)

   Although the pro forma condensed financial statements shown are subject to change when the proposed transaction is consummated, final adjustments are not expected to be material to the pro forma financial statements shown. Certain factors may change, however, depending on the length of time it takes the transaction to be consummated.


NOTE 2:     PRO FORMA BALANCE SHEET ADJUSTMENTS

   The following pro forma balance sheet adjustments were made in the pro forma condensed consolidated financial statements.

                                                                                   Debit        Credit
                                                                                   -----        ------

     1.  Demand deposits                                                           $   19       $
         Other interest bearing liabilities                                         2,000
              Other earning assets                                                               2,000
              Other assets                                                                          19

         To eliminate interbank items (repo agreement and DDA account).

     2.  Retained earnings                                                         10,342
         Common stock                                                                 300
         Other assets                                                               4,198
         Unrealized appreciation on AFS securities                                     17
              Capital surplus                                                                   14,597
              Common stock                                                                         260

         To record reclassification of Sac River Valley Bank equity accounts to surplus and issuance of Bancshares common stock.

     3.  Capital surplus                                                            4,857
              Other assets                                                                       4,857

         To record payment of cash to Sac River shareholders by Bancshares.


                    LIBERTY BANCSHARES, INC. AND SUBSIDIARIES

               NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                   STATEMENTS


NOTE 2:     PRO FORMA BALANCE SHEET ADJUSTMENTS (CONTINUED)

                                                                                      Debit               Credit
                                                                                      -----               ------

     4.     Capital surplus                                                         $    2,800           $
              Other interest-bearing liabilities                                                             2,800

             To record estimated cash out of approximately 28% of Sac River shareholders funded by borrowings on note payable. The borrowing has an interest rate of 8.375%, which is fixed for the first three years. The borrowing will be amortized over a 10-year period.







NOTE 3:     PRO FORMA INCOME STATEMENT ADJUSTMENTS

    The pro forma income statement adjustment shown in the pro forma condensed consolidated financial statements and denoted by a (5) reflects goodwill amortization as if the transaction had occurred as of the beginning of the applicable period presented. The goodwill will be amortized on a straight-line basis over fifteen years. The adjustment also reflects interest expense (net of related income taxes) for debt to be issued.


NOTE 4:     CALCULATION OF GOODWILL

    As stated in Note 1, the pending merger is accounted for utilizing the purchase method of accounting and, accordingly, the net assets of Sac River are adjusted to fair value. The components of the transaction assumed in the pro forma condensed consolidated balance sheet are outlined as follows:

         Cash paid                               $      4,857,000
         Debt origination                               2,800,000
         Issuance of common stock                       7,700,000
                                                 ----------------
                                                       15,357,000
         Historical book value of Sac River           (11,159,000)
         Excess of cost over fair value of net
         assets acquired                         $      4,198,000
                                                 ================

                    LIBERTY BANCSHARES, INC. AND SUBSIDIARIES

               NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                   STATEMENTS



NOTE 4:     CALCULATION OF GOODWILL (CONTINUED)

    The number of shares expected to be issued for the transaction is 260,450 shares of Bancshares stock, which is the difference between the number of Sac River's total shares outstanding (10,000 shares) and the number of shares for which it is expected the holder will exercise the cash option (2,667 shares), multiplied by the exchange ratio of 35.516 shares of Bancshares stock for each share of Sac River stock. The value assigned to the shares to be issued is $29.56 per share, which is the equivalent cash price to be paid to Sac River shareholders exercising the cash option.

    The fair value of the identifiable assets acquired and the liabilities assumed by Bancshares at the transaction date are expected to materially approximate their book values. Therefore, the excess cost over fair value of net assets acquired has been allocated entirely to goodwill.

                         Form S-4 Registration Statement


                                GLOSSARY OF TERMS



         1. BANCSHARES: Liberty Bancshares, Inc.

         2. BANCSHARES ARTICLES: The articles of incorporation of Liberty Bancshares, Inc., as amended.

         3. BANCSHARES BY-LAWS: The By-laws of Liberty Bancshares, Inc., as amended.

         4. BANCSHARES COMMON STOCK: Common Stock, $5.00 par value per share, of Liberty Bancshares, Inc.

         5. BHCA: Bank Holding Company Act of 1956, as amended.

         6. COMMISSION: Securities and Exchange Commission.

         7. DIVISION OF FINANCE: Missouri Division of Finance.

         8. DIVISION OF FINANCE APPLICATIONS: Applications to be filed with the Division of Finance for approval of the Merger.

         9. EFFECTIVE TIME: The time at which the Merger becomes effective, immediately upon filing of the Merger Agreement with the Division of Finance.

         10. ESOP: Sac River Valley Bank's Employee Stock Option Plan, adopted in 1989.

         11. EXCHANGE ACT: Securities Exchange Act of 1934, as amended.

         12. FDIA: Federal Deposit Insurance Act.

         13. FDIC: Federal Deposit Insurance Corporation.

         14. FDIC APPLICATION: Application to be filed with the FDIC for approval of the Merger.

         15. FRB APPLICATION: Application to be filed with the FRS Board for approval of the Merger.

         16. FRS: Federal Reserve System.

         17. FRS BOARD: Board of Governors of the Federal Reserve System.

         18. ISO PLAN: Liberty Bank's Incentive Stock Option Plan, adopted in 1995.

         19. LIBERTY: Liberty Bank.

                               INDEX TO APPENDICES




APPENDIX A: AGREEMENT AND PLAN OF MERGER [WILL BE IN THE FORM OF EXHIBIT 2.1 ATTACHED TO THE ORIGINAL FILING.]

APPENDIX B: TAX OPINION [WiLL BE IN THE FORM OF EXHIBIT 8.1]

APPENDIX C: MISSOURI REVISED STATUTES SECTION 362.730

                                   APPENDIX C


362.730.  DISSENTING STOCKHOLDER MAY RECEIVE REASONABLE VALUE OF HIS STOCK-
            LIMITATION, PETITION, HEARING, APPOINTMENT OF APPRAISERS

1. If any merger or consolidation takes effect under the provisions of sections
362.610 to 362,810, then the holder of any stock, with or without voting rights, of any corporation which is a party to the agreement not voting in favor of the agreement to merge or consolidate at the stockholders' meeting aforesaid shall be entitled to receive from the receiving corporation, in case of a merger or from the consolidated corporation in case of a consolidation, the reasonable value of his stock at the time of the merger or consolidation, which value shall be determined in the following manner:

         (1) Within sixty days after the taking effect of the merger or consolidation, the dissenting stockholder may apply to the circuit court of the county wherein the principal place of business of the receiving corporation, in case of a merger, or the consolidated corporation, in case of a consolidation, is located, by petition for the appointment of appraisers to value his stock;

         (2) At any time during the above named sixty days any other dissenting stockholder or stockholders, in any corporation which is a party to the agreement, may file his or their petition in the court wherein the proceeding is pending for the determination of the value of their respective shares of stock affected by the merger or consolidation;

         (3) Any stockholder who does not become a party to such proceeding within the time herein prescribed shall be conclusively presumed to have assented to the merger or consolidation and shall be bound thereby as fully and as firmly as if he had voted therefor.

2. Within five days after the expiration of the period of sixty days, the court wherein the proceeding is pending shall issue an order in which it shall fix the time and place of the hearing under the petition or petitions then pending, which shall not be more than twenty days after the issuance of the order. The court shall cause to be served upon each party, or his attorney of record, at last ten days before the hearing, a copy of the order fixing the time and place of hearing. The hearing shall be before the court, and at the hearing the court shall cause all petitions filed in the cause to be consolidated, and if the court finds that each of the parties to the proceedings has been notified of the time and place of hearing at least ten days before the hearing, then the court shall appoint three disinterested householders of the county in which the proceeding is pending, not related to either of the parties to the proceeding, as appraisers to ascertain and determine the value of the shares of stock of the dissenting stockholders, and upon the appointment, the court shall fix the time and place of the first meeting of the appraisers; each of the appraisers shall qualify by taking and subscribing an oath that he will faithfully and impartially discharge the duties imposed upon him and will render a true appraisement of the value of the stock of the dissenting stockholders in the proceeding. Should any appraiser fail to qualify or serve, the court shall, by an order duly entered, fill such vacancy.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         See pages 40 and 74 of the Proxy Statement-Prospectus.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) The exhibits filed as part of this Pre-Effective Amendment No. 1 are listed on the exhibit index set forth on page II-3.
         (b) The financial statement schedules are set forth on page LF-1 through 22, SF-1 through 19, and PF-1 through PF-7.


ITEM 22.  UNDERTAKINGS

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Missouri, on September 15, 1998.


                                             LIBERTY BANCSHARES, INC.

                                             By: /s/ Gary E. Metzger
                                                --------------------------------
                                                 Gary E. Metzger
                                                 President and Chairman


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on September 15, 1998.




         Signatures                                         Title

/s/  Gary E. Metzger                         President and Chairman
--------------------------------             (Principal Executive Officer)
Gary E. Metzger

/s/  Ron McDowell                            Senior Vice President,
--------------------------------             (Principal Financial Officer)
Ron McDowell

/s/  William P. Gaut
--------------------------------
William P. Gaut                              Director

/s/  Lyle D. Graesser
--------------------------------
Lyle D. Graesser                             Director

/s/  Kenneth E. Hamilton
--------------------------------
Kenneth E. Hamilton                          Director

/s/  Howard Jackson Hoke
--------------------------------
Howard Jackson Hoke                          Director

/s/  Dixie F. Letsch
--------------------------------
Dixie F. Letsch                              Director

/s/  Richard A. Pendleton
--------------------------------
Richard A. Pendleton                         Director

/s/  Wayne A. Scheer
--------------------------------
Wayne A. Scheer                              Director

/s/  Patricia L. Sechler
--------------------------------
Patricia L. Sechler                          Director

/s/  Charles Talbert Wooten, Jr.
--------------------------------
Charles Talbert Wooten, Jr.                  Director

                                  EXHIBIT INDEX


NO.               TITLE


5.1               Opinion Regarding Legality

8.1               Opinion Regarding Tax Matters

23.1              Consent of Baird, Kurtz & Dobson - Liberty Bancshares, Inc.

23.2              Consent of Baird, Kurtz & Dobson - Sac River Valley Bank

23.3              Consent of Husch & Eppenberger, LLC, is included in Exhibit
                  5.1

99.5              Form of Election Notice

                              SAC RIVER VALLEY BANK

                        THIS PROXY IS SOLICITED ON BEHALF

                            OF THE BOARD OF DIRECTORS


         The undersigned shareholder of Sac River Valley Bank (the "Bank") hereby appoints Garry L. Robinson with power of substitution, as proxy to cast all votes which the undersigned shareholder is entitled to cast at the Special meeting of shareholders (the "special Meeting") to be held on Tuesday, November 10, 1998 at 9:00 a.m., local time, at the offices of the Bank, 14 Public Square, Stockton, Missouri, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

         This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the President of the Bank either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement.

         1. Approval of Agreement and Plan of Merger between Liberty Bancshares, Inc., Liberty Bank and Sac River Valley Bank.

            FOR               AGAINST            ABSTAIN

            [ ]                 [ ]                [ ]

         2. In their discretion, the proxy's are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.

         If you receive more than one proxy card, please sign and return ALL cards in the accompanying envelope.

         Date: __________________________________________________

         ________________________________________________________
         Signature of Shareholder or Authorized Representative

         Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. Only one signature is required in the case of stock ownership in the name of two or more persons, but all should sign if possible.